Exhibit 10.96

SIXTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT,

SECOND AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

AND

FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Second Amendment to Amended and Restated Security Agreement and First Amendment to Amended and Restated Pledge Agreement (this “Amendment”) is dated as of November 23, 2021, and effective in accordance with Section 6 below, by and among TTEC HOLDINGS, INC. (formerly known as TeleTech Holdings, Inc.), a Delaware corporation (the “US Borrower” or the “Administrative Borrower”, as applicable), certain subsidiaries of the Administrative Borrower party hereto, the financial institutions party hereto as Lenders (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders party to the Credit Agreement (as defined below) (“Agent”).

STATEMENT OF PURPOSE:

WHEREAS, the Borrowers, the financial institutions party thereto prior to the effectiveness of this Amendment (the “Existing Lenders”) and Agent are parties to the Amended and Restated Credit Agreement dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with this Amendment, the Borrowers have invited certain Persons party hereto to become Lenders (such persons, the “Joining Lenders” and together with the Existing Lenders party hereto, collectively, the “Lenders”);

WHEREAS, the Administrative Borrower, the Agent and certain subsidiaries of the Administrative Borrower are parties to the Amended and Restated Security Agreement dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, the Administrative Borrower and the Agent are parties to the Amended and Restated Pledge Agreement dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”);

WHEREAS, the Borrowers have requested, and subject to the terms and conditions set forth herein, Agent and the Lenders have agreed, to certain amendments to the Credit Agreement, Security Agreement and Pledge Agreement as more specifically set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                   Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

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2.                   Amendments to Credit Agreement. As of the Sixth Amendment Effective Date (as defined below), subject to the terms and conditions hereof, the parties hereto agree that the Credit Agreement is amended as follows:

(a)                General Amendments to Credit Agreement. The body of the Credit Agreement is hereby amended to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (b) to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (c) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the Credit Agreement attached hereto as Annex A;

(b)                Amendment to Exhibits. Exhibit J to the Credit Agreement is hereby deleted in its entirety;

(c)                Amendment to Schedules. Schedules 1, 2, 3, 5.8, 5.9, 6.1, 6.4, 6.9, 6.11, 6.16, and 6.18 to the Credit Agreement are hereby amended and restated in their entirety in the forms attached hereto as Annex B.

3.                   Amendment to Security Agreement. As of the Sixth Amendment Effective Date and subject to the terms and conditions hereof, the parties hereto agree that the second to last sentence in Section 14.2 of the Security Agreement is amended and restated as follows:

“After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Agent shall apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in accordance with Section 8.7(b) of the Credit Agreement.”

4.                   Amendment to Pledge Agreement. As of the Sixth Amendment Effective Date and subject to the terms and conditions hereof, the parties hereto agree that the third to last sentence in Section 6.3 of the Pledge Agreement is amended and restated as follows:

“After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Agent shall apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in accordance with Section 8.7(b) of the Credit Agreement.”

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5.                   Joinder of Joining Lenders; Revised Commitments and Commitment Percentages; Reallocation of Outstanding Loans.

(a)                Each Joining Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets the requirements of an Eligible Transferee under the Credit Agreement (subject to such consents, if any, as may be required under Section 11.10(a)(iii) of the Credit Agreement), (C) from and after the Sixth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder with the Commitments applicable to such Joining Lender as set forth on Annex B attached hereto (as such Commitments may be modified at any time or from time to time pursuant to the terms of the Loan Documents), (D) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and either it, or the Person exercising discretion in making its decision to acquire its Commitments, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire its Commitments, (F) it has, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to acquire its Commitments, and (G) if it is a Foreign Lender, it has delivered to the Agent and the Borrowers any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Joining Lender; (ii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the term thereof, together with such powers as are incidental thereto and (iii) agrees that (A) it will, independently and without reliance upon the Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. On and after the Sixth Amendment Effective Date, all references to the “Lenders” in the Credit Agreement and the other Loan Documents shall be deemed to include the Joining Lenders.

(b)                Each Lender party hereto acknowledges and agrees that its Commitments and Commitment Percentages as of the Sixth Amendment Effective Date (after giving effect to this Amendment) are set forth on Schedule 1 in Annex B attached hereto. Each of the parties hereto acknowledges and agrees that, on the Sixth Amendment Effective Date, any outstanding Loans shall be reallocated among the Lenders in accordance with their respective Commitment Percentages with respect to the Revolving Credit Commitment set forth on Schedule 1 in Annex B attached hereto and the requisite assignments shall be deemed to be made in such amounts among the Lenders (including any Existing Lenders not party hereto) to the extent necessary to make such reallocation, with the same force and effect as if such assignments were evidenced by applicable Assignment Agreements, but without the payment of any related assignment fee, and the applicable Lenders shall make full cash settlement with one another, either directly or through the Agent, as the Agent may direct or approve, with respect to such reallocations.

(c)                Notwithstanding anything to the contrary in the Credit Agreement, (i) no other documents or instruments, including any Assignment Agreement, shall be executed in connection with any assignments (all of which requirements are hereby waived) necessary to achieve the allocations of Commitments and Commitment Percentages set forth on Schedule 1 in Annex B attached hereto and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment Agreement and (ii) the reallocation of Loans contemplated by Section 5(b) above shall not give rise to any obligation of any Borrower to make any payment under Section 3.3 of the Credit Agreement.

6.                   Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the satisfaction of each of the following conditions to the reasonable satisfaction of Agent (such date the “Sixth Amendment Effective Date”):

(a)    Executed Amendment. Agent shall have received counterparts of this Amendment duly executed by Agent, each of the Lenders and by an Authorized Officer of the Administrative Borrower and each Credit Party;

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(b)    US Borrower Revolving Credit Notes. Agent shall have received a Revolving Credit Note executed by the US Borrower in favor of each Revolving Lender that has requested a Revolving Credit Note at least two Business Days in advance of the effective date hereof;

(c)    Officer’s Certificate of each Credit Party. Agent shall have received an officer’s certificate for each Credit Party attaching copies of (i) the resolutions of the board of directors (or comparable official body) of such Credit Party evidencing approval of the execution and delivery of this Amendment and the execution of other Related Writings to which such Credit Party is a party, (ii) the Organizational Documents of such Credit Party certified on or about the date hereof by the Secretary of State or comparable entity in the state or states where such Credit Party is incorporated or formed (or a representation by an Authorized Officer of such Credit Party that the copies of such Organizational Documents previously provided to Agent have not been amended, supplemented or otherwise modified) and (iii) a good standing certificate or full force and effect certificate, as the case may be, for each Credit Party (dated no earlier than thirty (30) days prior to the date hereof) from the Secretary of State or comparable entity in the state or states where such Credit Party is incorporated or formed;

(d)    Legal Opinions. Agent shall have received opinions of counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent;

(e)    No Default or Event of Default. No Default or Event of Default has occurred and is continuing as of the Sixth Amendment Effective Date or after giving pro forma effect to this Amendment;

(f)     Representations and Warranties. All of the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the Sixth Amendment Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;

(g)    Payoff of Term Loan. The Borrowers shall have terminated (or shall concurrently terminate) the Term Loan Commitments, and paid (or shall concurrently pay) in full all Indebtedness, interest, fees and other amounts outstanding under the Term Loan, and each of the Term Loan Lenders hereby waives any requirement of prior notice to the termination of the commitments or prepayment of any amounts thereunder; and

(h)    Fees and Expenses. Payment of (i) all fees and expenses of Agent, Wells Fargo Securities, LLC and their counsel required to be paid on the Sixth Amendment Effective Date and (ii) all fees to the Lenders required to be paid on the Sixth Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 6, the Agent and each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Sixth Amendment Effective Date specifying its objection thereto.

7.                   Representations and Warranties. By its execution hereof, each Credit Party hereby represents and warrants to Agent and the Lenders that, as of the date hereof after giving effect to this Amendment:

(a)       each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

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(b)       no Default or Event of Default has occurred and is continuing as of the date hereof or after giving pro forma effect to this Amendment;

(c)       it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and to perform and observe the provisions of this Amendment;

(d)       this Amendment has been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(e)       the execution, delivery and performance of this Amendment do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 of the Credit Agreement) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

8.                   Effect of this Amendment. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties, on the one hand, and Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. References in the Security Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Security Agreement” shall be deemed to be references to the Security Agreement as modified hereby. References in the Pledge Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Pledge Agreement” shall be deemed to be references to the Pledge Agreement as modified hereby.

9.                   Reaffirmations. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

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10.               Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF BORROWERS, AGENT, AND THE LENDERS SHALL BE GOVERNED BY NEW YORK LAW, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

11.               Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

12.               Electronic Transmission. Delivery of this Amendment by facsimile, telecopy or pdf shall be effective as delivery of a manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.

13.               Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Amendment, the Administrative Borrower and Agent shall treat (and the Lenders hereby authorize Agent to treat) the Credit Agreement (as amended by this Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

14.               Minnesota Opinion. On or prior to December 10, 2021 (or such later date as may be agreed to by Agent in its sole discretion), Agent shall have received an opinion of Minnesota counsel for Avtex Solutions, LLC, a Minnesota limited liability company, in form and substance reasonably satisfactory to Agent.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

ADMINISTRATIVE BORROWER:

TTEC HOLDINGS, INC., as Borrower

By:	/s/
Name:	Regina M. Paolillo
Title:	Executive Vice President

TTEC Holdings, Inc.
Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security
Agreement and First Amendment to Amended and Restated Pledge Agreement
Signature Page

TTEC SERVICES CORPORATION, as Guarantor of Payment

By:	/s/
Name:	Regina M. Paolillo
Title:	EVP & Chief Financial Officer

TTEC DIGITAL, LLC, as Guarantor of Payment

By:	/s/
Name:	Regina M. Paolillo
Title:	EVP & Chief Financial Officer

TTEC GOVERNMENT SOLUTIONS, LLC, as Guarantor of Payment

By:	/s/
Name:	Regina M. Paolillo
Title:	EVP & Chief Financial Officer

TELETECH SOUTH AMERICA HOLDINGS, LLC, as Guarantor of Payment

By:	/s/
Name:	Regina M. Paolillo
Title:	EVP & Chief Financial Officer

TTEC HEALTHCARE SOLUTIONS, INC., as Guarantor of Payment

By:	/s/
Name:	Regina M. Paolillo
Title:	EVP & Chief Financial Officer

MOTIF, INC., as Guarantor of Payment

By:	/s/
Name:	Regina M. Paolillo
Title:	EVP & Chief Financial Officer

TTEC Holdings, Inc.
Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security
Agreement and First Amendment to Amended and Restated Pledge Agreement
Signature Page

AVTEX SOLUTIONS, LLC, as Guarantor of Payment

By:	/s/
Name:	George Demou
Title:	President & Chief Executive Officer

AVTEX SOLUTIONS HOLDINGS, LLC, as Guarantor of Payment

By:	/s/
Name:	George Demou
Title:	President & Chief Executive Officer

TTEC Holdings, Inc.
Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security
Agreement and First Amendment to Amended and Restated Pledge Agreement
Signature Page

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, Swing Line Lender, Fronting Lender and Lender

By:	/s/
Name:	Patrick McCormack
Title:	Senior Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

BANK OF AMERICA, N.A., as Lender

By:	/s/
Name:	John Sletten
Title:	Senior Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/
Name:	Dana Kerpsack
Title:	Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/
Name:	Glenn Leyrer
Title:	Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

BANK OF THE WEST, as Lender

By:	/s/
Name:	Robert J. Likos
Title:	Managing Director

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/
Name:	Allyn A. Coskun
Title:	Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

CITIBANK, N.A., as Joining Lender

By:	/s/
Name:	Tony Sood
Title:	Senior Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/
Name:	Darren Santos
Title:	Senior Vice President - 22672

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

THE NORTHERN TRUST COMPANY, as Lender

By:	/s/
Name:	Daniel Hintzen
Title:	Senior Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

Commerce Bank, as Joining Lender

By:	/s/
Name:	Kyle Area
Title:	Senior Vice President

TTEC Holdings, Inc.

Sixth Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Security

Agreement and First Amendment to Amended and Restated Pledge Agreement

Signature Page

ANNEX A

Amended and Restated Credit Agreement

See attached.

ANNEX B

Amended Schedules to Amended and Restated Credit Agreement

See attached.

ANNEX A TO ~~FIFTH~~SIXTH AMENDMENT

Published Revolver CUSIP Number: 87952JAF0

~~Published Term Loan CUSIP Number: 87952JAG8~~

Published Transaction CUSIP Number: 87952JAE3

AMENDED AND RESTATED CREDIT AGREEMENT
(as amended by the First Amendment dated as of February 11, 2016, the Second Amendment dated as of February 27, 2017,
the Third Amendment and Incremental Increase Agreement dated as of October 30, 2017,

the Fourth Amendment dated as of February 14, 2019 ~~and~~,
the Fifth Amendment dated as of March 25, 2021 and the Sixth Amendment dated as of November 23, 2021)

among

TTEC HOLDINGS, INC. (formerly known as TeleTech Holdings, Inc.),

as US Borrower

and

THE FOREIGN BORROWERS NAMED HEREIN,

collectively, as Borrowers

THE LENDERS NAMED HEREIN,

as Lenders

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swing Line Lender and Fronting Lender

~~BANK OF AMERICA, N.A.,~~

~~BANK OF THE WEST,~~

~~HSBC BANK USA, NATIONAL ASSOCIATION,~~
~~and~~
~~U.S. BANK, NATIONAL ASSOCIATION~~

~~each as Syndication Agent~~

~~KEYBANK NATIONAL ASSOCIATION,~~
~~and~~
~~PNC BANK, NATIONAL ASSOCIATION~~
~~each as Documentation Agent~~

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

PNC BANK, NATIONAL ASSOCIATION,

U.S. BANK, NATIONAL ASSOCIATION,

and

BANK OF THE WEST,

as Joint Lead Arrangers and Joint Bookrunners

~~HSBC~~ BANK ~~USA~~OF AMERICA, N.A.,

PNC BANK, NATIONAL ASSOCIATION,
~~and~~

U.S. BANK, NATIONAL ASSOCIATION,

and
BANK OF THE WEST

~~as Joint Lead Arrangers and Joint Bookrunners~~

each as Syndication Agent

KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent

dated as of
June 3, 2013

Page

ARTICLE I. DEFINITIONS		2
Section 1.1	Definitions	2
Section 1.2	Accounting Terms	~~33~~46
Section 1.3	Terms Generally	~~34~~47
Section 1.4	Confirmation of Recitals	~~34~~47
Section 1.5	Divisions	~~34~~47
Section 1.6	Rates	~~34~~48
Section 1.7	Exchange Rates; Currency Equivalents	48
Section 1.8	Change of Currency	49
ARTICLE II. AMOUNT AND TERMS OF CREDIT		~~34~~49
Section 2.1	Amount and Nature of Revolving Credit	~~34~~49
Section 2.2	Revolving Credit Commitment	~~35~~50
~~Section 2.2A~~	~~Term Loan Commitment~~	~~55~~
Section 2.3	Interest	~~40~~55
Section 2.4	Evidence of Indebtedness	~~42~~56
Section 2.5	Notice of Credit Event; Funding of Loans	~~42~~57
Section 2.6	Payment on Loans and Other Obligations	~~44~~59
Section 2.7	Prepayment	~~45~~60
Section 2.8	Commitment and Other Fees	~~46~~61
Section 2.9	Modifications to Commitment	~~47~~62
Section 2.10	Computation of Interest and Fees	~~49~~64
Section 2.11	Mandatory Payments	~~49~~64
Section 2.12	Liability of Borrowers	~~49~~64
Section 2.13	Addition of Foreign Borrowers and Foreign Guarantors of Payment	~~51~~66
Section 2.14	Grant of Additional Security Interests from US Borrower and Domestic Guarantors of Payment	~~53~~68
Section 2.15	Extension of Revolving Credit Maturity Date	~~54~~69
ARTICLE III. GENERAL LOAN PROVISIONS		~~55~~70
Section 3.1	Increased Costs	~~55~~70
Section 3.2	Taxes	~~56~~71
Section 3.3	Funding Losses	~~60~~75
Section 3.4	Mitigation Obligations; Replacement of Lenders	~~60~~75

(continued)

Page

Section 3.5	~~Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate 62~~Changed Circumstances	76
Section 3.6	Discretion of Lenders as to Manner of Funding	~~63~~83
Section 3.7	Cash Collateral	~~63~~83
Section 3.8	Defaulting Lenders	~~64~~84
ARTICLE IV. CONDITIONS PRECEDENT		~~66~~86
Section 4.1	Conditions to Each Credit Event	~~66~~86
Section 4.2	Conditions to the First Credit Event	~~67~~87
ARTICLE V. COVENANTS		~~68~~89
Section 5.1	Insurance	~~68~~89
Section 5.2	Money Obligations	~~69~~89
Section 5.3	Financial Statements and Information	~~69~~89
Section 5.4	Financial Records	~~70~~90
Section 5.5	Franchises; Change in Business	~~71~~91
Section 5.6	ERISA Pension and Benefit Plan Compliance	~~71~~91
Section 5.7	Financial Covenants	~~72~~92
Section 5.8	Indebtedness	~~72~~93
Section 5.9	Liens	~~74~~95
Section 5.10	Regulations T, U and X	~~75~~96
Section 5.11	Investments, Loans and Guaranties	~~76~~96
Section 5.12	Merger and Sale of Assets	~~77~~97
Section 5.13	Acquisitions	~~78~~99
Section 5.14	Notice	~~79~~99
Section 5.15	Restricted Payments	~~79~~100
Section 5.16	Environmental Compliance	~~79~~100
Section 5.17	Affiliate Transactions	~~80~~101
Section 5.18	Use of Proceeds	~~80~~101
Section 5.19	Corporate Names	~~80~~101
Section 5.20	Lease Rentals	~~80~~101
Section 5.21	Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest	~~81~~101
Section 5.22	Restrictive Agreements	~~82~~103
Section 5.23	Pari Passu Ranking	~~83~~104
Section 5.24	Guaranty Under Material Indebtedness Agreement	~~83~~104

(continued)

Section 5.25	Amendment of Organizational Documents	~~83~~104
Section 5.26	Fiscal Year of Borrowers	~~83~~104
Section 5.27	Further Assurances	~~84~~104
Section 5.28	Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions	~~84~~104
ARTICLE VI. REPRESENTATIONS AND WARRANTIES		~~84~~105
Section 6.1	Corporate Existence; Subsidiaries; Foreign Qualification	~~84~~105
Section 6.2	Corporate Authority	~~85~~105
Section 6.3	Compliance with Laws and Contracts	~~85~~105
Section 6.4	Litigation and Administrative Proceedings	~~86~~106
Section 6.5	Title to Assets	~~86~~106
Section 6.6	Liens and Security Interests	~~86~~107
Section 6.7	Tax Returns	~~86~~107
Section 6.8	Environmental Laws	~~86~~107
Section 6.9	Locations	~~87~~107
Section 6.10	Continued Business	~~87~~107
Section 6.11	Employee Benefits Plans	~~87~~108
Section 6.12	Consents or Approvals	~~88~~109
Section 6.13	Solvency	~~88~~109
Section 6.14	Financial Statements	~~88~~109
Section 6.15	Regulations	~~89~~109
Section 6.16	Material Agreements	~~89~~110
Section 6.17	Intellectual Property	~~89~~110
Section 6.18	Insurance	~~89~~110
Section 6.19	Deposit and Securities Accounts	~~89~~110
Section 6.20	Accurate and Complete Statements	~~89~~110
Section 6.21	Investment Company; Other Restrictions~~.~~	~~90~~ 110
Section 6.22	Defaults	~~90~~110
ARTICLE VII. EVENTS OF DEFAULT		~~90~~111
Section 7.1	Payments	~~90~~111
Section 7.2	Special Covenants	~~90~~111
Section 7.3	Other Covenants	~~90~~111
Section 7.4	Representations and Warranties	~~90~~111

(continued)

Page

Section 7.5	Cross Default	~~90~~111
Section 7.6	ERISA Default	~~91~~111
Section 7.7	Change in Control	~~91~~111
Section 7.8	Judgments	~~91~~111
Section 7.9	Security	~~91~~112
Section 7.10	Validity of Loan Documents	~~91~~112
Section 7.11	Insolvency Events	~~91~~112
ARTICLE VIII. REMEDIES UPON DEFAULT		~~92~~113
Section 8.1	Optional Defaults	~~92~~113
Section 8.2	Automatic Defaults	~~92~~113
Section 8.3	Letters of Credit	~~93~~113
Section 8.4	Offsets	~~93~~114
Section 8.5	Equalization Provisions	~~93~~114
Section 8.6	Other Remedies	~~94~~115
Section 8.7	Application of Proceeds	~~94~~115
ARTICLE IX. THE AGENT		~~95~~116
Section 9.1	Appointment and Authorization	~~96~~116
Section 9.2	Note Holders	~~96~~117
Section 9.3	Consultation With Counsel	~~96~~117
Section 9.4	Documents	~~96~~117
Section 9.5	Agent and Affiliates	~~96~~117
Section 9.6	Knowledge or Notice of Default	~~97~~117
Section 9.7	Action by Agent	~~97~~117
Section 9.8	Release of Collateral or Guarantor of Payment	~~97~~118
Section 9.9	Delegation of Duties	~~97~~118
Section 9.10	Indemnification of Agent	~~97~~118
Section 9.11	Successor Agent	~~98~~118
Section 9.12	Fronting Lender	~~98~~119
Section 9.13	Swing Line Lender	~~98~~119
Section 9.14	Agent May File Proofs of Claim	~~98~~119
Section 9.15	No Reliance on Agent’s Customer Identification Program	~~99~~119
Section 9.16	Other Agents	~~99~~120
Section 9.17	Erroneous Payments	120

(continued)

Page

ARTICLE X. GUARANTY		~~99~~121
Section 10.1	The Guaranty	~~99~~121
Section 10.2	Obligations Unconditional	~~100~~122
Section 10.3	Reinstatement	~~100~~123
Section 10.4	Certain Additional Waivers	~~101~~123
Section 10.5	Remedies	~~101~~123
Section 10.6	Guarantee of Payment; Continuing Guarantee	~~101~~123
Section 10.7	Payments	~~101~~123
ARTICLE XI. MISCELLANEOUS		~~101~~123
Section 11.1	Lenders’ Independent Investigation	~~101~~123
Section 11.2	No Waiver; Cumulative Remedies	~~101~~124
Section 11.3	Amendments, Waivers and Consents	~~101~~124
Section 11.4	Notices	~~103~~125
Section 11.5	Costs, Expenses and Documentary Taxes	~~104~~126
Section 11.6	Indemnification	~~104~~127
Section 11.7	Obligations Several; No Fiduciary Obligations	~~105~~127
Section 11.8	~~Execution in~~ Counterparts ~~105~~; Integration; Effectiveness; Electronic Execution	127
Section 11.9	Binding Effect; Borrowers’ Assignment	~~105~~128
Section 11.10	Lender Assignments; Participations	~~105~~129
Section 11.11	Patriot Act Notice	~~109~~132
Section 11.12	Severability of Provisions; Captions; Attachments	~~109~~132
Section 11.13	Investment Purpose	~~109~~132
Section 11.14	Entire Agreement	~~109~~132
Section 11.15	Limitations on Liability of the Fronting Lender	~~109~~133
Section 11.16	General Limitation of Liability	~~110~~133
Section 11.17	No Duty	~~110~~133
Section 11.18	Legal Representation of Parties	~~110~~133
Section 11.19	Judgment Currency	~~110~~133
Section 11.20	Governing Law; Submission to Jurisdiction	~~111~~134
Section 11.21	JURY TRIAL WAIVER	~~111~~134
Section 11.22	Confidentiality~~.~~	~~111~~ 135
Section 11.23	Amendment and Restatement; No Novation	~~112~~135

(continued)

Page

Section 11.24	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions~~.~~	~~113~~ 136
Section 11.25	Certain ERISA Matters	~~113~~136
Section 11.26	Acknowledgement Regarding Any Supported QFCs	137

Exhibits:

Exhibit A	Form of US Borrower Revolving Credit Note
Exhibit B	Form of Foreign Borrower Revolving Credit Note
Exhibit C	Form of Swing Line Note
Exhibit D	Form of Notice of Loan
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment and Assumption Agreement
Exhibit G	Form of Additional Foreign Borrower Assumption Agreement
Exhibit H	Form of Request for Extension
Exhibit I-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit I-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit I-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit I-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
~~Exhibit J~~	~~Form of Term Loan Note~~

Schedules:

Schedule 1	Commitments of Lenders
Schedule 2	Foreign Borrowers
Schedule 2.2	Existing Letters of Credit
Schedule 3	Guarantors of Payment
Schedule 5.8	Indebtedness
Schedule 5.9	Liens
Schedule 6.1	Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4	Litigation and Administrative Proceedings
Schedule 6.9	Locations
Schedule 6.11	Employee Benefits Plans
Schedule 6.16	Material Agreements
Schedule 6.18	Insurance

-vii-

This AMENDED AND RESTATED CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the June 3, 2013 among:

(a)        TTEC HOLDINGS, INC. (formerly known as TeleTech Holdings, Inc.), a Delaware corporation (“US Borrower”);

(b)       each Foreign Borrower, as hereinafter defined, as may hereafter become a party hereto (each such Foreign Borrower, together with US Borrower shall be referred to herein, collectively, as “Borrowers” and, individually, each a “Borrower”);

(c)       the lenders listed on Schedule 1 hereto and each other Additional Lender, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(c) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and

(d)       WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders under this Agreement and the other Loan Documents (“Agent”).

WITNESSETH:

WHEREAS, US Borrower, the lenders named therein, as lenders, and KeyBank National Association, as agent, entered into that certain Credit Agreement, dated as of October 1, 2010, as amended by a First Amendment thereto dated as of March 27, 2012 (collectively, the “Existing Credit Agreement”);

WHEREAS, this Agreement amends and restates in its entirety the Existing Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be superseded hereby. All references to “Credit Agreement” contained in the Loan Documents, as defined in the Existing Credit Agreement, delivered in connection with the Existing Credit Agreement, shall be deemed to refer to this Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the obligations outstanding (including, but not limited to, the letters of credit issued and outstanding under the Existing Credit Agreement as of the date hereof) shall remain outstanding and constitute continuing Obligations hereunder. Such outstanding Obligations and the guaranties of payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such Obligations. In furtherance of and, without limiting the foregoing, from and after the date hereof and except as expressly specified herein, the terms, conditions, and covenants governing the obligations outstanding under the Existing Credit Agreement shall be solely as set forth in this Agreement, which shall supersede the Existing Credit Agreement in its entirety; and

WHEREAS, Borrowers, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, it is mutually agreed as follows:

Article I. DEFINITIONS

Section 1.1               Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

“Additional Commitment” means that term as defined in Section 2.9(b) hereof.

“Additional Foreign Borrower Assumption Agreement” means each of the Additional Foreign Borrower Assumption Agreements executed by a Foreign Borrower, as applicable, after the Closing Date, substantially in the form of the attached Exhibit G, as the same may from time to time be amended, restated or otherwise modified.

“Additional Lender” means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.9(c) hereof.

“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” means that term as defined in Section 2.9(c) hereof.

“Adjusted Eurodollar Rate” means, as to any Loan denominated in any applicable Currency not bearing interest based on an RFR (which, as of the Sixth Amendment Effective Date, shall mean Dollars and each of the Currencies identified in clause (a) of the definition of “Alternate Currency”, other than Sterling) for any Interest Period, a rate per annum determined by the Agent pursuant to the following formula:

Adjusted Eurodollar Rate =	Eurodollar Rate for such Currency for such Interest Period
1.00-Eurodollar Reserve Percentage

“Administrative Borrower” means US Borrower.

“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage) of the Obligations then outstanding.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means that term as defined in the first paragraph hereof.

“Agreement” means that term as defined in the first paragraph hereof.

“Alternate Currency” means (a) Euros, Canadian Dollars, ~~Pounds~~ Sterling, ~~Japanese~~ Yen, New Zealand Dollars and Australian Dollars, in each case as acceptable to Agent, and (b) any other currency, other than Dollars, agreed to by Agent and the Required Lenders in writing, that (i) shall be freely transferable and convertible into Dollars, (ii) is dealt with in the London interbank deposit market, and (iii) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Revolving Loans unless such authorization has been obtained and remains in full force and effect.

“Alternate Currency ~~Base Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.5(c), with respect to an Alternate Currency Loan:~~Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Agent or the applicable Issuing Lender (with notice thereof to the Agent), as the case may be, in its sole discretion by reference to the most recent Spot Rate (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

~~(a)       denominated in Euros, Japanese Yen or Pound Sterling, the rate of interest per annum determined by Agent (in accordance with its usual procedures) on the basis of the rate for deposits in the relevant currency in immediately available funds with a term equivalent to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by Agent, at approximately 11:00 A.M. (London time) two Business Days prior to the making of such Alternate Currency Loan (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent (or if such day is not a Business Day, then on the immediately preceding Business Day));~~

~~(b)       denominated in Canadian Dollars, the rate of interest, determined by Agent in accordance with its usual procedures, equal to the Canadian Dealer Offered Rate, or a comparable or successor rate which rate is approved by Agent, with a term equivalent to the applicable Interest Period as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day);~~

~~(c)       denominated in Australian Dollars, the rate of interest, determined by Agent in accordance with its usual procedures, equal to the Bank Bill Swap Reference Bid Rate or a comparable or successor rate which rate is approved by Agent, with a term equivalent to the applicable Interest Period as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) at or about 10:30 A.M. (Melbourne, Australia time) two Business Days prior to the making of such Alternate Currency Loan (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent);~~

~~(d)       denominated in New Zealand Dollars, the rate of interest, determined by Agent in accordance with its usual procedures, equal to the Bank Bill Reference Bid Rate or a comparable or successor rate which rate is approved by Agent, with a term equivalent to the applicable Interest Period as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) at or about 10:45 A.M. (Auckland, New Zealand time) two Business Days prior to the making of such Alternate Currency Loan (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent); and~~

~~(e)       denominated in any other Alternate Currency, the rate of interest as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by Agent and the Required Lenders;~~

~~provided that, in the event that any such rate quotation is not available for any reason, then the Alternate Currency Rate shall be the rate of interest, determined by Agent in accordance with its usual procedures pertaining to such Alternate Currency Loan that adequately reflects the all-in-cost of funds denominated in such Alternate Currency to Agent.~~

“Alternate Currency Exposure” means, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Alternate Currency Loans outstanding to US Borrower, (b) the aggregate principal amount of Alternate Currency Loans outstanding to the Foreign Borrowers, and (c) the Letter of Credit Exposure that is denominated in one or more Alternate Currencies.

“Alternate Currency Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in an Alternate Currency and on which a Borrower shall pay interest at a rate based upon the ~~Derived LIBOR Fixed~~Eurodollar Rate applicable to such Alternate Currency.

“Alternate Currency Maximum Amount” means an amount equal to fifty percent (50%) of the Revolving Amount.

~~“Alternate Currency Rate” a rate per annum equal to the quotient obtained by dividing (a) the Alternate Currency Base Rate by (b) 1.00 minus the Reserve Percentage.~~

~~The Credit Parties acknowledge and agree that the provisions of Article III shall apply mutatis mutandis to the Alternate Currency Rate and all Alternate Currency Loans bearing interest at a rate based on such rate. Upon request of Borrowers made with respect to any Alternate Currency Loan, Agent shall, promptly following the making of such Alternate Currency Loan and request, provide to Borrowers a certificate setting forth the basis utilized by Agent in determining the Alternate Currency Rate applicable to such Alternate Currency Loan. Agent shall incur no liability under or in respect of this Agreement based on a failure to provide such certificate or in connection with the determination of the Alternate Currency Rate applicable to such Alternate Currency Loan. Each calculation by Agent of the Alternate Currency Rate shall be conclusive and binding for all purposes, absent manifest error.~~

~~Notwithstanding the foregoing, (x) in no event shall the Alternate Currency Rate (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.5(c), in the event that a Replacement Rate with respect to the Alternative Currency Rate is implemented then all references herein to the Alternative Currency Rate shall be deemed references to such Replacement Rate.~~

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing or money laundering, including, without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Commitment Fee Rate” means:

(a)               for the period from the ~~Fourth~~Sixth Amendment Effective Date through the first Calculation Date following the ~~Fourth~~Sixth Amendment Effective Date, 0.150% per annum; and

(b)               commencing on the first Calculation Date following the ~~Fourth~~Sixth Amendment Effective Date, the percentage per annum set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, as provided below:

Net Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to ~~3.00~~4.00 to 1.00	~~0.250%~~0.275%
Greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00	0.250%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.200%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.175%
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	0.150%
Less than 1.00 to 1.00	0.125%

The Applicable Commitment Fee Rate shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which US Borrower provides a Compliance Certificate pursuant to Section 5.3(c) for the most recently ended fiscal quarter of US Borrower (each such date, a “Calculation Date”) The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, (i) during any period when US Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Net Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to Agent in the Compliance Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) US Borrower shall immediately deliver to Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) US Borrower shall immediately pay to Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.

“Applicable Margin” means~~:~~

~~(a)       (i)~~, with respect to the Revolving Loans:

(a)       for the period from the Sixth Amendment Effective Date through the first Calculation Date following the Sixth Amendment Effective Date, (i) 1.125% per annum for Eurodollar Fixed Rate Loans and Transitioned RFR Loans, (ii) 1.1576% per annum for Initial RFR Loans (GBP) and (iii) 0.125% per annum for Base Rate Loans; and

(b)       commencing on the first Calculation Date following the Sixth Amendment Effective Date, the percentage per annum (depending upon whether Loans are ~~LIBOR~~Eurodollar Fixed Rate Loans, Transitioned RFR Loans, Initial RFR Loans (GBP) or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, as provided below; ~~and~~

~~(b)       with respect to the Term Loan, (i) for the period from the Term Loan Funding Date through the first Calculation Date following the Term Loan Funding Date, 1.500% per annum for LIBOR Fixed Rate Loans and 0.500% per annum for Base Rate Loans, and (ii) commencing on the first Calculation Date following the Term Loan Funding Date, the percentage per annum (depending upon whether Loans are LIBOR Fixed Rate Loans or Base Rate Loans) set forth in the following matrix, based upon~~provided, however, that in the case of any Initial RFR Loan (GBP), the ~~result of the computation of the Net Leverage Ratio as~~Applicable Margin set forth ~~in~~below shall be the ~~Compliance Certificate for such fiscal period, as provided below~~Applicable Margin for Eurodollar Fixed Rate Loans plus 0.0326% at each level of the matrix:

	~~Revolving Loans~~		~~Term Loans~~
Net Leverage Ratio	Applicable Margin for ~~LIBOR~~Eurodollar Fixed Rate Loans/Transitioned RFR Loans	Applicable Margin for Base Rate Loans	~~Applicable Margin for LIBOR Fixed Rate Loans~~		~~Applicable Margin for Base Rate Loans~~
Greater than or equal to ~~3.00~~4.00 to 1.00	~~1.750%1.875~~ %	~~0.750%0.875~~ %	~~1.875~~	~~%~~	~~0.875~~	~~%~~
Greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00	1.750%	0.750%
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.500%	0.500%	~~1.625~~	~~%~~	~~0.625~~	~~%~~
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.375%	0.375%	~~1.500~~	~~%~~	~~0.500~~	~~%~~
Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	1.125%	0.125%	~~1.250~~	~~%~~	~~0.250~~	~~%~~
Less than 1.00 to 1.00	1.000%	0.000%	~~1.125~~	~~%~~	~~0.125~~	~~%~~

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which US Borrower provides a Compliance Certificate pursuant to Section 5.3(c) for the most recently ended fiscal quarter of US Borrower (each such date, a “Calculation Date”) The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, (i) during any period when US Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Net Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to Agent in the Compliance Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) US Borrower shall immediately deliver to Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) US Borrower shall immediately pay to Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Approved Foreign Jurisdiction” means, subject to Section 2.13(a) hereof, (a) Australia, Canada, Japan, Mexico, New Zealand, or any European Union country (other than Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, France, Greece, Hungary, Latvia, Lithuania, Malta, Poland, Portugal, Romania, Slovakia, and Slovenia), in each case as acceptable to Agent, and (b) any other jurisdiction approved by Agent and the Required Lenders in writing.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, BofA Securities, Inc. ~~(or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement)~~, Bank of the West, ~~HSBC~~PNC Bank ~~USA~~, National Association and U.S. Bank, National Association, each in its capacity as a joint lead arranger and joint bookrunner.

“Assignment Agreement” means an Assignment and Assumption Agreement in the form of the attached Exhibit F.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to Agent) to handle certain administrative matters in connection with this Agreement.

“Australian Dollar” means the lawful currency of Australia.

“Available Liquidity” means, at any time, the sum, without duplication, of (a) all Unrestricted cash on hand of the Companies, plus (b) all Unrestricted Cash Equivalents of the Companies that have a maturity of not more than one year from the date of determination, plus (c) the Revolving Credit Availability; provided that, for the purposes of calculating Available Liquidity for Section 5.7(~~c~~d) hereof, to the extent that cash needs to be repatriated to a jurisdiction for the payment of all or any part of the Expected Earn-Out Amount, the costs (including taxes and other related costs) of such repatriation shall be subtracted from Available Liquidity.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.5(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by a Company to Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, ~~on~~at any ~~day~~time, ~~a rate per annum equal to~~ the highest of (a) the Prime Rate, (b) ~~one half of one percent (0.50%) in excess of~~ the Federal Funds ~~Effective~~ Rate~~,~~ plus 0.50% and (c) ~~1.00% per annum in excess of the~~(i) prior to the USD LIBOR Transition Date, the Adjusted Eurodollar Rate for ~~an Interest Period of~~Dollars for a one -month ~~(or, if~~term in effect on such day ~~is not a Business Day, such rate as calculated on the most recent Business Day). Any change in the Base Rate shall be effective immediately from~~plus 1.00% and (ii) on and after the USD LIBOR Transition Date, Daily Simple RFR for Dollars in effect on such day plus 1.00%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, Federal Funds Rate, Adjusted Eurodollar Rate for Dollars or Daily Simple RFR for Dollars, as the case may be (provided that clause (c) shall not be applicable during any period in which the Adjusted Eurodollar Rate or Daily Simple RFR, as applicable, is unavailable or unascertainable).

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, ~~or a portion of the Term Loan described in Section 2.2A hereof, in each case that~~which shall be denominated in Dollars and on which Borrowers shall pay interest at a rate based on the ~~Derived~~ Base Rate plus the Applicable Margin for Base Rate Loans.

“BBSY” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“BBSY Rate” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Adjusted Eurodollar Rate for Dollars; provided that if (i) the USD LIBOR Transition Date has occurred or (ii) a Benchmark Transition Event or a Term RFR Transition Event, as applicable, has occurred with respect to the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.5(c)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR applicable for Sterling; provided that if a Benchmark Transition Event or a Term RFR Transition Event, as applicable, has occurred with respect to such Daily Simple RFR or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.5(c)(i) and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, Euros, New Zealand Dollars or Yen, the Adjusted Eurodollar Rate applicable for such Currency; provided that if a Benchmark Transition Event or a Term RFR Transition Event, as applicable, has occurred with respect to such Adjusted Eurodollar Rate or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.5(c)(i).

“Benchmark Replacement” means,

(a) with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrowers as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;

(b) with respect to the USD LIBOR Transition Date, for any Available Tenor of the Adjusted Eurodollar Rate for Dollars, the first alternative set forth in the order below that can be determined by the Agent for the USD LIBOR Transition Date:

(1)	Term RFR for Dollars; provided, that, if the Borrower has provided a notification to the Agent in writing on or prior to the USD LIBOR Transition Date that the Borrower has a Hedge Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (b)(1) for the USD LIBOR Transition Date;

(2)	Daily Simple RFR for Dollars; or

(3)	the sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Borrowers as the replacement for the Adjusted Eurodollar Rate for Dollars giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the Adjusted Eurodollar Rate for Dollars for syndicated credit facilities denominated in Dollars at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or

(c) with respect to any Term RFR Transition Event for any Currency, the Term RFR for such Currency.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)        for purposes of clauses (a) and (b)(3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency;

(2)         for purposes of clauses (b)(1) and (b)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:

(a)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; and

(b)	the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

provided that, (x) in the case of clause (2) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 3.5(c)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “Eurodollar Banking Day”, the definition of “RFR Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)     in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c)       in the case of a Term RFR Transition Event for such Currency, the Term RFR Transition Date applicable thereto.

For the avoidance of doubt, (A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency (other than Adjusted Eurodollar Rate for Dollars), the occurrence of one or more of the following events with respect to such Benchmark:

(a)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to (a) the Adjusted Eurodollar Rate for Dollars, the period (if any) (i) beginning at the time that the USD LIBOR Transition Date has occurred pursuant to clause (a) of that definition if, at such time, no Benchmark Replacement has replaced the Adjusted Eurodollar Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 3.5(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced the Adjusted Eurodollar Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 3.5(c)(i) and (b) any then-current Benchmark for any Currency other than the Adjusted Eurodollar Rate for Dollars, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BKBM” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“BKBM Rate” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“Borrower” means that term as defined in the first paragraph hereof.

“Borrower Investment Policy” means the investment policy of US Borrower in effect as of the Closing Date, together with such modifications as approved from time to time by the chief financial officer of US Borrower.

“Borrower Materials” means that term as described in Section 5.3 hereof.

“Borrowers” means that term as defined in the first paragraph hereof.

“Business Day” means a day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close, and, in addition, (a) if the applicable Business Day relates to a Eurodollar Loan, is a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market, (b) if the applicable Business Day relates to an Alternate Currency Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Alternate Currency Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Alternate Currency Loan, is day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by Agent to be a suitable replacement) is open for the settlement of payments in Euros and (c) if the applicable Business Day relates to an Alternate Currency Loan denominated in an Alternate Currency other than Euros, is a day on which dealings in deposits are carried on in the relevant Alternate Currency.

“Calculation Date” has the meaning set forth in the definition of “Applicable Commitment Fee Rate”.

“Canadian Dollar” means the lawful currency of Canada.

“Canadian Reference Bank” means any one or more of The Bank of Nova Scotia, Bank of Montreal, Royal Bank of Canada, The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce or National Bank of Canada, as the Agent may determine.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

“Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP, subject to the terms of Section 1.2(c); provided, however, that “Capitalized Lease Obligations” shall exclude Facility-Related Leases.

“Cash Collateralize” means, to pledge and deposit with, or deliver to Agent, or directly to the applicable Fronting Lender (with notice thereof to Agent), for the benefit of one or more of the Fronting Lenders, the Swing Line Lender or the Lenders, as collateral for outstanding Letters of Credit or obligations of the Lenders to fund participations in respect of Letters of Credit or Swing Loans, cash or deposit account balances or, if Agent and the applicable Fronting Lender and the Swing Line Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Agent, such Fronting Lender and the Swing Line Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the definition of Cash Collateralize and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means those securities and other investments described in the Borrower Investment Policy.

“CDOR Rate” means the rate of interest per annum determined by the Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period) appearing on the “CDOR Page”, or any successor page of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Agent from time to time), as of 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date. If, for any reason, such rate does not appear on the “CDOR Page” on such day as contemplated, then the “CDOR Rate” on such day shall be calculated as the arithmetic average of the(rates for a one month interest period applicable to Canadian Dollar bankers’ acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) which are also Revolving Lenders (or, if there are no such Lenders, then the Canadian Reference Bank) as of 10:00 a.m. on the Rate Determination Date. Each calculation by the Agent of the CDOR Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, if the CDOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means, as of any time of determination, a Domestic Subsidiary that at such time has no material assets other than the equity interests in one or more CFCs. For the avoidance of doubt, US Borrower shall not be treated as a CFC Holding Company.

“Change in Control” means (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person (other than Kenneth D. Tuchman, his spouse, any of his lineal descendants or any trustees or trusts established for his benefit or the benefit of his spouse or any of his lineal descendants) or group (within the meaning of Sections 13d-3 and 14d of the Exchange Act), of shares representing more than forty percent (40%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of US Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of US Borrower by Persons who were neither (i) nominated or approved by the board of directors or other governing body of US Borrower nor (ii) appointed or approved by directors so nominated or approved; (c) if US Borrower shall cease to own, directly or indirectly, seventy-five percent (75%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of each Foreign Borrower; or (d) the occurrence of a change in control, or other term of similar import used therein, as defined in any Material Indebtedness Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided further, that solely for the purposes of Section 3.1 hereof, any increased costs associated with a Change in Law based on the foregoing clauses (i) and (ii) may only be imposed to the extent the applicable Lender or Recipient is generally seeking such costs from other similarly situated borrowers that are similarly affected by the circumstances giving rise to such costs under credit facilities that such Lender or Recipient reasonably deems to afford such Lender or Recipient the legal right to impose such costs, but no such Lender or Recipient shall be required to disclose any proprietary or confidential information in exercising its rights under Section 3.1 hereof.

“Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means the Collateral, as defined in the Security Documents from time to time.

“Commitment” means, collectively, as to all Lenders, the Revolving Credit ~~Commitments and the Term Loan~~ Commitments of such Lenders.

“Commitment Increase Period” means the period from the Closing Date to the date that is three (3) months prior to the Revolving Credit Maturity Date, or such later date (prior to the Revolving Credit Maturity Date) as shall be agreed to in writing by Agent.

“Commitment Percentage” means, for each Lender~~:(a)~~ , with respect to the Revolving Credit Commitment, the percentage set forth opposite such Lender’s name under the column headed “Revolving Credit Commitment Percentage”, as listed in Schedule 1 hereto as of the ~~Fifth~~Sixth Amendment Effective Date (taking into account any assignments pursuant to Section 11.10 ~~hereof); and~~

~~(b)       with respect to the Term Loan Commitment (or, after the Term Loan Commitment is no longer in effect, the outstanding portion of the Term Loan), the percentage, if any, set forth under such Lender’s name in the row titled “Term Loan Commitment Percentage”, as set forth on Schedule 1 hereto, (taking into account any assignments pursuant to Section 11.10~~ hereof).

“Commitment Period” means the period from the ~~Fourth~~Sixth Amendment Effective Date to the Revolving Credit Maturity Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies” means all Borrowers and all Subsidiaries of all Borrowers.

“Company” means a Borrower or a Subsidiary of a Borrower.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consent Deadline” means that term as defined in Section 2.15(a) hereof.

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition, but in all cases excluding earn-outs in respect of such Acquisition, so long as such cash earn-outs (which may be roughly quantified) are not in excess of twenty percent (20%) of the purchase price.

“Consolidated” means the resultant consolidation of the financial statements of US Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of US Borrower for such period, as determined on a Consolidated basis.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) Consolidated Depreciation and Amortization Charges (and, in addition, current and future amortization charges relating to the capitalized costs incurred by the Companies in connection with the execution and closing of this Agreement and the other Loan Documents (and future costs directly related to the amendment, from time to time, of the foregoing documents)), (d) one-time, non-recurring cash charges, including severance and other restructuring-related expenses, up to an aggregate amount of Twenty Million Dollars ($20,000,000) in any fiscal year of the US Borrower, (e) (i) non-cash charges or expenses incurred in accordance with GAAP (but excluding any non-cash charges related to receivables impairment), minus (ii) extraordinary or unusual non-cash gains not incurred in the ordinary course of business but that were included in the calculation of Consolidated Net Earnings for such period; provided that, for purposes of calculating the Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio, (1) a pro forma calculation of Consolidated EBITDA shall be made for Significant Positive EBITDA Dispositions for any fiscal year of US Borrower if Significant Positive EBITDA Dispositions are made, during such fiscal year, in excess of the aggregate amount of Twenty Million Dollars ($20,000,000), (2) a pro forma calculation of Consolidated EBITDA shall be made for Significant Positive EBITDA Acquisitions made during such period, and (3) to the extent that any changes to GAAP pursuant to FASB ASC 842 require the reclassification or recharacterization of Operating Leases as capital leases, changes to Consolidated EBITDA that result from such reclassification or recharacterization shall be excluded from the calculation of Consolidated EBITDA, (f) synergies resulting from Acquisitions (to be achieved within eighteen (18) months of the consummation of such Acquisition and are not anticipated to be incurred on an ongoing basis following the consummation thereof), to the extent the synergies included in this clause (f) (1) are certified by a Financial Officer in form and substance reasonably satisfactory to Agent, (2) are reasonably acceptable to Agent and (3) do not exceed ten percent (10%) of Consolidated EBITDA (determined without reference to this clause (f) but including the EBITDA of the Person or assets to be acquired pursuant to such Acquisition or potential Acquisition, on a pro forma basis, for the most recent consecutive four quarter period prior to the closing of such Acquisition for which financial statements are available) and (g) reasonable legal, due diligence and other customary advisory and transaction costs and expenses incurred in connection with this Agreement, any Acquisition or potential Acquisition, any Disposition, issuance or redemption of capital stock or other equity interests, or any incurrence, amendment or waiver of any Indebtedness (in each case, whether or not consummated) permitted under this Agreement, in each case, so long as, such costs and expenses are incurred no later than six months from either the consummation of such Acquisition, the termination of such potential Acquisition, or the effectiveness of the applicable event, as applicable.

“Consolidated Funded Indebtedness” means, at any date, solely with respect to Indebtedness and other obligations owing by the Companies to Persons other than the Companies and without duplication, the sum of (a) all Indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all guaranties of Indebtedness of the type described in this definition, (d) all obligations created under any conditional sale or other title retention agreements, (e) all Capitalized Lease Obligations, Synthetic Lease and asset securitization obligations (provided that the Companies may exclude Synthetic Leases of aircraft up to the aggregate amount of Ten Million Dollars ($10,000,000)), (f) all obligations (contingent or otherwise) with respect to letters of credit (other than a letter of credit or similar form of credit enhancement issued as a Performance Guaranty), and (g) all obligations for the deferred purchase price of capital assets as determined on a Consolidated basis. Notwithstanding anything in this definition to the contrary (i) all deferred payment obligations (that are not based on performance) that are part of the total Consideration for an Acquisition shall be considered to be Consolidated Funded Indebtedness, (ii) no performance based contingent obligation that is part of the total Consideration for any Acquisition shall be considered to be Consolidated Funded Indebtedness, (iii) no Permitted Factoring Transaction shall be considered to be Consolidated Funded Indebtedness, and (iv) up to an aggregate amount of Fifteen Million Dollars ($15,000,000) in economic incentives or grants provided by third parties, which may be recorded as liabilities until certain conditions are met, shall be excluded from Consolidated Funded Indebtedness, so long as the Companies remain in material compliance with the terms of such economic incentives and grants. In addition, for the avoidance of doubt, the net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement shall not be considered Consolidated Funded Indebtedness.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of US Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense of US Borrower, paid in cash, on Consolidated Funded Indebtedness for such period, as determined on a Consolidated basis.

“Consolidated Net Earnings” means, for any period, the net income (loss) of US Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Worth” means, at any date, the stockholders’ equity of US Borrower, determined as of such date on a Consolidated basis.

“Consolidated Total Assets” means, at any time, all of the assets of the Companies, as determined on a Consolidated basis.

“Control Agreement” means a Deposit Account Control Agreement or a Securities Account Control Agreement.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

“Convertible Indebtedness” means (a) senior, unsecured Indebtedness of the US Borrower that is convertible into shares of common stock of the US Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower and (b) any guarantee by any Credit Party of Indebtedness of the US Borrower described in clause (a).

“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Fronting Lender of a Letter of Credit.

“Credit Party” means a Borrower and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Currencies” means Dollars and each Alternate Currency, and “Currency” means any of such Currencies.

“Customary Setoffs” means, as to any Securities Intermediary or depository institution, as applicable, with respect to any Securities Account or Deposit Account, as applicable, maintained with such Person, setoffs and chargebacks by such Person against such Securities Account or Deposit Account, as applicable, that directly relate to the maintenance and administration thereof, including, without limitation, for the following purposes: (a) administrative and maintenance fees and expenses; (b) items deposited in or credited to the account and returned unpaid or otherwise uncollected or subject to an adjustment entry; (c) for adjustments or corrections of posting or encoding errors; (d) for any ACH credit or similar entries that are subsequently returned thereafter; (e) for items subject to a claim against the depository bank/securities intermediary for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the U.C.C.); and (f) for chargebacks in connection with merchant card transactions.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, on and after the USD LIBOR Transition Date, the greater of (i) Spread Adjusted SOFR for the day (such day, an “RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SOFR component of such Spread Adjusted SOFR that is published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) the Floor and (b) Sterling, the greater of (i) SONIA for the day (such day, an “RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any RFR Determination Day, the RFR in respect of such RFR Determination Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such RFR Determination Day will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders (or, if required hereunder, all of the Lenders) in writing.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the ~~Derived~~ Base Rate plus the Applicable Margin for Base Rate Loans from time to time in effect.

“Defaulting Lender” means, subject to Section 3.8(b) hereof, any Lender that (a) has failed to (i) fund all or any portion of any Loan or any participations in a Letter of Letters of Credit or participations in Swing Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, any Fronting Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) has notified the Administrative Borrower, Agent, any Fronting Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or the Administrative Borrower, to confirm in writing to Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action, unless in the case of any Lender subject to this clause (d), the Administrative Borrower, Agent, each Fronting Lender and the Swing Line Lender shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Administrative Borrower, Agent, each Fronting Lender and the Swing Line Lender), to continue to perform its obligations as a Lender hereunder; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error. Such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.8(b) hereof) (x) immediately in the case of clause (a)(i) and (b) or (c) (if notified by the Administrative Borrower) or (d) above and (y) upon delivery of written notice of such determination to the Administrative Borrower, each Fronting Lender, the Swing Line Lender and each Lender in the case of clause (a)(ii) and (b) or (c) (if notified to Agent or any Lender).

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement among US Borrower or a Domestic Guarantor of Payment, Agent and a depository institution, dated on or after the Closing Date, to be in form and substance reasonably satisfactory to Agent, as the same may from time to time be amended, restated or otherwise modified.

~~“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.~~

~~“Derived LIBOR Fixed Rate” means (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for LIBOR Fixed Rate Loans plus the Eurodollar Rate, and (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for LIBOR Fixed Rate Loans plus the Alternate Currency Rate applicable to the relevant Alternate Currency.~~

“Disposition” means the lease, transfer or other disposition (including by statutory division) of assets (including, without limitation, equity interests in subsidiary companies) by a Company (whether in one or more than one transaction), other than a sale, lease, transfer or other disposition made by a Company pursuant to Section 5.12(b), (c) or (g) hereof or in the ordinary course of business. For the avoidance of doubt, none of (x) the sale of any Permitted Convertible Indebtedness by the US Borrower, (y) the sale of any Permitted Warrant Transaction by the US Borrower nor (z) the performance by the US Borrower of its obligations under any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute a “Disposition”.

“Disqualifying Event” has the meaning set forth in Section 3.5(e).

“Dollar” or “$” means lawful money of the United States of America.

“Dollar Equivalent” means (a) with respect to an Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, the Dollar equivalent of the amount of such Alternate Currency Loan or Letter of Credit denominated in such Alternate Currency, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date two Business Days before the date of such Alternate Currency Loan or issuance of such Letter of Credit denominated in such Alternate Currency, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency Loan or Letter of Credit, and (b) with respect to any other amount, if such amount is denominated in Dollars, then such amount in Dollars and, otherwise the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided that, in calculating the Dollar Equivalent for purposes of determining (i) a Borrower’s obligation to prepay Revolving Loans, Swing Loans and Letters of Credit pursuant to Section 2.11(a) hereof, or (ii) a Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitment, Agent may, in its discretion, on any Business Day selected by Agent (prior to payment in full of the Obligations), calculate the Dollar Equivalent of each such Loan or Letter of Credit. (Note that for purposes of repayment of an Alternate Currency Loan at the end of an Interest Period, the amount of the Alternate Currency borrowed (as opposed to the Dollar Equivalent of such amount) is the amount required to be repaid.) Agent shall notify Administrative Borrower of the Dollar Equivalent of such Alternate Currency Loan or any other amount, at the time that such Dollar Equivalent shall have been determined.

“Domestic Guarantor of Payment” means each of the Companies designated a “Domestic Guarantor of Payment” on Schedule 3 hereto as of the ~~Fourth~~Sixth Amendment Effective Date, each of which is executing and delivering a Guaranty of Payment, and any other Domestic Subsidiary that shall deliver a Guaranty of Payment to Agent subsequent to the ~~Fourth~~Sixth Amendment Effective Date.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dormant Subsidiary” means a Company that (a) is not a Credit Party or the direct or indirect equity holder of a Credit Party~~,~~ and (b) ~~has aggregate assets~~together with its direct or indirect Subsidiaries, has Consolidated Total Assets of less than ~~Twenty~~the greater of (i) Thirty-Five Million Dollars ($~~20,000,000~~35,000,000) and (~~c~~ii) ~~has no direct or indirect Subsidiaries with aggregate assets, for such Company and all such~~one and three-quarter percent (1.75%) of Consolidated Total Assets of the US Borrower and its Subsidiaries~~, of more than Twenty Million Dollars ($20,000,000)~~.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of: (a) a notification by the Agent to (or the request by the Administrative Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Agent and the Administrative Borrower to trigger a fallback from the Adjusted Eurodollar Rate for Dollars and the provision by the Agent of written notice of such election to the Lenders.

“EBITDA” means, for any period, the net earnings of a Person (without giving effect to extraordinary losses or gains) for such period, plus the aggregate amounts deducted in determining such net earnings in respect of (a) interest expense of such Person, (b) income taxes of such Person and (c) the aggregate of all depreciation and amortization charges of such Person for fixed assets, leasehold improvements and general intangibles (specifically including goodwill).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Transferee” means any Person that meets the requirements to be an assignee under Section 11.10(a)(iii), (v) and (vi) hereof (subject to such consents, if any, as may be required under Section 11.10(a)(iii) hereof).

“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that is reasonably likely to result in the imposition of a material excise tax or any other material liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that is reasonably likely to result in a material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or Code Section 436; (d) the occurrence of a Reportable Event with respect to any Pension Plan that is reasonably likely to result in a material liability to a Company; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively) or the withdrawal of any Controlled Group member from any Pension Plan subject to ERISA Section 4063 during a plan year in which such entity was a “substantial employer” as defined in ERISA Section 4001(a)(2) or a cessation of operations that is treated as such a withdrawal under ERISA Section 4062(e), which is reasonably likely to result in a material liability to a Company; (f) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k); (g) the taking by the PBGC of any steps to terminate a Pension Plan or Multiemployer Plan or appoint a trustee to administer a Pension Plan or Multiemployer Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan in a distress termination under ERISA Section 4041(c) or a Multiemployer Plan under ERISA Section 4041A; (h) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan which is reasonably likely to result in a material liability to a Company; (i) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan (other than a routine claim for benefits) which is reasonably likely to result in a liability to a Company; (j) any incurrence by or any expectation of the incurrence by a Controlled Group member of a material increase in the liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et seq. or Code Section 4980B; (k) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Code Sections 430, 431 and 432 or ERISA Sections 303, 304 and 305; or (l) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan.

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“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors or sponsored, maintains or maintained, contributes to or contributed to, has liability contingent or otherwise with respect to or has an obligation to contribute to such plan, and which is not excluded from the coverage of ERISA pursuant to Section 4(b)(4) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“~~Eurocurrency Liabilities” shall have~~EURIBOR” has the meaning assigned ~~to that term~~thereto in ~~Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time~~the definition of “Eurodollar Rate”.

“EURIBOR Rate” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Banking Day” means, (i) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, a London Banking Day, (ii) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (iii) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan; provided, that for purposes of notice requirements in Sections 2.5(a), 2.5(c) and 2.7(a), in each case, such day is also a Business Day.

“Eurodollar” means a Dollar denominated deposit in a bank or branch outside of the United States.

“Eurodollar Fixed Rate Loan” means a Eurodollar Loan or an Alternate Currency Loan.

“Eurodollar Loan” means a Revolving Loan described in Section 2.2(a) hereof, ~~or a portion of the Term Loan described in Section 2.2A hereof, in each case that~~which shall be denominated in Dollars and on which Borrowers shall pay interest at a rate based upon the ~~Derived LIBOR Fixed~~Eurodollar Rate plus the Appliable Margin applicable to ~~Eurodollars~~Eurodollar Loans.

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“Eurodollar Rate” means, ~~subject to the implementation of a Replacement Rate in accordance with Section 3.5(c), with respect to a Eurodollar Loan, a rate per annum equal to the quotient obtained by dividing (a) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark~~

(a)       for any Eurodollar Fixed Rate Loan for any Interest Period:

(i)       denominated in Dollars, the greater of (A) the rate of interest per annum equal to the London interbank offered rate for deposits in Dollars (“USD LIBOR”) as administered by the IBA, or a comparable or successor administrator approved by the Agent, for a period equal to the applicable Interest Period (in each case, the “USD LIBOR Rate”), at approximately 11:00 a.m. (London time) on the Rate Determination Date; and (B) the Floor;

(ii)       denominated in Euros, the greater of (A) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Agent (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the Rate Determination Date and (B) the Floor; and

(iii)       denominated in Yen, the greater of (A) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration ~~Limited~~, ~~a United Kingdom company,~~ or a comparable or successor ~~quoting service~~administrator approved by the Agent (in each case, the “TIBOR Rate”), at approximately 11:00 a.m. (~~London~~Tokyo time) ~~two~~on the Rate Determination Date and (~~2~~B) ~~Business Days prior to the first day of the applicable Interest Period; provided that, in the event that such rate quotation is not published for any reason, then the Eurodollar Rate shall be the arithmetic average of the per annum rates at which deposits in immediately available funds in Dollars would be offered by first class banks in the London interbank market to Agent~~the Floor;

(iv)       denominated in Canadian Dollars, the greater of (A) the rate of interest per annum equal to the CDOR Rate and (B) the Floor;

(v)       denominated in Australian Dollars, the greater of (A) the rate of interest per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Agent (in each case, the “BBSY Rate”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date and (B) the Floor;

(vi)       denominated in New Zealand Dollars, the greater of (A) the rate of interest per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), or a comparable or successor rate which rate is approved by the Agent (in each case, the “BKBM Rate”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 10:45 a.m. (Auckland, New Zealand time) on the Rate Determination Date and (B) the Floor; and

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(vii)       denominated in any other Currency (other than a Currency referenced in clauses (i) through (iii) above or Sterling), the rate designated with respect to such Currency at the time such currency is approved by the Agent and the Lenders pursuant to Section 1.9.

(b)       for any rate calculation with respect to a Base Rate Loan on any date, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period of approximately one month as published by the IBA, or a comparable or successor quoting service approved by the Agent, at approximately 11:00 a.m. (London time) two (2) ~~Business~~Eurodollar Banking Days prior to the ~~first day~~date of ~~the applicable Interest Period for a period equal to such Interest Period; by (b) 1.00 minus the Reserve Percentage. Each calculation by Agent of the Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.~~

~~Notwithstanding the foregoing, (x) in no event shall the Eurodollar Rate (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.5(c), in the event that a Replacement Rate with respect to the Eurodollar Rate is implemented then all references herein to the Eurodollar Rate shall be deemed references to such Replacement Rate~~such calculation.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurodollar Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) US Borrower’s headquarters at 9197 Peoria Street, Englewood, Colorado and any other fee-owned real property (other than real property (and any improvement thereon) with an individual fair market value of more than $5,000,000), (b) all leasehold interests in real property, (c) motor vehicles, airplanes and other assets subject to certificates of title, letter of credit rights (to the extent a security interest therein cannot be perfected by a U.C.C. Financing Statement) and commercial tort claims; (d) pledges and security interests in any asset prohibited (i) by applicable law, rule, regulation at any time or (ii) by a contractual obligation binding on the grantor at the time the asset subject to such contractual obligation was acquired (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the U.C.C.) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received) (in each case, after giving effect to the applicable provisions of the U.C.C.); provided that such exclusion shall not include any proceeds, products, substitutions or replacements of such asset, except to the extent that any such proceeds, products, substitutions or replacements would otherwise be excluded by this definition; (e) equity interests in any Person other than Wholly Owned Subsidiaries to the extent not permitted by the terms of any applicable organizational documents, joint venture agreement or shareholder agreement or similar contractual obligation (other than with US Borrower or any of its Wholly Owned Subsidiaries); (f) assets to the extent a security interest in such assets could reasonably be expected to result in a material adverse tax consequence as determined in good faith by the US Borrower; (g) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the US Borrower or any of its Wholly Owned Subsidiaries) after giving effect to the applicable anti-assignment provisions of the U.C.C. or similar laws; provided that such exclusion shall not include any proceeds, products, substitutions or replacements of such asset, except to the extent that any such proceeds, products, substitutions or replacements would otherwise be excluded by this definition; (h) those assets as to which Agent and the US Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; (i) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the U.C.C. or similar laws; (j) “intent-to-use” trademark applications prior to the filing of a statement of use; (k) any segregated accounts or segregated funds held or received on behalf of third parties (it being understood that third parties shall not include the US Borrower or any of its Subsidiaries); and (l) any equipment or other asset subject to Liens permitted under Section 5.9(h), sale and leaseback transactions, capital lease obligations or other purchase money debt, if the contract or other agreement providing for such debt or capital lease obligation prohibits or requires the consent of any Person (other than the US Borrower or one of its Wholly Owned Subsidiaries) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted under the Loan Documents.

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“Excluded Subsidiary” means (a) each of Percepta and TTEC Investments, Inc., (b) any joint venture, partnership or limited liability company in which US Borrower (or any other Company) and a non-Affiliate of US Borrower (or any other Company) hold an interest, (c) any captive insurance company in which US Borrower (or any other Company) holds an interest, (d) any Subsidiary that is prohibited by its charter documents, contract or applicable law from guaranteeing the Secured Obligations (provided that such prohibition was in existence at the time such Subsidiary was acquired or such contract was entered into, as applicable, and not included in anticipation thereof), (e) any Domestic Subsidiary of a CFC, (f) any CFC Holding Company and (g) any Dormant Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor of Payment, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of Payment of, or the grant by such Guarantor of Payment of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor of Payment’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor of Payment or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower under Section 3.4(b) hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2(g) hereof, and (d) any United States federal withholding Taxes imposed under FATCA.

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“Existing Credit Agreement” means that term as defined in the first paragraph hereof.

“Existing Letter of Credit” means that term as defined in Section 2.2(b)(vii) hereof.

“Expected Earn-Out Amount” means US Borrower’s best estimate of the aggregate amount that the Companies will be required to pay, during the next twelve (12) months, in connection with performance based contingent obligations that were incurred in connection with one or more Acquisitions.

“Facility-Related Leases” means lease arrangements in relation to office leases, contact center leases and non-contact center leases, in each case, entered into in the ordinary course of business with third-party commercial landlords, where the lessee pays base rent and other customary additional rent in respect of matters such as common area maintenance, utilities, tenant improvements, real estate taxes, and other operating expenses commonly assessed under commercial real estate leases and that do not contain a purchase option by the lessee for such property, unless based on the fair market value for such property.

“FASB ASC 842” means Accounting Standards Update No. 2016-02 February 2016, Leases (Topic 842) promulgated by the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the First Amendment Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FB Threshold Date” means the first date on which both of the following conditions are satisfied:

(a)        the Foreign Subsidiary Exposure exceeds ~~One Hundred Million Dollars ($100,000,000)~~seven and one-half percent (7.5%) of Consolidated Total Assets at any time during any two consecutive fiscal quarters of US Borrower; and

(b)        the Net Leverage Ratio is greater than or equal to ~~3.00~~3.25 to 1.00 as of the last day of each such fiscal quarter.

“Federal Funds Effective Rate” means, for any day, the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on the previous Business Day; provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate shall be the average of the quotation for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

“Fee Letter” means, collectively, (i) the Engagement Letter between the US Borrower and Wells Fargo Securities, LLC, dated as of January 3, 2019, as the same may from time to time be amended, restated or otherwise modified, which terminates and supersedes the “Fee Letter” between the US Borrower and Wells Fargo Securities, LLC, dated as of December 15, 2015 and (ii) the Engagement Letter between the US Borrower and Wells Fargo Securities, LLC, dated as of March 2, 2021, as the same may from time to time be amended, restated or otherwise modified.

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~~“Fifth Amendment Effective Date” means March 25, 2021.~~

“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer, treasurer, vice president of finance or controller. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of US Borrower.

“First Amendment Date” means February 11, 2016.

“First FB Addition Date” means the date of the addition of the first Foreign Borrower under this Agreement, pursuant to Section 2.13(a).

“First-Tier Material Foreign Subsidiary” means a first-tier Foreign Subsidiary of US Borrower or a Domestic Guarantor of Payment (with assets (consolidated for the foreign jurisdiction) in excess of five percent (5%) of Consolidated Total Assets).

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Floor” means a rate of interest equal to 0%.

“Foreign Affiliate” means, with respect to a Foreign Borrower, a parent company, sister company or Subsidiary of such Foreign Borrower (that is not US Borrower or a Domestic Subsidiary).

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more Companies have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Borrower” means each of the Foreign Subsidiaries of US Borrower set forth on Schedule 2 hereto, together with any other Foreign Subsidiary of US Borrower that, on or after the ~~Fourth~~Sixth Amendment Effective Date, shall have satisfied, in the opinion of Agent, the requirements of Section 2.13(a) hereof.

“Foreign Borrower Revolving Credit Note” means a Foreign Borrower Revolving Credit Note, substantially in the form of the attached Exhibit B (or as otherwise required by Agent after consultation with foreign counsel to Agent), executed and delivered by a Foreign Borrower pursuant to Section 2.4(b) hereof.

“Foreign Guarantor of Payment” means each of the Companies set forth on Schedule 3 hereto as of the ~~Fourth~~Sixth Amendment Effective Date that shall have been designated a “Foreign Guarantor of Payment”, that are each executing and delivering a Guaranty of Payment, or any other Foreign Subsidiary that shall execute and deliver a Guaranty of Payment to Agent subsequent to the ~~Fourth~~Sixth Amendment Effective Date.

“Foreign Lender” means (a) with respect to the Administrative Borrower, a Lender that is not a U.S. Person, and (b) with respect to each Foreign Borrower, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Foreign Borrower is resident for tax purposes.

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“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by one or more Companies for their employees or former employees.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Foreign Subsidiary Exposure” means, at any time, the Dollar Equivalent of the sum of (a) the aggregate outstanding principal amount of all Revolving Loans made to all Foreign Borrowers, plus (b) the aggregate amount of all intercompany loans (which, for the avoidance of doubt, shall not include payments by US Borrower or any Domestic Guarantor of Payment for services provided to it by one or more Foreign Subsidiaries in the ordinary course of business and consistent with past practices), guaranties of Indebtedness and letters of credit (other than backing performance of a contract entered into in the ordinary course of business and are not guaranties of indebtedness or the payment of indebtedness) provided by US Borrower or a Domestic Guarantor of Payment, after the Closing Date, to, or for the benefit of, Foreign Subsidiaries.

“~~Fourth Amendment Effective Date” means February 14, 2019.~~FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Fronting Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Exposure with respect to Letters of Credit issued by such Fronting Lender, other than such Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Lender” means, (a) as to any Letter of Credit transaction hereunder, Wells Fargo as issuer of the Letter of Credit, or, in the event that Wells Fargo shall be unable to issue or shall agree that another Lender may issue, a Letter of Credit, such other Lender as shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Lenders hereunder, or (b) as to any Existing Letter of Credit, KeyBank National Association or Bank of America, N.A., as applicable.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means, subject to the provisions of Section 1.2(b) hereof, generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of US Borrower.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

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“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” means a Domestic Guarantor of Payment or Foreign Guarantor of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Domestic Guarantor of Payment for the purpose of adding such Domestic Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Incremental Increase” means that term as defined in Section 2.9(b) hereof.

“Incremental Revolving Credit Increase” means that term as defined in Section 2.9(b) hereof.

“Incremental Term Loan” means that term as defined in Section 2.9(b) hereof.

“Incremental Term Loan Commitment” means that term as defined in Section 2.9(b) hereof.

“Indebtedness” means, for any Company (excluding in all cases trade payables and guaranties of performance by a Subsidiary payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than any performance based contingent obligation that is part of the total Consideration for any Acquisition), ~~,~~ (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all Synthetic Leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs that are required to be reported as a liability in accordance with GAAP, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) hereof. Notwithstanding the foregoing, the obligations of the US Borrower under any Permitted Warrant Transaction or Permitted Factoring Transaction shall not constitute Indebtedness. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial RFR Loan (GBP)” means an RFR Loan that would have borne interest based upon a Daily Simple RFR or a Term RFR on the Closing Date, which for all purposes of this Agreement shall refer only to Loans denominated in Sterling.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of US Borrower, on a Consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Payment Date” means (a) as to any Base Rate Loan or Daily Simple RFR Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date and (b) as to any Eurodollar Rate Loan or Term RFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Revolving Credit Maturity Date.

“Interest Period” means, ~~with respect~~as to ~~a LIBOR Fixed Rate~~any Loan, the period commencing on the date such ~~LIBOR Fixed Rate~~ Loan is ~~made and ending on the last day of such period, as selected by Administrative Borrower pursuant to the provisions hereof, and, thereafter (unless~~disbursed or converted to or, with respect to any Eurodollar Rate Loan or Term RFR Loan, continued as a Eurodollar Rate Loan~~, such LIBOR Fixed Rate Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Administrative Borrower pursuant to the provisions hereof. The duration of each Interest Period for a LIBOR Fixed Rate Loan shall be~~ or Term RFR Loan, as applicable, and ending on the date one ~~month, two months~~(1), three ~~months~~(3) or six (6) months thereafter, in each case as selected by the Administrative Borrower ~~may select upon notice, as set forth in Section 2.5 hereof~~in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that ~~(a) if Administrative Borrower~~:

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(a)        the Interest Period shall ~~fail to so select~~commence on the ~~duration~~date of advance of or conversion to any ~~Interest Period for a~~ Eurodollar ~~Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Administrative Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at~~Rate Loan or Term RFR Loan, as applicable and, in the ~~end~~case of ~~the then current~~immediately successive Interest ~~Period; and (b)~~Periods, each ~~Alternate Currency Loan must be repaid on the last day of the Interest Period applicable thereto.~~successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)       if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)        no Interest Period shall extend beyond the Revolving Credit Maturity Date; and

(e)        no tenor that has been removed from this definition pursuant to Section 3.5(c)(iv) shall be available for specification in any Notice of Loan or in connection with any conversion or continuation of any Loan.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lender” means that term as defined in the first paragraph hereof and, as the context requires, shall include the Fronting Lender and the Swing Line Lender.

“Letter of Credit” means a standby letter of credit that shall be issued by the Fronting Lender for the account of US Borrower or a Domestic Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) one year after the Revolving Credit Maturity Date, subject to Section 2.2(b)(viii) hereof.

“Letter of Credit Commitment” means the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to ~~Twenty-Five~~One Hundred Million Dollars ($~~25,000,000~~100,000,000).

“Letter of Credit Exposure” means, at any time, the Dollar Equivalent of, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.2(b)(iv) hereof.

~~“LIBOR Fixed Rate Loan” means a Eurodollar Loan or an Alternate Currency Loan.~~

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

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“Limited Conditionality Acquisition” means that term as defined in Section 2.9(d) hereof.

“Loan” means a Revolving ~~Loan, a Term~~ Loan or a Swing Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, each Security Document, each Additional Foreign Borrower Assumption Agreement and the Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Companies taken as a whole, (b) the material rights and remedies of Agent or the Lenders under any Loan Document, (c) the ability of the Credit Parties, taken as a whole, to perform their obligations under any material Loan Document, or (d) the legality, validity, binding effect or enforceability against any Credit Party of any material Loan Document to which it is a party.

“Material Indebtedness Agreement” means any debt instrument, capital lease (but not any Operating Lease), guaranty, contract, agreement or other arrangement evidencing any Indebtedness of any Company or the Companies in excess of the amount of Twenty Million Dollars ($20,000,000).

“Maximum Rate” means that term as defined in Section 2.3(d)(i) hereof.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the sum of (i) the Fronting Exposure of the Fronting Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swing Line Lender with respect to all Swing Loans outstanding at such time and (b) otherwise, an amount determined by Agent and each of the applicable Fronting Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Leverage Ratio” means, as any date of determination, the ratio of (a) Consolidated Funded Indebtedness (as of the end of the most recently completed fiscal quarter of US Borrower) minus seventy percent (70%) of Unrestricted cash and Cash Equivalents of the Companies as of such date of determination to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of US Borrower).

“New Zealand Dollar” means the lawful currency of New Zealand.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders, each Lender directly and adversely affected thereby or all affected Lenders in accordance with the terms of Section 11.3 hereof and (b) has been approved by the Required Lenders.

“Note” means a Revolving Credit ~~Note, a Term Loan~~ Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit D.

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“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by one or more Borrowers to Agent, the Swing Line Lender, the Fronting Lender, or any Lender (or any affiliate thereof) pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, (b) all obligations of US Borrower or any Credit Party pursuant to Letters of Credit; (c) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (d) the commitment and other fees, and any prepayment fees payable pursuant to this Agreement or any other Loan Document; (e) all fees and charges in connection with the Letters of Credit; (f) every other liability, now or hereafter owing to Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (g) all Related Expenses.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP (prior to the effectiveness date of FASB ASC 842), would not be required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor. For the avoidance of doubt, Facility-Related Leases shall be deemed to constitute Operating Leases.

“Optional Leverage Ratio Increase” means that term as defined in Section 5.7 hereof.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.4 hereof).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Agent (or to the extent payable to an Fronting Lender or the Swingline Lender, such Fronting Lender or Swingline Lender, as applicable, in each case, with notice to the Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternate Currency, an overnight rate determined by the Agent (or to the extent payable to an Fronting Lender or the Swingline Lender, such Fronting Lender or Swingline Lender, as applicable, in each case, with notice to the Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participant” means that term as defined in Section 11.10(c) hereof.

“Participant Register” means that term as defined in Section 11.10(c) hereof.

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“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Percepta” means Percepta, LLC and each of its Subsidiaries.

“Performance Guaranty” means a performance guaranty entered into in the ordinary course of business and upon terms typical in the industry of Borrowers; provided that Performance Guaranties shall not include guaranties of Indebtedness.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction and whether a stand-alone transaction or a combined transaction with a Permitted Warrant Transaction, such as a capped call or call spread transaction) relating to the US Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower) purchased by the US Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the US Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower; provided that the purchase price of any such Permitted Bond Hedge Transaction ~~is made with, and the purchase price thereof~~ does not exceed, the net proceeds received by the US Borrower in connection with the issuance of any Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” means ~~(a) senior, unsecured Indebtedness of the US Borrower that is convertible into shares of common stock of the US Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower and (b) any guarantee by any Credit Party of Indebtedness of the US Borrower described in clause (a); provided that that such~~any Convertible Indebtedness ~~is~~ permitted to be incurred under Section 5.8(o).

“Permitted Factoring Transaction” means an accounts receivable factoring or other similar arrangement for the sale of accounts receivable that is structured as a “true-sale”, limited-recourse to the Companies and provides for payment to such Company prior to the date that such accounts receivable would otherwise be due; provided that the aggregate book value of all accounts receivable that have been sold (or otherwise subjected to such arrangement) by the Companies and that remain outstanding shall not at any time exceed the greater of (i) $~~75,000,000~~100,000,000 and (ii) twenty-five percent (25%) of the average book value of all accounts receivable of the Companies determined over the most recent ended twelve month period for which Consolidated financial statements are available pursuant to Sections 5.3(a) or (b).

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“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction and whether a stand-alone transaction or a combined transaction with a Permitted Bond Hedge Transaction, such as a capped call or a call spread transaction) relating to the US Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower) sold by the US Borrower substantially concurrently with any purchase by the US Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the US Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Plan Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Code Section 412 and ERISA Section 302, each as in effect prior to the Pension Act and, thereafter, Code Sections 412, 430, 431, 432 and 436 and ERISA Sections 302, 303, 304 and 305.

“Platform” means that term as described in Section 5.3 hereof.

“Pledge Agreement” means each of the Pledge Agreements executed and delivered to Agent, for the benefit of the Secured Parties, by a Borrower or a Guarantor of Payment, as applicable, with respect to the capital stock or other equity interests owned by such Credit Party, as the same may from time to time be amended, restated or otherwise modified.

“Pledged Securities” means, with respect to a Pledge Agreement, the capital stock or other equity interests pledged to Agent, for the benefit of the Secured Parties, by a Credit Party pursuant to such Pledge Agreement.

“Prime Rate” means the interest rate established from time to time by Agent as Agent’s prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” means that term as described in Section 5.3 hereof.

“Qualifying Debt Issuance” means the issuance by the US Borrower and/or its Subsidiaries, in one or more issuances, an aggregate amount of at least One Hundred Fifty Million Dollars ($150,000,000) initial face amount of unsecured debt in the nature of unsecured high yield notes or unsecured Convertible Indebtedness.

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“Rate Determination Date” means, with respect to any Interest Period, (a) in the case of the Eurodollar Rate (other than the CDOR Rate), two (2) Eurodollar Banking Days prior to the commencement of such Interest Period or (b) in the case of the CDOR Rate, first day of such Interest Period (or in each case of clause (a) or (b) such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Agent; provided that to the extent that such market practice is not administratively feasible for the Agent, such other day as otherwise reasonably determined by the Agent).

“Recipient” means (a) Agent, (b) any Lender and (c) any Fronting Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark for any Currency means (a) if such Benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date and (ii) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is an Adjusted Eurodollar Rate, (i) if the applicable Adjusted Eurodollar Rate for such Benchmark is based upon USD LIBOR, then 11:00 a.m. (London time) on the day that is two (2) Eurodollar Banking Days preceding the date of such setting, (ii) if the applicable Adjusted Eurodollar Rate for such Benchmark is based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two (2) Eurodollar Banking Days preceding the date of such setting, and (iii) if the applicable Adjusted Eurodollar Rate for such Benchmark is based upon TIBOR, then 11:00 a.m. (Tokyo time) on the day that is two (2) Eurodollar Banking Days preceding the date of such setting and (c) otherwise, then the time determined by the Agent, including in accordance with the Benchmark Replacement Conforming Changes.

“Register” means that term as described in Section 11.10(b) hereof.

“Regularly Scheduled Payment Date” means the last day of each March, June, September and December of each year.

“Related Expenses” means any and all reasonable and documented out-of-pocket costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable and documented out-of-pocket attorneys’ fees, reasonable legal expenses, judgments, suits and disbursements) (a) incurred by Agent, or imposed upon or asserted against Agent or any Lender, in any attempt by Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, reasonable and documented out-of-pocket costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date due until paid at the Default Rate.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“~~Replacement Rate” has the meaning assigned thereto in Section 3.5(c)~~Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternate Currency, (1) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Reportable Event” means any of the events described in Section 4043 of ERISA.

“Request for Extension” means a notice substantially in the form of the attached Exhibit H.

“Required Lenders” means, at any time, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure of all Lenders; provided that the Total Credit Exposure held or deemed to be held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of this definition, “Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure ~~and outstanding Term Loans~~ of such Lender at such time.

“~~Reserve Percentage” means for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in New York, New York, in respect of Eurocurrency Liabilities. The Eurodollar Rate and the Alternate Currency Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage~~Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution or (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness. For the avoidance of doubt, none of (i) the exercise and settlement or termination of any Permitted Warrant Transaction, whether in cash, capital stock or other securities, (ii) the purchase or other acquisition of any Permitted Bond Hedge Transaction and any exercise and settlement or termination thereof, whether in cash, capital stock or other securities, (iii) the payment of principal or interest at scheduled maturity or otherwise on any Permitted Convertible Indebtedness nor (iv) the settlement of any conversion of any Permitted Convertible Indebtedness, whether in cash, capital stock or other securities, shall constitute a “Restricted Payment”.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of an RFR Loan or a Eurodollar Fixed Rate Loan denominated in an Alternate Currency, as applicable, but only as to the amounts so borrowed on such date, (ii) each date of a continuation of an RFR Loan or a Eurodollar Fixed Rate Loan, as applicable, denominated in an Alternate Currency pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in an Alternate Currency, each of the following: (i) each date of issuance, amendment or extension of such Letter of Credit, but only as to the Letter of Credit so issued, amended or extended on such date, (ii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternate Currency, but only as to the Letter of Credit that is paid on such date and (iii) such additional dates as the Agent or the applicable Fronting Lender (with notice thereof to the Agent) shall determine or the Required Lenders shall require.

“Revolving Amount” means, for each Lender, the amount set forth opposite such Lender’s name on Schedule 1 hereto as of the ~~Fourth~~Sixth Amendment Effective Date, subject to decreases determined pursuant to Section 2.9(a) hereof, increases pursuant to Section 2.9(b) hereof and assignments of interests pursuant to Section 11.10 hereof; provided that the Revolving Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Revolving Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share). The Revolving Amount for all the Lenders on the ~~Fourth~~Sixth Amendment Effective Date shall be ~~Nine~~One Billion Five Hundred Million Dollars ($~~900,000,000~~1,500,000,000).

“Revolving Credit Availability” means, at any time, the amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Lenders (and each Lender) to make Revolving Loans, (b) the Fronting Lender to issue and each Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Revolving Amount.

“Revolving Credit Exposure” means, at any time, the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

“Revolving Credit Maturity Date” means ~~February 14~~November 23, ~~2024~~2026 (as such date may be extended pursuant to Section 2.15 hereof), or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Revolving Credit Note” means a US Borrower Revolving Credit Note or a Foreign Borrower Revolving Credit Note.

“Revolving Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment or if the Revolving Credit Commitment has been terminated, all Lenders having Revolving Credit Exposure.

“Revolving Loan” means a loan made to US Borrower or a Foreign Borrower by the Lenders in accordance with Section 2.2(a) hereof.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, on and after the USD LIBOR Transition Date, SOFR and (b) Sterling, SONIA.

“RFR Administrator” means the SOFR Administrator or the SONIA Administrator, as applicable.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, on and after the USD LIBOR Transition Date, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Sections 2.5(a) and 2.7(b), in each case, such day is also a Business Day.

“RFR Loan” means a Daily Simple RFR Loan or a Term RFR Loan, as the context may require.

“RFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple RFR”.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (which, as of the ~~Fourth~~Sixth Amendment Effective Date, includes Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means, for any Eurodollar Fixed Rate Loan denominated in Dollars, the USD LIBOR Rate, for any Eurodollar Fixed Rate Loan denominated in Euros, the EURIBOR Rate, for any Eurodollar Fixed Rate Loan denominated in Canadian Dollars, the CDOR Rate, for any Eurodollar Fixed Loan denominated in Australian Dollars, the BBSY Rate and for any Eurodollar Fixed Rate Loan denominated in New Zealand Dollars, the BKBM Rate.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

“Secured Hedge Agreement” means (a) any Hedge Agreement between or among any Credit Party or any of its Subsidiaries and a counterparty that is the Agent or any of its Affiliates, (b) any Hedge Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries and a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) any Hedge Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries and a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Hedge Agreement is entered into.

“Secured Hedge Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries under any Secured Hedge Agreement; provided that the “Secured Hedge Obligations” of a Credit Party shall exclude (a) any Excluded Swap Obligations with respect to such Credit Party and (b) any Permitted Bond Hedge Transaction.

“Secured Net Leverage Ratio” means, as any date of determination, the ratio of (a) Consolidated Funded Indebtedness (as of the end of the most recently completed fiscal quarter of the US Borrower) that is secured by a Lien on any assets of the US Borrower or any of its Subsidiaries minus seventy percent (70%) of Unrestricted cash and Cash Equivalents of the Companies as of such date of determination to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the US Borrower).

“Secured Obligations” means, collectively, (a) the Obligations, (b) any Secured Hedge Obligations, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements.

“Secured Parties” means, collectively, Agent, the Lenders, the Fronting Lender, the holders of any Secured Hedge Obligations, any Lender (or an entity that is an affiliate of a then existing Lender) party to a Bank Product Agreement with a Company, each co-agent or sub-agent appointed by Agent from time to time pursuant to Section 9.5 hereof, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Account Control Agreement” means each Securities Account Control Agreement among US Borrower or a Domestic Guarantor of Payment, Agent and a Securities Intermediary, dated on or after the Closing Date, to be in form and substance reasonably satisfactory to Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Agreement” means each Security Agreement, executed and delivered by a Credit Party in favor of Agent, for the benefit of the Secured Parties, dated on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to the previously executed Security Agreement.

“Security Documents” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Control Agreement, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States of America filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to Agent, for the benefit of the Secured Parties, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Significant Positive EBITDA Acquisition” means an Acquisition that, as measured for the four fiscal quarters then most recently ended, generated positive EBITDA in excess of Five Million Dollars ($5,000,000) for the Person or assets being acquired.

“Significant Positive EBITDA Disposition” means a Disposition that, as measured for the four fiscal quarters then most recently ended, generated positive EBITDA for the Company effecting such Disposition in excess of Five Million Dollars ($5,000,000).

“Sixth Amendment Effective Date” means November 23, 2021.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Notice Currency” means, at any time, an Alternate Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America.

“Spread Adjusted SOFR” means with respect to any RFR Business Day, a rate per annum equal to the sum of (a) the secured overnight financing rate for such RFR Business Day and (b) the applicable Benchmark Replacement Adjustment.

“Spread Adjusted Term SOFR” means, for any Available Tenor and Interest Period, a rate per annum equal to the sum of (a) the forward-looking term rate for a period comparable to such Available Tenor based on the SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Agent in its reasonable discretion in a manner substantially consistent with market practice and (b) the applicable Benchmark Replacement Adjustment.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance reasonably satisfactory to Agent and, if the aggregate amount of such Subordinated Indebtedness is in excess of Ten Million Dollars ($10,000,000), the Required Lenders) in favor of the prior payment in full of the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership, limited liability company or unlimited liability company of which such Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which such Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person. Unless the context otherwise requires, Subsidiary herein shall be a reference to a Subsidiary of US Borrower.

“Supporting Letter of Credit” means a standby letter of credit, in form and substance reasonably satisfactory to Agent and the Fronting Lender, issued by an issuer reasonably satisfactory to Agent and the Fronting Lender.

“Swap Obligation” means, with respect to any Guarantor of Payment, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Sweep Arrangement” means that term as defined in Section 2.2(c)(i)(B) hereof.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to US Borrower up to the aggregate amount at any time outstanding of Fifteen Million Dollars ($15,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” means Wells Fargo, as holder of the Swing Line Commitment.

“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit C, executed and delivered by US Borrower pursuant to Section 2.4(c) hereof.

“Swing Loan” means a loan that shall be denominated in Dollars made to US Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) twenty (20) days after the date such Swing Loan is made, or (b) the Revolving Credit Maturity Date.

“Synthetic Lease” means any lease (a) that is accounted for by the lessee as an Operating Lease, and (b) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto).

“Term ~~Loan” means the term loan made, or to be made, to US Borrower by the Term Loan Lenders pursuant to Section 2.2A.~~

~~“Term Loan Commitment” means (a) as to any Term Loan Lenders, the obligation of such Term Loan Lenders to make a portion of the Term Loan, to the account of US Borrower hereunder on or after the Fifth Amendment Effective Date but prior to the Term Loan Funding Deadline in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 1 and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans. The aggregate Term Loan Commitment of all Term Loan Lenders on the Fifth Amendment Effective Date shall be $300,000,000.~~

RFR” means, for any Interest Period, a rate per annum equal to (a) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the greater of (i) Spread Adjusted Term SOFR and (ii) the Floor and (b) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Agent in its reasonable discretion in a manner substantially consistent with market practice and (ii) the Floor.

“Term RFR Loan” means a Loan that bears interest at a rate based on Term RFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term RFR Notice” means a notification by the Agent to the Lenders and the Borrower of the occurrence of a Term RFR Transition Event.

“Term ~~Loan Funding~~RFR Transition Date” means, in the case of a Term RFR Transition Event, the date ~~occurring~~that is thirty (30) calendar days after the ~~Fifth Amendment Closing Date upon which all of the conditions~~Agent has provided the related Term RFR Notice to ~~funding~~ the ~~Term Loan set forth in Section 4.1 are satisfied and the Term Loan is funded~~Lenders and the Administrative Borrower pursuant to Section 3.5(c)(i)(C).

“Term ~~Loan Funding Deadline” means June 30, 2021.~~

~~“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.~~

~~“Term Loan Maturity Date” means February 14, 2024, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.~~

~~“Term Loan Note” means a Term Loan Note, in the form of the attached Exhibit J, executed and delivered by US Borrower pursuant to Section 2.4(d) hereof~~RFR Transition Event” means, with respect to any Currency for any Interest Period, the determination by the Agent that the applicable Term RFR for such Currency has been recommended for use by the Relevant Governmental Body.

“TIBOR” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“TIBOR Rate” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“Transitioned RFR Loan” means a Loan that is an RFR Loan that would not have borne interest based upon a Daily Simple RFR or a Term RFR on the Closing Date. To the extent that Loans denominated in Dollars bear interest based on a Daily Simple RFR or Term RFR after the Closing Date, such Loans would be Transitioned RFR Loans.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted” means, when referring to cash and Cash Equivalents of any Person, that such cash and Cash Equivalents (a) do not appear, or would not be required to appear, as “restricted” on the financial statements of such Person and its Subsidiaries (unless related to the Loan Documents or the Liens created thereunder), (b) are not subject to a Lien in favor of any Person other than Agent under the Loan Documents or Liens permitted under Section 5.9(l) hereof or (c) are not otherwise unavailable to such Person or its Subsidiaries.

“US Borrower” means that term as defined in the first paragraph hereof.

“US Borrower Revolving Credit Note” means a US Borrower Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered by US Borrower pursuant to Section 2.4(a) hereof.

“USD LIBOR” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“USD LIBOR Rate” has the meaning assigned thereto in the definition of “Eurodollar Rate”.

“USD LIBOR Transition Date” means, the earlier of (a) the date that all Available Tenors of USD LIBOR have either (i) permanently or indefinitely ceased to be provided by IBA; provided that, at the time of such cessation, there is no successor administrator that will continue to provide any Available Tenor of USD LIBOR or (ii) been announced by the FCA pursuant to public statement or publication of information to be no longer representative (in which case the date shall be the later of the date of such announcement or the date specified in such announcement as the date it will no longer be representative) and (b) the Early Opt-in Effective Date.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Waterfall” means that term as defined in Section 8.7(b)(ii) hereof.

“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly Owned Subsidiary” means any Person, the equity interests of which are one hundred percent (100%) owned (other than, with respect to the ownership of equity interests of Foreign Subsidiaries, such equity interests as are necessary to qualify directors where required by applicable law or to satisfy other requirements of applicable law) are at the time owned by US Borrower, directly, or indirectly through other Persons one hundred percent (100%) of whose equity interests are at the time owned, directly or indirectly, by US Borrower.

“Withholding Agent” means any Credit Party and Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” or “¥” mean the lawful currency of Japan.

Section 1.2             Accounting Terms.

(a)           Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

(b)           If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) with respect to GAAP, or if US Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of Agent, the Required Lenders or US Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of Borrowers shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption.

(c)           Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Companies at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. In addition, notwithstanding anything to the contrary contained in Section 1.2(b) above or the definition of “Capitalized Lease Obligations”, in the event of an accounting change pursuant to FASB ASC 842 in relation to the requirements for leases to be capitalized, only those leases that would have constituted capital leases prior to the effective date of FASB ASC 842 (assuming for purposes hereof that they were in existence prior to the effective date of FASB ASC 842) shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.

Section 1.3             Terms Generally. The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

Section 1.4            Confirmation of Recitals. Borrowers, Agent and the Lenders hereby confirm the statements set forth in the recitals of this Agreement.

Section 1.5            Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its capital stock or other equity interests at such time.

Section 1.6            Rates. ~~Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definitions of “Alternate Currency Base Rate” or “Eurodollar Rate”.~~The interest rate on Loans denominated in Dollars or an Alternate Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (a) Sterling, Yen and Euros will be December 31, 2021, (b) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (c) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.5(c), such Section 3.5(c) provides a mechanism for determining an alternative rate of interest. The Agent will notify the Borrower, pursuant to Section 3.5(c), of any change to the reference rate upon which the interest rate on Loans is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in the definition of “Eurodollar Rate” or any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.5(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.7             Exchange Rates; Currency Equivalents.

(a)           The Agent or the applicable Fronting Lender (with notice thereof to the Agent), as applicable, shall determine the Dollar Equivalent amounts of Extensions of Credit denominated in Alternate Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Agent or the applicable Fronting Lender, as applicable.

(b)           Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of an RFR Loan or Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Agent or the applicable Fronting Lender, as the case may be.

Section 1.8             Change of Currency.

(a)           The obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)           Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Article II. AMOUNT AND TERMS OF CREDIT

Section 2.1             Amount and Nature of Revolving Credit.

(a)           Subject to the terms and conditions of this Agreement, the Revolving Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Revolving Loans to Borrowers, participate in Swing Loans made by the Swing Line Lender to US Borrower, and participate in Letters of Credit at the request of Administrative Borrower, in such aggregate amount as Borrowers shall request pursuant to the Revolving Credit Commitment; provided that in no event shall the aggregate principal amount of all Revolving Loans, Swing Loans and Letters of Credit outstanding under this Agreement be in excess of the Revolving Amount.

(b)           Each Lender, for itself and not one for any other, agrees to make Revolving Loans, participate in Swing Loans, and participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrowers or the issuance of a Letter of Credit:

(i)             the Dollar Equivalent of the aggregate outstanding principal amount of Revolving Loans and Swing Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Revolving Amount for such Lender; and

(ii)            the aggregate outstanding principal amount of Revolving Loans made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans that shall be such Lender’s Commitment Percentage. Each borrowing of Revolving Loans from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders (provided that, for the avoidance of doubt, Swing Loans shall be risk participated on a pro rata basis).

(c)           The Loans ~~(other than Term Loans)~~ may be made as Revolving Loans as described in Section 2.2(a) hereof and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

Section 2.2             Revolving Credit Commitment.

(a)           Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to US Borrower or a Foreign Borrower in such amount or amounts as Administrative Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure; provided that Borrowers shall not request any Alternate Currency Loan (and the Lenders shall not be obligated to make an Alternate Currency Loan) if, after giving effect thereto, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount~~)~~. Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the Revolving Credit Maturity Date, by means of any combination of Base Rate Loans, Eurodollar Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, US Borrower or the appropriate Foreign Borrower, as applicable, shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period.

(b)           Letters of Credit.

(i)             Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of US Borrower or a Domestic Guarantor of Payment, as Administrative Borrower may from time to time request. Administrative Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, (C) with respect to a request for a Letter of Credit to be issued in an Alternate Currency, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount or (D) the beneficiary of such Letter of Credit is a Sanctioned Person. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender’s Commitment Percentage.

(ii)            Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than Agent) by an Authorized Officer not later than 1:00 P.M. (Eastern time) three Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent) and shall specify the face amount thereof, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, the Alternate Currency if a Letter of Credit denominated in an Alternate Currency is requested, and the nature of the transaction or obligation to be supported thereby. Concurrently with each such request, Administrative Borrower, and any Domestic Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

(iii)          Standby Letters of Credit Fees. With respect to each Letter of Credit and the drafts thereunder, if any, whether issued for the account of US Borrower or any Domestic Guarantor of Payment, US Borrower agrees to (A) pay to Agent, for the pro rata benefit of the Lenders with a Revolving Credit Commitment, a non-refundable commission, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin for ~~LIBOR~~Eurodollar Fixed Rate Loans or Transitioned RFR Loans (in effect on such Regularly Scheduled Payment Date) multiplied by the daily undrawn face amount of such Letter of Credit, (B) pay to Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at the rate per annum equal to one-eighth percent (1/8%) multiplied by the daily undrawn face amount of such Letter of Credit, and (C) pay to Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv)          Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, US Borrower shall promptly reimburse the Fronting Lender for the amount drawn. In the event that the amount drawn shall not have been reimbursed by US Borrower on the date of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent), US Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn (or the Dollar Equivalent with respect to a Letter of Credit funded in an Alternate Currency). Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. US Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(iv) to reimburse, in full (other than the Fronting Lender’s pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(v)           Participation in Letters of Credit. If, for any reason, Agent (and the Fronting Lender if the Fronting Lender is a Lender other than Agent) shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding subsection, or if the amount not reimbursed is a Letter of Credit drawn in an Alternate Currency, Agent (and the Fronting Lender if the Fronting Lender is a Lender other than Agent) shall have the right to request that each Lender fund a participation in the amount due (or the Dollar Equivalent with respect to a Letter of Credit in an Alternate Currency) with respect to such Letter of Credit, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Fronting Lender, such Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender’s Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrowers pursuant to this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(b)(v) by wire transfer of immediately available funds (in Dollars, in the Dollar Equivalent for amounts drawn in such Alternate Currency), in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans. Each Lender is hereby authorized to record on its records such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit. In addition, each Lender agrees to risk participate in the Existing Letters of Credit as provided in subsection (vi) below.

(vi)          Existing Letters of Credit. Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Closing Date (each, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of subsection (v) above, on the Closing Date. US Borrower, Agent and the Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. Notwithstanding anything to the contrary in any reimbursement agreement applicable to the Existing Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Lenders shall accrue from the Closing Date at the rate provided in this subsection (vi).

(vii)         Auto-Renewal Letters of Credit. If Administrative Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit Agent (or the Fronting Lender if the Fronting Lender is a Lender other than Agent) to prevent any such renewal by giving prior notice to the beneficiary thereof not later than thirty (30) days prior to the renewal date of such Letter of Credit. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) Agent (and the Fronting Lender) to permit at any time the renewal of such Letter of Credit to an expiry date not later than one year after the Revolving Credit Maturity Date.

(viii)        Letters of Credit Outstanding Beyond the Revolving Credit Maturity Date. If any Letter of Credit is outstanding on the Revolving Credit Maturity Date, then, upon such termination, US Borrower shall deposit with Agent, for the benefit of the Fronting Lender, with respect to all outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, and (B) free and clear of all rights and claims of third parties. The cash shall be deposited in an escrow account at a financial institution designated by the Fronting Lender. The Fronting Lender shall be entitled to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) amounts necessary to reimburse the Fronting Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit. US Borrower shall also execute such documentation as Agent or the Fronting Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement. After expiration of all undrawn Letters of Credit, the Supporting Letter of Credit or the remainder of the cash, as the case may be, shall promptly be returned to Administrative Borrower.

(ix)           Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2(b) shall be subject to the terms and conditions of Section 3.7 and Section 3.8 hereof.

(c)           Swing Loans.

(i)             Generally.

(A)              Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to US Borrower in such amount or amounts as Administrative Borrower, through an Authorized Officer, may from time to time request; provided that Administrative Borrower shall not request any Swing Loan if, after giving effect thereto, (1) the Revolving Credit Exposure would exceed the Revolving Credit Commitment or (2) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars. US Borrower may prepay Swing Loans in accordance with Section 2.7 hereof.

(B)              Notwithstanding any provision herein to the contrary and to the extent applicable, in the event the Swing Line Lender and US Borrower have agreed in writing (and the parties hereby acknowledge that any such agreement by US Borrower shall be made at its sole discretion), that up to $10,000,000 of the Swing Line Commitment may be used to automatically draw and repay Swing Loans (subject to the limitations set forth herein) pursuant to cash management arrangements between US Borrower and the Swing Line Lender (the “Sweep Arrangement”). Principal and interest on Swing Loans deemed requested pursuant to the Sweep Arrangement shall be paid pursuant to the terms and conditions agreed to between US Borrower and the Swing Line Lender (without any deduction, setoff or counterclaim whatsoever). The borrowing and disbursement provisions set forth in Section 2.5 hereof and any other provision hereof with respect to the timing or amount of payments on the Swing Loans (other than the requirement that all Swing Loans be paid no later than the Revolving Credit Maturity Date) shall not be applicable to any portion of the Swing Loans made and prepaid pursuant to the Sweep Arrangement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Arrangement, the principal amount of all Swing Loans made pursuant to the Sweep Arrangement shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.

(ii)           Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to Administrative Borrower and the Lenders, US Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to US Borrower hereunder. Upon receipt of such notice by Administrative Borrower and the Lenders, US Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof). Such Revolving Loan shall be evidenced by US Borrower Revolving Credit Notes (or, if a Lender has not requested a US Borrower Revolving Credit Note, by the records of Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that such Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. US Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan. Each Lender is hereby authorized to record on its records relating to its US Borrower Revolving Credit Note (or, if such Lender has not requested a US Borrower Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii)          Participation in Swing Loans. If, for any reason, the Swing Line Lender is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Lender fund a participation in such Swing Loan, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the Swing Line Lender, such Lender’s ratable share of such Swing Loan (determined in accordance with such Lender’s Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.

(iv)          Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2(c) shall be subject to the terms and conditions of Section 3.7 and Section 3.8 hereof.

~~Section 2.2A Term Loan Commitment. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make the Term Loan to the US Borrower on the Term Loan Funding Date in a principal amount equal to such Term Loan Lender’s Term Loan Commitment as of the Term Loan Funding Date. The US Borrower shall notify Agent, in accordance with the notice provisions of Section 2.5 hereof, whether the Term Loan will be a Base Rate Loan or one or more Eurodollar Loans (provided that Eurodollar Loans shall only be available to the extent no Default or Event of Default shall have occurred and be continuing). The Term Loan may be a mixture of a Base Rate Loan and, to the extent available, one or more Eurodollar Loans. Once the Term Loan is made, any portion of the Term Loan repaid may not be re-borrowed. The Term Loan Commitment shall terminate in its entirety on the earlier to occur of the Term Loan Funding Date and the Term Loan Funding Deadline.~~

Section 2.3             Interest.

(a)           Revolving Loans ~~and Term Loan~~.

(i)            Base Rate Loan. The appropriate Borrower or Borrowers shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the ~~Derived~~ Base Rate plus the Applicable Margin for Base Rate Loans from time to time in effect. Interest on such Base Rate Loan shall be payable~~, commencing June 30, 2013, and continuing~~ on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(ii)            ~~LIBOR~~Eurodollar Fixed Rate Loans. The appropriate Borrower or Borrowers shall pay interest on the unpaid principal amount of each ~~LIBOR~~Eurodollar Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for ~~LIBOR~~Eurodollar Fixed Rate Loans), at the ~~Derived LIBOR~~Eurodollar Rate plus the Applicable Margin for Eurodollar Fixed Rate Loans. Interest on such ~~LIBOR~~Eurodollar Fixed Rate Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

(b)          Swing Loans. US Borrower shall pay interest to Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the ~~Derived~~ Base Rate plus the Applicable Margin for Base Rate Loans from time to time in effect. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

(c)           Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur under Section 7.1 or 7.11 hereof, (i) the overdue principal and the unpaid interest thereon shall bear interest, until paid, at the Default Rate and (ii) in the case of any other amount not paid when due from Borrowers hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate.

(d)           Limitation on Interest.

(i)             Generally. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Administrative Borrower for distribution to Borrowers, as appropriate. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (A) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

(ii)            Foreign Jurisdiction Interest. If any provision of this Agreement or any other Loan Document would obligate any Foreign Borrower to make any payment of interest or other amount payable to (including for the account of) any Lender in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (A) first, by reducing the amount or rate of interest required to be paid to such Lender under this Article II; and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender that would constitute interest for purposes of the applicable statute. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum amount permitted by such statute, then the Lender shall pay an amount equal to such excess to such Foreign Borrower. Any amount or rate of interest referred to in this Article II with respect to the foreign extensions of credit shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that such extensions of credit remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the Commitment Period and, in the event of a dispute, a certificate of an actuary appointed by Agent (and reasonably acceptable to US Borrower) shall be conclusive for the purposes of such determination.

Section 2.4             Evidence of Indebtedness.

(a)           US Borrower Revolving Loans. Upon the request of a Lender, to evidence the obligation of US Borrower to repay the Revolving Loans made by such Lender and to pay interest thereon, US Borrower shall execute a US Borrower Revolving Credit Note, payable to the order of such Lender in the principal amount equal to its Commitment Percentage of the Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided that the failure of a Lender to request a US Borrower Revolving Credit Note shall in no way detract from US Borrower’s obligations to such Lender hereunder.

(b)          Foreign Borrower Revolving Loans. Upon the request of a Lender, to evidence the obligation of each Foreign Borrower to repay the Revolving Loans made by such Lender to such Foreign Borrower and to pay interest thereon, each such Foreign Borrower shall execute a Foreign Borrower Revolving Credit Note, payable to the order of such Lender in the principal amount equal to its Commitment Percentage of the Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender to such Foreign Borrower; provided that the failure of a Lender to request a Foreign Borrower Revolving Credit Note shall in no way detract from such Foreign Borrower’s obligations to such Lender hereunder.

(c)           Swing Loans. Upon the request of the Swing Line Lender, to evidence the obligation of US Borrower to repay the Swing Loans and to pay interest thereon, US Borrower shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from US Borrower’s obligations to the Swing Line Lender hereunder.

~~(d)           Term Loan. Upon the request of a Term Loan Lender, to evidence the obligation of US Borrower to repay the Term Loan made by such Term Loan Lender and to pay interest thereon, US Borrower shall execute a Term Loan Note, payable to the order of such Term Loan Lender in the principal amount equal to its Term Loan Commitment, or, if less, the aggregate unpaid principal amount of Term Loan made by such Term Loan Lender; provided that the failure of a Term Loan Lender to request a Term Loan Note shall in no way detract from US Borrower’s obligations to such Term Loan Lender hereunder.~~

Section 2.5             Notice of Credit Event; Funding of Loans.

(a)           Notice of Credit Event. Administrative Borrower, through an Authorized Officer, shall provide to Agent a Notice of Loan prior to (i) 1:00 P.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 2:00 P.M. (Eastern time) (A) in the case of an RFR Loan (other than a Daily Simple RFR Loan) denominated in Dollars, at least two RFR Business Days ~~prior to~~before such RFR Loan, (B) in the ~~proposed date~~case of ~~borrowing of, continuation of or conversion of a Loan to, a Eurodollar Loan, (iii) 1:00 P.M. (Eastern time) four~~a Daily Simple RFR Loan denominated in Dollars, at least five RFR Business Days ~~prior to~~, (C) in the ~~proposed date~~case of ~~borrowing~~a Eurodollar Fixed Rate Loan denominated in Dollars, at least two Eurodollar Banking Days before such Eurodollar Fixed Rate Loan, (D) in the case of an RFR Loan denominated in any Alternate Currency ~~Loan, (iv~~, at least five RFR Business Days before such RFR Loan, and (E) in the case of a Eurodollar Fixed Rate Loan denominated in any Alternate Currency, at least four Eurodollar Banking Days before such Eurodollar Fixed Rate Loan (or five Eurodollar Banking Days in the case of a Special Notice Currency) and (iii) 3:00 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan~~, and (v) 1:00 P.M. (Eastern time) on the Term Loan Funding Date requesting that the Term Loan Lenders make the Term Loan as a Base Rate Loan on such date (provided that the Administrative Borrower may request, no later than one Business Day prior to the Term Loan Funding Date, that the Term Loan Lenders make the Term Loan as an Eurodollar Loan if the Administrative Borrower has delivered to the Agent a letter in form and substance reasonably satisfactory to the Agent indemnifying the Term Loan Lenders in the manner set forth in Section 3.3 of this Agreement)~~; provided however, that an Authorized Officer of Administrative Borrower may verbally request a Loan, so long as a Notice of Loan is received by the end of the same Business Day, and, if Agent or any Lender provides funds or initiates funding based upon such verbal request, US Borrower shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect. Administrative Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

(b)           Funding of Loans. Agent shall notify each Lender of the date, amount, type of currency and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 3:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to Agent, not later than 4:00 P.M. (Eastern time), the amount in Dollars, or, with respect to an Alternate Currency, in the applicable Alternate Currency, in federal or other immediately available funds, required of it. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to Administrative Borrower, to debit any account of the appropriate Borrower or otherwise receive such amount from the appropriate Borrower, promptly after demand, in the event that such Lender shall fail to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

(c)           Conversion and Continuation of Loans.

(i)            At the request of Administrative Borrower to Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof. No Alternate Currency Loan may be converted to a Base Rate Loan or Eurodollar Loan and no Base Rate Loan or Eurodollar Loan may be converted to an Alternate Currency Loan.

(ii)           At the request of Administrative Borrower to Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall continue one or more Eurodollar Loans as of the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period.

(iii)          At the direction of the Required Lenders, no Loan may be converted into, or continued as, a Eurodollar Loan at any time when a Default or Event of Default shall have occurred and be continuing.

(d)           Minimum Amount for Loans. Each request for:

(i)             a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

(ii)            a ~~LIBOR~~Eurodollar Fixed Rate Loan shall be in an amount (or, with respect to an Alternate Currency Loan, such approximately comparable amount as shall result in an amount rounded to the nearest whole number) of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of Five Hundred Thousand Dollars ($500,000) (or, with respect to an Alternate Currency Loan, such approximately comparable amount as shall result in an amount rounded to the nearest whole number); and

(iii)          a Swing Loan shall be in an amount of not less than Two Hundred Fifty Thousand Dollars ($250,000).

(e)           Interest Periods. Administrative Borrower shall not request that ~~LIBOR~~Eurodollar Fixed Rate Loans be outstanding for more than ten (10) different Interest Periods at the same time.

Section 2.6             Payment on Loans and Other Obligations.

(a)           Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

(b)           Payments in Alternate Currency. With respect to any Alternate Currency Loan, all payments (including prepayments) to any Lender of the principal of or interest on such Alternate Currency Loan shall be made in the same Alternate Currency as the original Loan. For clarification, the amount outstanding on any Alternate Currency Loan for purposes of repayment on the last day of the applicable Interest Period shall be measured in the Alternate Currency and not by the Dollar Equivalent of such amount. With respect to any Alternate Currency Letter of Credit, all payments to the Fronting Lender (and to any Lender that shall have funded its participation in such Letter of Credit) shall be made in the Dollar Equivalent (as determined on the date of drawing of such Letter of Credit) of the amount of such Alternate Currency Letter of Credit. All such payments shall be remitted by the appropriate Borrower to Agent, at the address of Agent for notices referred to in Section 11.4(a) hereof (or at such other office or account as designated in writing by Agent to Administrative Borrower), for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 2:00 P.M. (Eastern time) on the due date thereof in same day funds. Any such payments received by Agent after 2:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

(c)           Payments in Dollars. With respect to (i) any Loan (other than an Alternate Currency Loan), or (ii) any other payment to Agent and the Lenders that shall not be covered by subsection (b) above, all such payments (including prepayments) to Agent of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by Borrowers under this Agreement, shall be made in Dollars. All payments described in this subsection (c) shall be remitted to Agent, at the address of Agent for notices referred to in Section 11.4(a) hereof for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 2:00 P.M. (Eastern time) on the due date thereof in immediately available funds. Other than with respect to payments made by wire transfer that are released by the appropriate Borrower by 2:00 P.M. (Eastern time), any such payments received by Agent (or the Fronting Lender or the Swing Line Lender) after 2:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

(d)           Payments to Lenders. Upon Agent’s receipt of payments hereunder, Agent shall immediately distribute to each Lender its (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Fronting Lender) ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by Agent for the account of such Lender. Payments received by Agent in Dollars shall be delivered to the Lenders in Dollars in immediately available funds. Payments received by Agent in any Alternate Currency shall be delivered to the Lenders in such Alternate Currency in same day funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, ~~LIBOR~~Eurodollar Fixed Rate Loans, Swing Loans and Letters of Credit, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of Borrowers under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(e)           Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a ~~LIBOR~~Eurodollar Fixed Rate Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(f)            Defaulting Lender. To the extent that Agent receives any payments or other amounts for the account of ~~an~~a Defaulting Lender, such Defaulting Lender shall be deemed to have requested that Agent apply such payment or other amount pursuant to Section 3.8 hereof.

(g)           Payment of Non - Pro~~-~~ Rata Revolving Loans. Notwithstanding anything in this Agreement to the contrary, at the sole discretion of Agent, in order to pay Revolving Loans made to a Borrower that were not advanced pro rata by the Lenders, any payment of any Revolving Loan may first be applied to such Revolving Loans of such Borrower that were not advanced pro rata.

~~(h)           Payment of Term Loan. US Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 2.7 hereof:~~

~~PAYMENT DATE~~	~~PRINCIPAL INSTALLMENT~~
~~June 30, 2022~~	~~1.25%~~
~~September 30, 2022~~	~~1.25%~~
~~December 31, 2022~~	~~1.25%~~
~~March 31, 2023~~	~~1.25%~~
~~June 30, 2023~~	~~1.25%~~
~~September 30, 2023~~	~~1.25%~~
~~December 31, 2023~~	~~1.25%~~
~~Term Loan Maturity Date~~	~~Remaining Outstanding Balance~~

~~If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.~~

Section 2.7             Prepayment.

(a)           Right to Prepay.

(i)             Borrowers shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Revolving Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Administrative Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Subject to payment of amounts set forth under Article III hereof, prepayments of Revolving Loans or Swing Loans shall be without any premium or penalty.

(ii)           Borrowers shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Administrative Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

~~(iii)           US Borrower shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Term Loan Lenders, all or any part of the principal amount of the Term Loan then outstanding, as designated by US Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Subject to payment of amounts set forth under Article III hereof, prepayments of the Term Loan shall be without any premium or penalty. Amounts prepaid under the Term Loan may not be reborrowed.~~

(b)           Notice of Prepayment. Administrative Borrower shall give Agent (i) notice of prepayment of a Base Rate Loan or Swing Loan by no later than 1:00 P.M. (Eastern time) on the Business Day on which such prepayment is to be made and (ii) written notice of prepayment ~~of a LIBOR Fixed Rate Loan~~ by no later than 1:00 P.M. (Eastern time) ~~three Business Days before the Business Day on which such prepayment is to be made~~(A) in the case of an RFR Loan (other than a Daily Simple RFR Loan) denominated in Dollars, at least two RFR Business Days before prepayment of such RFR Loan, (B) in the case of a Daily Simple RFR Loan denominated in Dollars, at least five RFR Business Days before payment of such Daily Simple RFR Loan, (C) in the case of a Eurodollar Fixed Rate Loan denominated in Dollars, at least two Eurodollar Banking Days before prepayment of such Eurodollar Fixed Rate Loan, (D) in the case of an RFR Loan denominated in any Alternate Currency, at least five RFR Business Days before prepayment of such RFR Loan, and (E) in the case of a Eurodollar Fixed Rate Loan denominated in any Alternate Currency, at least four Eurodollar Banking Days before prepayment of such Eurodollar Fixed Rate Loan (or five Eurodollar Banking Days in the case of a Special Notice Currency).

(c)           Minimum Amount. Each prepayment of a ~~LIBOR~~Eurodollar Fixed Rate Loan or RFR Loan shall be in the principal amount of not less than the lesser of One Million Dollars ($1,000,000) or the principal amount of such Loan (or, with respect to an Alternate Currency Loan, the Dollar Equivalent (rounded to a comparable amount) of such amount), or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.11(d) or Article III hereof.

Section 2.8             Commitment and Other Fees.

(a)           Commitment Fee. US Borrower shall pay to Agent, for the ratable account of the Lenders as a consideration for the Revolving Credit Commitment, a commitment fee from the Closing Date to and including the Revolving Credit Maturity Date, payable quarterly, at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, multiplied by (ii) (A) the average daily Revolving Amount in effect during such quarter, minus (B) the average daily Revolving Credit Exposure (exclusive of the Swing Line Exposure) during such quarter. The commitment fee shall be payable in arrears, on June 30, 2013 and continuing on each Regularly Scheduled Payment Date thereafter, and on the Revolving Credit Maturity Date.

(b)           Other Fee. US Borrower shall pay to Wells Fargo Securities, LLC or its Affiliates, for its or their respective benefit, the fees set forth in the Fee Letter.

Section 2.9             Modifications to Commitment.

(a)           Optional Reduction of Revolving Credit Commitment. Borrowers may at any time and from time to time permanently reduce in whole or ratably in part the Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than three Business Days’ written notice of such reduction; provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Revolving Amount as so reduced. If Borrowers reduce in whole the Revolving Amount, on the effective date of such reduction (the appropriate Borrowers having prepaid in full the unpaid principal balance, if any, of the Revolving Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to Agent marked “Canceled” and Agent shall redeliver such Revolving Credit Notes to Administrative Borrower. Any partial reduction in the Revolving Amount shall be effective during the remainder of the Commitment Period.

(b)           Increase in Commitment. At any time during the Commitment Increase Period, Administrative Borrower may request that Agent and the Lenders (i) increase the Revolving Credit Commitment (any such increase, an “Incremental Revolving Credit Increase”) and/or (ii) provide one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more term loans (any such term loan, an “Incremental Term Loan”; each Incremental Term Loan and each Incremental Revolving Credit Increase are collectively referred to herein as an “Incremental Increase”), in an aggregate principal amount for all such Incremental Revolving Credit Increases and Incremental Term Loans incurred after the ~~Fourth~~Sixth Amendment Effective Date not to exceed Three Hundred Million Dollars ($300,000,000). Each such request for an Incremental Increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (x) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments and/or the addition of an Incremental Term Loan Commitment, and/or (y) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment or with an Incremental Term Loan Commitment, as applicable, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”); provided that existing Lenders (other than any “institutional” lender) shall be given the first opportunity to provide Additional Commitments or Incremental Term Loans as term loan “A”. Each Incremental Term Loan may be made as a term loan “A” to be made by one or more Lenders or Additional Lenders and/or a term loan “B” to be made by one or more “institutional” lenders on customary terms determined by Agent, US Borrower and such Additional Lenders, Lenders or lenders, as applicable.

(c)           Lender Assumption. During the Commitment Increase Period, all of the Lenders agree that Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) Agent shall provide to Administrative Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (C) Borrowers shall execute and deliver to Agent and the Lenders such replacement or additional Notes as shall be required by Agent (and requested by the Lenders). The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders. On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments, as applicable, among themselves with respect to the Revolving Loans ~~and Term Loan~~ then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(c) (and the appropriate Borrower shall pay to the Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the Lenders would cause a prepayment of one or more Eurodollar Loans). In connection therewith, it is understood and agreed that the Revolving Amount of any Lender will not be increased (or decreased except pursuant to Section 2.9(a) hereof) without the prior written consent of such Lender.

(d)           Conditions to Incremental Increases. The effectiveness of each Incremental Increase shall be subject to the following conditions:

(i)             no Default or Event of Default shall then exist, or, after giving pro forma effect to any such Incremental Increase (including a pro forma calculation of the financial covenants set forth in Section 5.7 hereof) would exist; provided that to the extent the proceeds of such Incremental Increase are to be applied to finance a substantially concurrent Acquisition permitted hereunder that is not conditioned on the availability of financing (each such acquisition, a “Limited Conditionality Acquisition”), the availability thereof shall, if agreed by the lenders providing such Incremental Increase, be subject to no Default or Event of Default existing at the time of execution of the definitive agreement for such Limited Conditionality Acquisition and no Event of Default under Section 7.1 or 7.11 hereof existing immediately prior to or after giving effect to the incurrence of such Incremental Increase;

(ii)           all of the representations and warranties set forth in Article VI hereof shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the effective date of such Incremental Increase, or if such representation speaks as of an earlier date, as of such earlier date; provided that to the extent the proceeds of any Incremental Increase are intended to be applied to finance a substantially concurrent Limited Conditionality Acquisition, the condition specified in this clause (ii) shall, if agreed by the lenders providing such Incremental Increase, be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions; and

(iii)          Agent shall have received from the Administrative Borrower, a Compliance Certificate demonstrating that US Borrower is in pro forma compliance with the financial covenants set forth in Section 5.7 hereof for the most recently completed fiscal quarter after giving effect to such Incremental Increase (assuming that the entire applicable Incremental Term Loan is fully funded on the effective date thereof) and the use of proceeds thereof (including any permitted Acquisition or prepayment of Indebtedness); provided that for purposes of calculating the Net Leverage Ratio and the Secured Net Leverage Ratio, the proceeds from any such Incremental Increase shall not be netted from Consolidated Funded Indebtedness; provided, further, that to the extent the proceeds of such Incremental Increase are to be applied to finance a substantially concurrent Limited Conditionality Acquisition, such pro forma compliance shall, if agreed by the lenders providing such Incremental Increase, be determined at the time of execution of the definitive agreement for such Limited Conditionality Acquisition.

(e)           Modifications to Commitments. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as Agent reasonably deems appropriate in order to effectuate the terms of Section 2.9(b) hereof (including, without limitation, as applicable, (i) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (A) Required Lenders or (B) similar required lender terms applicable thereto).

Section 2.10          Computation of Interest and Fees. With the exception of Base Rate Loans and Alternate Currency Loans denominated in ~~Pounds~~ Sterling, Australian Dollars or New Zealand Dollars, interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans and Alternate Currency Loans denominated in ~~Pounds~~ Sterling, Australian Dollars or New Zealand Dollars, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

Section 2.11           Mandatory Payments.

(a)           Revolving Credit Exposure. If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, US Borrower (and the appropriate Foreign Borrowers) shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

(b)           Swing Line Exposure. If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, US Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c)           Alternate Currency Exposure. If, at any time, the Alternate Currency Exposure shall exceed the Alternate Currency Maximum Amount, US Borrower (and the appropriate Foreign Borrowers) shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Alternate Currency Loans sufficient to bring the Alternate Currency Exposure within the Alternate Currency Maximum Amount.

(d)           Application of Mandatory Payments. Unless otherwise designated by Borrowers, each prepayment pursuant to Section 2.11(a), (b) or (c) hereof shall be applied in the following order (i) first, on a pro rata basis for the Revolving Lenders, to outstanding Revolving Loans that are Base Rate Loans, (ii) second, on a pro rata basis for the Revolving Lenders, to outstanding Revolving Loans that are Eurodollar Loans, and (iii) third, on a pro rata basis for the Revolving Lenders, to outstanding Revolving Loans that are Alternate Currency Loans; provided that, if the outstanding principal amount of any ~~LIBOR~~Eurodollar Fixed Rate Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such ~~LIBOR~~Eurodollar Fixed Rate Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a ~~LIBOR~~Eurodollar Fixed Rate Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

Section 2.12           Liability of Borrowers.

(a)           Joint and Several Liability. Each Borrower hereby authorizes Administrative Borrower or any other Borrower to request Loans or Letters of Credit hereunder. Each Borrower acknowledges and agrees that Agent and the Lenders are entering into this Agreement at the request of each Borrower and with the understanding that US Borrower is and shall remain fully liable, jointly and severally, for payment in full of the Obligations, and each Foreign Borrower is and shall remain fully liable for payment in full of the Obligations of any other Foreign Borrower, as set forth in the Loan Documents. Each Borrower agrees that it is receiving or will receive a direct pecuniary benefit for each Loan made or Letter of Credit issued hereunder (including the Obligations of Foreign Borrowers through Article XI hereof).

(b)          Appointment of Administrative Borrower. Each Borrower hereby irrevocably appoints Administrative Borrower as the borrowing agent and attorney-in-fact for all Borrowers, which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower to (i) provide Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, (ii) take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit, and (iii) exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that neither Agent nor any Lender shall incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(c)           Maximum Liability of Each Foreign Borrower and Rights of Contribution. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the maximum liability of any Foreign Borrower exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Foreign Borrower from other Affiliates of such Foreign Borrower) would not render the rights to payment of Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law. Borrowers hereby agree as among themselves that, in connection with the payments made hereunder, each Foreign Borrower shall have a right of contribution from each other Borrower in accordance with applicable law. Such contribution rights shall be waived until such time as the Secured Obligations (other than (i) contingent obligations which by their terms survive the termination of this Agreement and (ii) obligations and liabilities under Bank Product Agreements or Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Lender (or an entity that is an affiliate of such Lender) shall have been made) have been irrevocably paid in full, and no Borrower shall exercise any such contribution rights until the Secured Obligations have been irrevocably paid in full (other than (i) contingent obligations which by their terms survive the termination of this Agreement and (ii) Secured Hedge Obligations or obligations and liabilities under Bank Product Agreements, in each case as to which arrangements reasonably satisfactory to the applicable Secured Party shall have been made).

(d)           Waivers of Each Borrower. In the event that any obligation of any Borrower under this Agreement is deemed to be an agreement by such Borrower to answer for the debt or default of another Credit Party or as an hypothecation of property as security therefor, each Borrower represents and warrants that (i) no representation has been made to such Borrower as to the creditworthiness of such other Credit Party, and (ii) such Borrower has established adequate means of obtaining from such other Credit Party on a continuing basis, financial or other information pertaining to such other Credit Party’s financial condition. Each Borrower expressly waives, except as expressly required under this Agreement, diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Agent and the Lenders of any additional security of another Credit Party for the obligations secured hereby, or the alteration or release in any manner of any security of another Credit Party now or hereafter held in connection with the Obligations, and consents that Agent, the Lenders and any other Credit Party may deal with each other in connection with such obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration or changes in time for payment of any such obligations or in the terms or conditions of any security held. Agent and the Lenders are hereby expressly given the right, at their option, to proceed in the enforcement of any of the Obligations independently of any other remedy or security they may at any time hold in connection with such obligations secured and it shall not be necessary for Agent and the Lenders to proceed upon or against or exhaust any other security or remedy before proceeding to enforce their rights against such Borrower. Each Borrower further subordinates any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Agent and the Lenders by any other Credit Party until such time as the Commitment has been terminated and the Secured Obligations have been repaid in full (other than (i) contingent obligations which by their terms survive the termination of this Agreement and (ii) Secured Hedge Agreements or obligations and liabilities under Bank Product Agreements, in each case as to which arrangements satisfactory to the applicable Secured Party).

(e)           Liability of Foreign Borrowers and Foreign Guarantors of Payment. Anything herein to the contrary notwithstanding, no Foreign Borrower or Foreign Guarantor of Payment shall at any time be liable for the Indebtedness of US Borrower under this Agreement (exclusive of Indebtedness of the Foreign Borrowers that is guaranteed by US Borrower under this Agreement).

Section 2.13           Addition of Foreign Borrowers and Foreign Guarantors of Payment.

(a)           Addition of Foreign Borrower. At the request of Administrative Borrower (with at least thirty (30) days prior written notice to Agent and the Lenders) and the approval of Agent, in its reasonable discretion, a Foreign Subsidiary of US Borrower that shall not then be a Foreign Borrower may become a Foreign Borrower hereunder, provided that all of the following requirements shall have been met at the time of such addition to the reasonable satisfaction of Agent:

(i)            such Foreign Subsidiary shall be a Wholly-Owned Subsidiary of US Borrower or shall be a Foreign Subsidiary of which US Borrower owns, directly or indirectly, at least eighty percent (80%) of the equity interests and eighty percent (80%) of the equity interests entitled to vote;

(ii)            such Foreign Subsidiary (A) shall be organized under the laws of an Approved Foreign Jurisdiction, and (B) shall not be organized under the laws of a jurisdiction for which any Lender (that is organized in the United States) has provided notice to Agent that it is illegal for such Lender, or violates the policies of such Lender (in such Lender’s reasonable interpretation of such policies), to lend into such foreign jurisdiction;

(iii)           US Borrower and each Domestic Guarantor of Payment shall have guaranteed the obligations of such Foreign Subsidiary under this Agreement pursuant to the terms of a Guaranty of Payment;

(iv)          such Foreign Subsidiary shall have executed an Additional Foreign Borrower Assumption Agreement and appropriate Foreign Borrower Revolving Credit Notes (for Lenders requesting Notes);

(v)           if required pursuant to Section 5.21 hereof, one or more Foreign Affiliates of such Foreign Subsidiary shall become a Foreign Guarantor of Payment, and shall have executed a Guaranty of Payment with respect to the obligations of such Foreign Subsidiary; and

(vi)            such Foreign Subsidiary that shall become a Foreign Borrower shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel and any other documents and items (including, without limitation, such information as any Lender may request pursuant to Section 11.11 hereof) as may be deemed necessary or advisable by Agent (including an amendment to this Agreement), all of the foregoing to be in form and substance reasonably satisfactory to Agent.

(b)            Addition of Foreign Guarantor of Payment. At the request of Administrative Borrower (with at least fifteen (15) days prior written notice to Agent and the Lenders) and the approval of Agent, in its reasonable discretion, a Foreign Subsidiary of US Borrower that shall not then be a Foreign Guarantor of Payment may become a Foreign Guarantor of Payment hereunder, provided that all of the following requirements shall have been met at the time of such addition to the reasonable satisfaction of Agent:

(i)             Administrative Borrower shall have provided to Agent a written request that such Foreign Subsidiary be designated as a Foreign Guarantor of Payment pursuant to the terms of this Agreement;

(ii)            such Foreign Subsidiary shall be a Wholly-Owned Subsidiary of US Borrower or shall be a Foreign Subsidiary of which US Borrower owns, directly or indirectly, at least eighty percent (80%) of the equity interests and eighty percent (80%) of the equity interests entitled to vote;

(iii)           such Foreign Subsidiary shall have executed a Guaranty of Payment with respect to the obligations of one or more Foreign Borrowers as may be required by Agent (provided that there shall be no adverse tax consequences or adverse legal impact); and

(iv)           such Foreign Subsidiary that shall become a Foreign Guarantor of Payment shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel and any other documents and items as may be deemed necessary or advisable by Agent (including an amendment to this Agreement), all of the foregoing to be in form and substance reasonably satisfactory to Agent.

(c)            Additional Credit Party Bound by Provisions. Upon satisfaction by Administrative Borrower and any such Foreign Subsidiary of the requirements set forth in subsections (a) and (b) above, as applicable, Agent shall promptly notify Administrative Borrower and the Lenders, whereupon such Foreign Subsidiary shall be designated a “Foreign Borrower” or “Foreign Guarantor of Payment”, as applicable, pursuant to the terms and conditions of this Agreement, and such Foreign Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to the Foreign Borrowers or Foreign Guarantors of Payment, as the case may be, as if such Foreign Borrower or Foreign Guarantor of Payment had been the original party making such representations, warranties and covenants.

(d)            Alternative Structures. Agent, the Lenders and Borrowers agree that, if the addition of a Foreign Borrower or Foreign Guarantor of Payment pursuant to this Section 2.13 would result in a requirement by such Foreign Borrower or Foreign Guarantor of Payment to pay to any Lenders additional amounts pursuant to Section 3.2 hereof, then Agent, the Lenders and Borrowers agree to use reasonable efforts to designate a different lending office or otherwise propose an alternate structure that would avoid the need for, or reduce the amount of, such additional amounts so long as the same would not, in the reasonable judgment of Agent and the Lenders, be otherwise disadvantageous to Agent and the Lenders.

(e)            Provisions Relating to the Addition of Foreign Borrowers. To the extent that a Foreign Borrower is added pursuant to this Section 2.13, and the fully executed Foreign Borrower Assumption Agreement with respect to such Foreign Borrower contains additional legal requirements, terms and conditions applicable to extensions of credit to such Foreign Borrower in the applicable jurisdiction of such Foreign Borrower (as determined by Agent in its reasonable discretion), this Agreement shall be automatically amended solely to incorporate such additional legal requirements, terms and provisions.

Section 2.14           Grant of Additional Security Interests from US Borrower and Domestic Guarantors of Payment. No later than forty-five (45) days (unless such time period is extended by Agent in writing) after the FB Threshold Date, US Borrower and each Domestic Guarantor of Payment shall execute and deliver to Agent such additional or replacement Security Documents (to be prepared by Agent) and take such additional action, as Agent may deem necessary or appropriate in order to create and perfect a Lien in favor of Agent, for the benefit of the Secured Parties, in all tangible and intangible assets of the Credit Parties or such thereof as Agent may deem necessary or appropriate (other than Excluded Assets); provided that upon the cessation of the conditions resulting in a FB Threshold Date for four (4) consecutive fiscal quarters following any such FB Threshold Date, Agent, at the request and expense of US Borrower, shall terminate such replacement Security Documents and all applicable financing statements shall be amended to reflect such termination. If any portion of any improved real property subject to a mortgage in favor Agent, for the benefit of the Secured Parties, is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the US Borrower shall, or shall cause the applicable Credit Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in a reasonable total amount required by Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) reasonably cooperate with Agent and provide information reasonably required by Agent to comply with the Flood Insurance Laws, (iii) deliver to Agent evidence of such compliance in form and substance reasonably acceptable to Agent, including, without limitation, evidence of annual renewals of such insurance and (iv) furnish to Agent prompt written notice of any re-designation of any such real property into or out of a special flood hazard area. Notwithstanding the foregoing, Agent shall not enter into any mortgage in respect of any real property after the FB Threshold Date until the earlier of (A) the date that is thirty (30) days after the US Borrower has delivered to Agent and the Lenders (which may be delivered electronically) (x) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Credit Party relating to such real property) and (y) if any such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable ~~Law~~law, including Regulation H of the ~~Board of Governors~~FRB and the other Flood Insurance Laws, and as otherwise required by Section 6.18, and (B) the receipt of written confirmation (which may be by electronic mail) from each of the other Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, except as set forth in Section 5.21 hereof or in the Pledge Agreement, (a) US Borrower and each Domestic Guarantor of Payment shall not be required to grant a security interest in any assets of US Borrower or any Domestic Guarantor of Payment located outside of the United States or assets of US Borrower or any Domestic Guarantor of Payment that require action under the law of any non-United States jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-United States jurisdiction, to the extent such security interest is not otherwise created by the Security Documents governed by the laws of the United States or a state thereof, and (b) US Borrower and each Domestic Guarantor of Payment shall not be required to execute any Security Documents governed under the laws of any non-United States jurisdiction.

Section 2.15            Extension of Revolving Credit Maturity Date.

(a)            The Commitments shall terminate on the Revolving Credit Maturity Date. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof, US Borrower may deliver a Request for Extension, requesting that the Lenders extend the Revolving Credit Maturity Date for an additional one-year period; provided that such extension shall not occur more than one time during the term of this Agreement. If US Borrower requests such an extension, each Lender shall notify US Borrower on or before 30 days following delivery of such Request for Extension (such date, the “Consent Deadline”) whether it has consented to extend the Revolving Credit Maturity Date for an additional one-year period. Agent and the Lenders may, each in their sole and individual discretion, elect to extend the Revolving Credit Maturity Date, it being understood that any Lender who has not responded to such extension request by the Consent Deadline shall be deemed to have rejected such request.

(b)            If Lenders holding more than 50% of the Revolving Credit Commitment elect to so extend the then existing Revolving Credit Maturity Date, the Revolving Credit Maturity Date will automatically be extended for an additional one-year period only for those extending Lenders. The Revolving Credit Maturity Date for the non-extending Lenders shall remain unchanged. So long as no Event of Default then exists, then US Borrower may, at its sole expense and effort, upon notice to such non-extending Lender and Agent, require such non-extending Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) US Borrower shall have paid to Agent the assignment fee (if any) specified in Section 11.10 and (ii) such non-extending Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, Swing Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or US Borrower (in the case of all other amounts).

(c)            On the Revolving Credit Maturity Date for any non-extending Lenders, (i) US Borrower shall repay all outstanding Revolving Loans due and payable to such non-extending Lenders (together with all accrued and unpaid interest thereon and accrued and unpaid commitment fees hereunder), (ii) each of the non-extending Lenders shall be automatically released from their respective risk participation obligations under Section 2.2(b)(v) hereof with respect to any outstanding Swing Loans and under Section 2.2(c)(iii) hereof with respect to any outstanding Letters of Credit, (iii) all outstanding Revolving Loans, risk participation obligations with respect to any outstanding Swing Loans and risk participation obligations with respect to any outstanding Letters of Credit (and the related Letter of Credit Exposure) shall be automatically reallocated among the extending Lenders based on each such Lender’s Revolving Credit Commitment and (iv) to the extent that the Revolving Credit Exposure would exceed the Revolving Credit Commitment after giving effect to such reallocation pursuant to the immediately preceding clause (iii), US Borrower shall prepay Revolving Loans, Swing Loans or Cash Collateralize Letters of Credit in accordance with Section 3.7 hereof.

(d)            Any extension shall be effective as of the date of the amendment effecting such extension and each such amendment shall be conditioned upon (i) no Default or Event of Default, (ii) accuracy in all material respects of the representations and warranties set forth in this Agreement and (iii) such other conditions as each extending Lender shall require. The Lenders hereby irrevocably authorize Agent to enter into amendments to this Agreement and the other Loan Documents with US Borrower as may be necessary or appropriate in the reasonable opinion of Agent and US Borrower in order to extend the Revolving Credit Maturity Date on terms consistent with this Section 2.15. US Borrower shall pay any reasonable and documented out-of-pocket attorneys’ fees or other reasonable and documented out-of-pocket expenses of Agent in connection with the documentation of any such extension, as well as such other fees, if any, as may be agreed upon between Borrowers and Agent.

(e)            Unless Agent, the Fronting Lender and Swing Line Lender have each agreed in their respective sole discretions to act as Agent, Fronting Lender or Swing Line Lender (as the case may be) following the extended Revolving Credit Maturity Date, a successor Agent, Fronting Lender or Swing Line Lender (as the case may be) shall have been appointed by the Lenders to act as Agent, Fronting Lender or Swing Line Lender (as the case may be) commencing on the extended Revolving Credit Maturity Date.

Article III. GENERAL LOAN PROVISIONS

Section 3.1             Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar ~~Rate or the Alternate Currency~~ Rate) or any Fronting Lender;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or any Fronting Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar ~~Rate~~ Loans made by such Lender or any Letter of Credit or participation therein;

(iv)           and the result of any of the foregoing shall be to increase the cost to such Lender, the Fronting Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Fronting Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Fronting Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Fronting Lender or other Recipient in accordance with paragraph (c) of this Section 3.1, the Borrowers shall promptly pay to any such Lender, such Fronting Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Fronting Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. For the avoidance of doubt, this Section 3.1 shall not apply to Taxes, which shall be governed exclusively by Section 3.2 hereof.

(b)            Capital Requirements. If any Lender or any Fronting Lender determines that any Change in Law affecting such Lender or such Fronting Lender or any lending office of such Lender or such Lender’s or such Fronting Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Fronting Lender’s capital or on the capital of such Lender’s or such Fronting Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by such Fronting Lender, to a level below that which such Lender or such Fronting Lender or such Lender’s or such Fronting Lender’s holding company could have achieved but for such Change in Law other than due to Taxes which, for the avoidance of doubt, are covered by Section 3.2 hereof (taking into consideration such Lender’s or such Fronting Lender’s policies and the policies of such Lender’s or such Fronting Lender’s holding company with respect to capital adequacy and liquidity), then upon written request of such Lender or such Fronting Lender, the Borrowers shall promptly pay to such Lender or such Fronting Lender in accordance with paragraph (c) of this Section 3.1, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Lender or such Lender’s or such Fronting Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender, a Fronting Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Fronting Lender setting forth in reasonable detail the manner in which such amount or amounts were determined, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 3.1 and delivered to the Borrower, shall be conclusive absent manifest error; provided, however, that such certificate shall state that it is the general policy or practice of such Lender, Fronting Lender or other Recipient, as applicable, to exercise similar rights (where available) in relation to other borrowers under syndicated credit facilities that are similarly impacted by the circumstances described in paragraph (a) or (b) of this Section 3.1. The Borrowers shall pay such Lender or such Fronting Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or any Fronting Lender or such other Recipient to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s or such Fronting Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or an Fronting Lender or any other Recipient pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender or such Fronting Lender or such other Recipient, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Fronting Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2             Taxes.

(a)            Defined Terms. For purposes of this Section 3.2, the term “Lender” includes any Fronting Lender and the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.2), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Recipient (with a copy to Agent), or by Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.10(c) hereof relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (e).

(f)             Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.2, such Credit Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(g)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and Agent, at the time or times reasonably requested by the Administrative Borrower or Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or Agent as will enable the Administrative Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.2(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(A)            any Lender that is a U.S. Person shall deliver to the Administrative Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or Agent as may be necessary for the Administrative Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the First Amendment Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.2 (including by the payment of additional amounts pursuant to this Section 3.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)             [Reserved].

(j)             Survival. Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.3             Funding Losses. US Borrower (and the appropriate Foreign Borrower) agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of ~~LIBOR~~Eurodollar Fixed Rate Loans after such Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of or conversion from ~~LIBOR~~Eurodollar Fixed Rate Loans after such Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a ~~LIBOR~~Eurodollar Fixed Rate Loan on a day that is not the last day of an Interest Period applicable thereto, (d) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (e) any compulsory assignment of such Lender’s interests, rights and obligations under this Agreement pursuant to Section 3.4(b) hereof. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Administrative Borrower (with a copy to Agent) by any Lender shall be conclusive absent manifest error. The obligations of Borrowers pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.4              Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2 hereof or cease to make available ~~LIBOR~~Eurodollar Fixed Rate Loans or Term RFR Loans pursuant to Section 3.5(a) or Section 3.5(b) hereof, then such Lender shall, at the request of the Administrative Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.2 hereof or permit the continuation or making of ~~LIBOR~~Eurodollar Fixed Rate Loans, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.1 hereof, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2 hereof, or if any Lender shall cease to make available ~~LIBOR~~Eurodollar Fixed Rate Loans or Term RFR Loans pursuant to Section 3.5(a) or Section 3.5(b) hereof, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.4(a) hereof that eliminates the amounts payable pursuant to Section 3.1 or Section 3.2 hereof, as the case may be, or allows such Lender to continue to make or maintain ~~LIBOR~~Eurodollar Fixed Rate Loans, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Administrative Borrower may, at Borrowers’ sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.10 hereof), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.2 hereof) and obligations under this Agreement and the related Loan Documents to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)             the Borrowers shall have paid to Agent the assignment fee (if any) specified in Section 11.10 hereof;

(ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.3 hereof) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)            in the case of any such assignment resulting from a claim for compensation under Section 3.1 hereof, or payments required to be made pursuant to Section 3.2 hereof, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)            such assignment does not conflict with applicable law; and

(v)            in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 3.4, it shall execute and deliver to Agent an Assignment Agreement to evidence such sale and purchase and shall deliver to Agent any promissory note (if the assigning Lender’s Loans are evidenced by one or more promissory notes) subject to such Assignment Agreement; provided that the failure of any Lender replaced pursuant to this Section 3.4 to execute an Assignment Agreement or deliver such promissory notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the promissory notes shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment Agreement or other instrument that Agent may deem reasonably necessary to carry out the provisions of this Section 3.4(b).

Section 3.5             Changed Circumstances.

(a)            ~~Section 3.5 Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate.~~ Circumstances Affecting Eurodollar Rate, Daily Simple RFR and Term RFR Availability.

~~(a)           If any Lender shall determine (which determination shall, upon notice thereof to Administrative Borrower and Agent, be conclusive and binding on Borrowers) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a LIBOR Fixed Rate Loan, the obligations of such Lender to make, continue or convert any such LIBOR Fixed Rate Loan shall, upon such determination, be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Fixed Rate Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.~~

(i)            ~~(b) Unless and until a Replacement Rate is implemented in accordance with~~Subject to clause (c) below, in connection with any RFR Loan or, on and after the USD LIBOR Transition Date, any Base Rate Loan, a request ~~for a LIBOR Fixed Rate Loan or~~therefor, a conversion to or a continuation thereof or otherwise, if for any reason (~~i~~A) ~~Agent or~~ the ~~Required Lenders determine that adequate and reasonable means do not exist for determining the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan, (ii)~~ Agent shall determine (which determination shall be conclusive and binding absent manifest error) that ~~Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan~~(x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof or (~~iii~~y) ~~the Required Lenders determine that the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan does not adequately and fairly reflect the cost~~if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term RFR” cannot be determined pursuant to the definition thereof on or prior to the ~~Lenders~~first day of ~~funding such Loan (including, without limitation, as a result of the Eurodollar Rate or the Alternate Currency Rate falling below zero),~~any Interest Period or (B) a Disqualifying Event occurs, then the Agent ~~will~~shall promptly ~~so notify~~give notice thereof to the Administrative Borrower ~~and each Lender. Thereafter~~. Upon notice thereof by the Agent to the Administrative Borrower, (~~x~~A) ~~the~~ any obligation of the Lenders to make ~~or maintain~~RFR Loans in each such ~~LIBOR Fixed Rate Loan shall be suspended~~Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) or continue any Loan as an RFR Loan in each such Currency, shall be suspended (to the extent of the affected RFR Loans or, in the case of Term RFR Loans, the affected Interest Periods) until the Agent ~~(upon the instruction of the Required Lenders)~~ revokes such notice and (~~y~~B) ~~the applicable Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Fixed Rate Loan together with accrued interest thereon~~if such determination affects the calculation of Base Rate, ~~on~~ the ~~last day of the then current Interest Period applicable to such LIBOR Fixed Rate Loan or~~Agent shall during the period of such suspension compute Base Rate without reference to clause (~~B~~c) ~~convert~~of the ~~then outstanding principal amount of each such LIBOR Fixed Rate Loan to a~~ definition of “Base Rate ~~Loan as of~~” until the ~~last day~~Agent revokes such notice. Upon receipt of such ~~Interest Period. Upon receipt of such~~ notice, (A) the Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans in each such ~~LIBOR Fixed Rate Loan or, failing that,~~affected Currency (to the extent of the affected RFR Loans or, in the case of a Term RFR Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected RFR Loan in Dollars, the Borrowers will be deemed to have converted any such request into a request for a borrowing of ~~a~~or conversion to Base Rate ~~Loan~~Loans in the amount specified therein~~.~~ and (II) in the case of any request for a borrowing of an affected RFR Loan in an Alternate Currency, then such request shall be ineffective and (B)(I) any outstanding affected RFR Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans denominated in an Alternate Currency, at the Borrowers’ election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period or (2) be prepaid in full, together with accrued interest thereon (subject to Section 2.3(d)), immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Administrative Borrower of such notice or, in the case of Term RFR Loans, the last day of the current Interest Period for the applicable RFR Loan, if earlier, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 11.6.

(ii)            Subject to clause (c) below, if, for any reason (x) on or prior to the first day of any Interest Period with respect to a Eurodollar Fixed Rate Loan or (y) prior to the USD LIBOR Transition Date, on any day with respect to a Base Rate Loan, in connection with a request therefor, a conversion to or a continuation thereof or otherwise, (A) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency,amount and Interest Period of such Loan (or, with respect to any Base Rate Loan, for a one month term), (B) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternate Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Adjusted Eurodollar Rate for such Currency and Interest Period, including because the Screen Rate for the applicable Currency is not available or published on a current basis, or (D) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Adjusted Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and shall have provided notice of such determination to the Agent, then the Agent shall promptly give notice thereof to the Administrative Borrower. Thereafter, until the Agent notifies the Administrative Borrower that such circumstances no longer exist, (x) any obligation of the Lenders to make Eurodollar Fixed Rate Loans in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) or continue any Loan as a Eurodollar Fixed Rate Loan is each such Currency (in each case, to the extent of the affected Eurodollar Fixed Rate Loans or Interest Periods), shall be suspended and (I) any outstanding affected Eurodollar Fixed Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Eurodollar Fixed Rate Loans denominated in an Alternate Currency, at the Borrowers’ election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) at the end of the applicable Interest Period or (2) be prepaid in full, together with accrued interest thereon (subject to Section 2.3(d)), at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Administrative Borrower of such notice or, in the case of Eurodollar Fixed Rate Loans, the last day of the current Interest Period for the applicable Eurodollar Fixed Rate Loan, if earlier, the Borrowers shall be deemed to have elected clause (1) above, and (y) if such determination pursuant to Section 3.5(a)(ii) affects the calculation of Base Rate, the Agent shall during the period of such suspension compute Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon any such prepayment or conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 11.6.

(b)            Laws Affecting Adjusted Eurodollar Rate, Daily Simple RFR and Term RFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any applicable RFR Loan, any Daily Simple RFR Loan, Term RFR Loan or Eurodollar Fixed Rate Loan, or to determine or charge interest based upon any applicable RFR, Daily Simple RFR, Term RFR, Eurodollar Rate or Adjusted Eurodollar Rate, such Lender (the “Affected Lender”) shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Administrative Borrower and the other Lenders. Thereafter, until the Agent notifies the Administrative Borrower that such circumstances no longer exist, (i) any obligation of the Affected Lender to make RFR Loans or Eurodollar Fixed Rate Loans, as applicable, in the affected Currency or Currencies, and any right of the Borrowers to convert any Loan of such Affected Lender denominated in Dollars to an RFR Loan or a Eurodollar Fixed Rate Loan or continue any Loan as an RFR Loan or a Eurodollar Fixed Rate Loan, as applicable, in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such Affected Lender notifies the Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrowers shall, if necessary to avoid such illegality, upon demand from any Affected Lender (with a copy to the Agent), prepay or, if applicable, (I) convert all RFR Loans or Eurodollar Fixed Rate Loans of such Affected Lender denominated in Dollars to Base Rate Loans or (II) convert all RFR Loans or Eurodollar Fixed Rate Loans of such Affected Lender denominated in an affected Alternate Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) (in each case, if necessary to avoid such illegality, the Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (1) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all Affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Affected Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (2) with respect to Eurodollar Fixed Rate Loans or Term RFR Loans, on the last day of the Interest Period therefor, if all Affected Lenders may lawfully continue to maintain such Eurodollar Fixed Rate Loans or Term RFR Loans, as applicable, to such day, or immediately, if any Affected Lender may not lawfully continue to maintain such Eurodollar Fixed Rate Loans or Term RFR Loans, as applicable, to such day and (B) if necessary to avoid such illegality, the Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple RFR, Term RFR, the Eurodollar Rate or Adjusted Eurodollar Rate, as applicable. Upon any such prepayment or conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 11.6.

(c)            ~~Notwithstanding anything to the contrary in Section 3.5(b) above, if Agent has made the determination (such determination to be conclusive absent manifest error) that, with respect to the Eurodollar Rate or the Alternate Currency Rate, (i) the circumstances described in Section 3.5(b)(i) or (b)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the syndicated loan market in the applicable currency, then Agent may, to the extent practicable (in consultation with the US Borrower and as determined by Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.5(b)(i), (b)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders (either directly or through Agent) notify the US Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of Agent and the US Borrower, as may be necessary or appropriate, to effect the provisions of this Section 3.5(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.3), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Agent, such Replacement Rate shall be applied as otherwise reasonably determined by Agent (it being understood that any such modification by Agent shall not require the consent of, or consultation with, any of the Lenders).~~ Benchmark Replacement Setting.

(i)            Benchmark Replacement.

(A)            Notwithstanding anything to the contrary herein or in any other Loan Document, if the USD LIBOR Transition Date has occurred prior to the Reference Time in respect of any setting of the Adjusted Eurodollar Rate for Dollars, then (x) if a Benchmark Replacement is determined in accordance with clause (b)(1) or (b)(2) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace the then-current Benchmark with respect to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b)(3) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B)            Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.5(c)(i)(B) will occur prior to the applicable Benchmark Transition Start Date.

(C)            Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR (including a Daily Simple RFR implemented as a Benchmark Replacement pursuant to Section 3.5(c)(i)(A) or Section 3.5(c)(i)(B)) for the applicable Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (C) shall not be effective unless the Agent has delivered to the Lenders and the Administrative Borrower a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right (in consultation with the Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)            Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Administrative Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. The Agent will promptly notify the Administrative Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.5(c)(iv). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.5(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.5(c).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including any Term RFR or Adjusted Eurodollar Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)         Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurodollar Fixed Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A)(I) in the case of any request for any affected RFR Loans or a Eurodollar Fixed Rate Loans, in each case, denominated in Dollars, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected RFR Loan or Eurodollar Fixed Rate Loan, in each case, in an Alternate Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected RFR Loans or Eurodollar Fixed Rate Loans, in each case, denominated in Dollars, if applicable, will be deemed to have been converted into Base Rate Loans immediately or, in the case of Term RFR Loans or Eurodollar Fixed Rate Loans, at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans or Eurodollar Fixed Rate Loans, in each case, denominated in an Alternate Currency, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or, in the case of Term RFR Loans or Eurodollar Fixed Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Term RFR Loans or Eurodollar Fixed Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurodollar Fixed Rate Loan or Term RFR Loan, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurodollar Fixed Rate Loan or Term RFR Loan, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 11.6. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(d)          Illegality. If, in any applicable jurisdiction, the Agent, any Fronting Lender or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Agent, any Fronting Lender or any Lender to issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit to any Foreign Borrower, such Person shall promptly notify the Agent, then, upon the Agent notifying the Administrative Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit to such Foreign Borrower shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Credit Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the applicable Interest Payment Date for any Daily Simple RFR Loan or on last day of the Interest Period for any Eurodollar Fixed Rate Loan or Term RFR Loan, or on another applicable date with respect to another Obligation, occurring after the Agent has notified the Administrative Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

(e)           Alternate Currencies. If any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Extensions of Credit (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Agent shall promptly notify the Lenders and the Administrative Borrower, and such currency shall no longer be an Alternate Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Agent, the Borrowers shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the Base Rate, subject to the other terms contained herein.

Section 3.6           Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan or Alternate Currency Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate ~~or Alternate Currency Rate, as applicable,~~ for such Interest Period. In addition, each Lender may, at its option, fund its portion of a Loan requested by a Foreign Borrower to Agent by causing any foreign or domestic branch or affiliate of such Lender to provide such funding; provided that any exercise of such option shall not affect the obligation of such Foreign Borrower to repay such Loan in accordance with the terms of this Agreement, and such Lender and its affiliate or branch shall cooperate and communicate with Agent in order to coordinate such arrangement.

Section 3.7           Cash Collateral. At any time that there shall exist a Defaulting Lender, within two Business Days following the written request of Agent, any Fronting Lender (with a copy to Agent) or the Swing Line Lender (with a copy to Agent), the Borrowers shall Cash Collateralize the Fronting Exposure of such Fronting Lender and/or the Swing Line Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 3.8(a)(iv) hereof and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)          Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to Agent, for the benefit of each Fronting Lender and the Swing Line Lender, and agrees to maintain, a first priority security interest (other than any Liens permitted hereunder arising by operation of law) in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Exposure and Swing Loans, to be applied pursuant to subsection (b) below. If at any time Agent determines that Cash Collateral is subject to any right or claim of any Person other than Agent, each Fronting Lender and the Swing Line Lender as herein provided (other than any Liens permitted hereunder arising by operation of law), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by Agent, pay or provide to Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.7 or Section 3.8 hereof in respect of Letter of Credit Exposure and Swing Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit and Swing Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)           Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Fronting Lender and/or Swing Line Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 3.7 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the good faith determination by Agent, the Fronting Lenders and the Swing Line Lender that there exists excess Cash Collateral; provided that, subject to Section 3.8 hereof, the Person providing Cash Collateral, the Fronting Lenders and the Swing Line Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents to the extent required by the Loan Documents.

Section 3.8            Defaulting Lenders.

(a)           Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by Agent from a Defaulting Lender pursuant to Section 8.4 hereof shall be applied at such time or times as may be determined by Agent and, where relevant, the Administrative Borrower, as follows: first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Fronting Lenders or the Swing Line Lender hereunder; third, if so determined by Agent, the Swing Line Lender and/or the Fronting Lender, to Cash Collateralize the Fronting Exposure of the Fronting Lenders and/or the Swing Line Lender with respect to such Defaulting Lender in accordance with Section 3.7 hereof; fourth, as the Administrative Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and the Administrative Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Fronting Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swing Loans issued under this Agreement, in accordance with Section 3.7 hereof; sixth, to the payment of any amounts owing to the Lenders, the Fronting Lenders or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Fronting Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swing Loans were issued at a time when the conditions set forth in Section 4.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Exposure and Swing Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 3.8(a)(iv) hereof. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.8(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.

(A)             No Defaulting Lender shall be entitled to receive any commitment fees pursuant to Section 2.8(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)              Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 2.2(b)(iii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.7.

(C)              With respect to any commitment fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Fronting Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Fronting Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)         Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Exposure and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.23 hereof, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, within two Business Days following notice from Agent (x) first, repay Swing Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Fronting Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.7.

(b)           Defaulting Lender Cure. If the Administrative Borrower, Agent, the Fronting Lenders and the Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable credit facility hereunder (without giving effect to Section 3.8(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article IV. CONDITIONS PRECEDENT

Section 4.1           Conditions to Each Credit Event. Subject to Section 2.9(d) hereof with respect to Limited Conditionality Acquisitions, the obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in any Credit Event (other than the conversion of any Loan to a Eurodollar Loan or the continuation of any Eurodollar Loan) shall be conditioned, in the case of each such Credit Event, upon the following:

(a)           all conditions precedent listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

(b)           Administrative Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

(c)           no Default or Event of Default shall then exist or immediately after such Credit Event would exist;

(d)           no condition or event shall have occurred that Agent or the Required Lenders determine has or is reasonably likely to have a Material Adverse Effect;

(e)           each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date;

~~(f)            solely with respect to the funding of the Term Loan, US Borrower shall have (i) paid to Wells Fargo Securities, LLC or its Affiliates, for their respective account, the fees described under clause (ii) of the definition of “Fee Letter” and (ii) paid all reasonable legal fees and expenses of Agent in connection with the Term Loan (including the preparation and negotiation of the Loan Documents in connection therewith) (which legal fees and expenses of Agent shall be consistent with those described under clause (ii) of the definition of “Fee Letter” and include all fees, charges and disbursements of counsel to Agent to the extent invoiced in reasonable detail at least one (1) Business Day prior to the Term Loan Funding Date);~~ and

(f)             ~~(g)~~ with respect to each request by Borrowers for an Alternate Currency Loan or for a Letter of Credit to be issued in an Alternate Currency, there shall not have occurred any change in any national or international financial, political or economic conditions or currency exchange rates or exchange controls that, in the reasonable opinion of Agent and the Required Lenders (and the Fronting Lender, with respect to any Letter of Credit to be issued in an Alternate Currency) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Alternate Currency.

Each request by Administrative Borrower or any other Borrower for a Credit Event (other than the conversion of any Loan to a Eurodollar Loan or the continuation of any Eurodollar Loan) shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c), (d), (e) and (~~g~~f) above.

Section 4.2            Conditions to the First Credit Event. US Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date. The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in the first Credit Event is subject to US Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

(a)           Notes as Requested. US Borrower shall have executed and delivered to (i) each Lender requesting a US Borrower Revolving Credit Note such Lender’s US Borrower Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

(b)           Guaranties of Payment. Each Domestic Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Secured Parties, a Guaranty of Payment, in form and substance satisfactory to Agent and the Lenders.

(c)           Security Agreements. US Borrower and each Domestic Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Secured Parties, a Security Agreement and such other documents or instruments, as may be reasonably required by Agent to create or perfect the Liens of Agent, for the benefit of the Secured Parties, in the assets of such Credit Party, all to be in form and substance reasonably satisfactory to Agent and the Lenders.

(d)           Pledge Agreements. US Borrower and each Domestic Subsidiary that has a Foreign Subsidiary shall have (i) executed and delivered to Agent, for the benefit of the Secured Parties, a Pledge Agreement, in form and substance satisfactory to Agent, with respect to (A) sixty-five percent (65%) of the voting shares of capital stock or other voting equity interests of each First-Tier Material Foreign Subsidiary, and (B) one hundred percent (100%) of all non-voting shares of capital stock or other non-voting equity interests of each First-Tier Material Foreign Subsidiary, (ii) executed and delivered to Agent, for the benefit of the Secured Parties, appropriate transfer powers for each of the Pledged Securities with respect thereto, and (iii) delivered to Agent, for the benefit of the Secured Parties, such Pledged Securities (to the extent such Pledged Securities are certificated).

(e)           Lien Searches. With respect to the property owned or leased by each Credit Party, and any other property securing the Obligations, US Borrower shall have caused to be delivered to Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(f)            Officer’s Certificate, Resolutions, Organizational Documents. US Borrower shall have delivered to Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and (ii) the Organizational Documents of such Credit Party.

(g)           Good Standing and Full Force and Effect Certificates. US Borrower shall have delivered to Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State or comparable entity in the state or states where such Credit Party is incorporated or formed.

(h)           Legal Opinion. US Borrower shall have delivered to Agent an opinion of counsel for US Borrower and each Domestic Guarantor of Payment, in form and substance reasonably satisfactory to Agent and the Lenders.

(i)             Borrower Investment Policy. US Borrower shall have delivered to Agent a copy of the Borrower Investment Policy.

(j)             Fee Letter and Other Fees. US Borrower shall have (i) executed and delivered to Agent, the Fee Letter and paid to Wells Fargo Securities, LLC or its Affiliates, for their respective account, the fees stated therein and (ii) paid all reasonable legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents (which legal fees and expenses of Agent shall be consistent with those set forth in the Fee Letter and include all fees, charges and disbursements of counsel to Agent to the extent invoiced in reasonable detail at least one (1) Business Day prior to the Closing Date).

(k)            Closing Certificate. US Borrower shall have delivered to Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

(l)             Letter of Direction. US Borrower shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

(m)           Miscellaneous. US Borrower shall have provided to Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Lenders.

Article V. COVENANTS

Section 5.1           Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities in accordance with sound business practices (including any insurance required pursuant to Section 2.14); and (b) promptly upon Agent’s written request, furnish to Agent such information about such Company’s insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to Agent and certified by a Financial Officer.

Section 5.2           Money Obligations. Each Company shall (a) pay in full prior in each case to the date when material penalties would attach, all material taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject and (b) comply with all of its other material obligations calling for the payment of money (provided that such Company may contest such items to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP), except where the failure to pay or perform could not be reasonably expected to have a Material Adverse Effect.

Section 5.3            Financial Statements and Information.

(a)           Quarterly Financials. Administrative Borrower shall deliver to Agent, within forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of US Borrower, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in form and detail reasonably satisfactory to Agent and certified by a Financial Officer of US Borrower.

(b)           Annual Audit Report. Administrative Borrower shall deliver to Agent, within ninety (90) days after the end of each fiscal year of US Borrower, an annual audit report of the Companies for that year prepared on a Consolidated basis and certified by an unqualified opinion of an independent public accountant reasonably satisfactory to Agent to the effect that the Companies’ consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Companies on a Consolidated basis in conformity with GAAP, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period.

(c)           Compliance Certificate. Administrative Borrower shall deliver to Agent concurrently with the delivery of the financial statements set forth in Sections 5.3(a) and (b) hereof, a Compliance Certificate.

(d)           Expected Earn-Out Amount. Administrative Borrower shall deliver to Agent, concurrently with the delivery of each Compliance Certificate, a calculation of the Expected Earn-Out Amount for the next twelve (12) month period.

(e)           Pro-Forma Projections. Administrative Borrower shall deliver to Agent, within ninety (90) days after the end of each fiscal year of US Borrower, annual pro-forma projections of the Companies for the then current fiscal year, to be in form and detail reasonably acceptable to Agent.

(f)            Shareholder and SEC Documents. Administrative Borrower shall deliver to Agent, as soon as available, copies of all material notices, reports, definitive proxy or other statements and other documents sent by US Borrower to (i) its shareholders, (ii) the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by US Borrower (in final form) to any securities exchange or over the counter authority or system, or (iii) the SEC (or any similar federal agency having regulatory jurisdiction over the issuance of US Borrower’s securities) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof.

(g)           Financial Information of the Companies. Administrative Borrower shall deliver to Agent, promptly after written request of Agent, such other information, to the extent reasonably available, about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent.

Documents required to be delivered pursuant to Section 5.3(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Administrative Borrower’s behalf on an internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that such documents or information shall be deemed to have been delivered if such documents, information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov. Notwithstanding anything contained herein, in every instance the Administrative Borrower shall be required to provide Compliance Certificates required by Section 5.3(c) to Agent (which may be provided by electronic communications pursuant to procedures approved by Agent).

The Administrative Borrower hereby acknowledges that (i) Agent will make available to Lenders, on Administrative Borrower’s behalf, (A) materials and/or information provided by or on behalf of the Administrative Borrower concerning US Borrower and its Subsidiaries (collectively, “Borrower Materials”) by posting the Informational Materials on SyndTrak Online or by other similar electronic means (the “Platform”), and (ii) certain prospective Lenders may be “public side” (i.e., lenders that have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws) with respect to US Borrower and its Subsidiaries and securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities (such Lenders, “Public Lenders”)). The Administrative Borrower hereby agrees that, upon request of the Agent, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to US Borrower, its Subsidiaries or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

Section 5.4           Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon reasonable notice to such Company) permit Agent, or any representative of Agent, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof; provided that Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrowers’ expense (excluding any such examinations during the continuation of an Event of Default, which shall not be subject to such limitation).

Section 5.5            Franchises; Change in Business.

(a)           Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6            ERISA Pension and Benefit Plan Compliance.

(a)           Generally. Each member of the Controlled Group shall satisfy its material obligations under the Plan Funding Rules and shall not incur any material unpaid or unfunded liability to the PBGC, established thereunder in connection with any ERISA Plan. US Borrower shall furnish to Agent and the Lenders (i) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event that could reasonably be expected to result in a Material Adverse Effect with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (ii) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. As used in this Section 5.6(a), “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event that could reasonably be expected to result in a Material Adverse Effect shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. US Borrower shall, at the request of Agent, deliver or cause to be delivered to Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

(b)           Foreign Pension Plans and Benefit Plans.

(i)           Except as could not reasonably be expected to result in a Material Adverse Effect, for each existing, or hereafter adopted, Foreign Pension Plan and Foreign Benefit Plan, Administrative Borrower and any appropriate Foreign Subsidiary shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Foreign Pension Plan or Foreign Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii)           Except as could not reasonably be expected to result in a Material Adverse Effect, all employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan shall be paid or remitted by Administrative Borrower and any appropriate Foreign Subsidiary in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii)         Administrative Borrower and any appropriate Foreign Subsidiary shall deliver to Agent (A) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Foreign Pension Plan as filed with any applicable Governmental Authority and (B) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that Administrative Borrower and any appropriate Foreign Subsidiary may receive from any applicable Governmental Authority with respect to any Foreign Pension Plan; provided that this clause shall not apply to notices of general application promulgated by any applicable Governmental Authority.

Section 5.7             Financial Covenants.

(a)           Net Leverage Ratio. Prior to the occurrence of a Qualifying Debt Issuance, US Borrower shall not suffer or permit ~~at any time~~ the Net Leverage Ratio as of the last day of the most recently completed fiscal quarter to exceed 3.50 to 1.00, subject to ~~modification as set forth below~~the Optional Leverage Ratio Increase.

(b)           Secured Net Leverage Ratio. On or after the occurrence of a Qualifying Debt Issuance, US Borrower shall not suffer or permit the Secured Net Leverage Ratio as of the last day of the most recently completed fiscal quarter to exceed 3.50 to 1.00, subject to the Optional Leverage Ratio Increase.

(c)           ~~(b)~~ Interest Coverage Ratio. US Borrower shall not suffer or permit the Interest Coverage Ratio as of the last day of the most recently completed fiscal quarter to be less than 2.50 to 1.00.

(d)           ~~(c)~~ Available Liquidity for Expected Earn-Out Amount. US Borrower shall not suffer or permit the Available Liquidity as of the last day of the most recently completed fiscal quarter to be less than the Expected Earn-Out Amount as of the last day of the most recently completed fiscal quarter.

Notwithstanding the foregoing, upon the consummation of any Acquisition with Consideration in excess of Seventy-Five Million Dollars ($75,000,000) and upon written ~~request of~~notice from US Borrower, the required levels for the Net Leverage Ratio or the Secured Net Leverage Ratio, as applicable, shall be increased (the “Optional Leverage Ratio Increase”) commencing with the ~~date of~~fiscal quarter during which such Acquisition occurs and continuing thereafter for the next three full fiscal quarters of US Borrower in accordance with the following schedule:

Period	Net Leverage Ratio or the Secured Net Leverage Ratio (as applicable)
Fiscal quarter in which the Acquisition date occurs through and including the first ~~and second~~ full fiscal ~~quarters~~quarter ending after the Acquisition date	4.00 to 1.00
Second full fiscal quarter ending after the Acquisition date	3.75 to 1.00
Third full fiscal quarter ending after the Acquisition date and thereafter	~~3.75~~3.50 to 1.00
~~Fourth full fiscal quarter ending after the Acquisition date and thereafter~~	~~3.50 to 1.00~~

~~Each such modification set forth above~~provided that (i) there shall be ~~subject to (i)~~at least one full fiscal quarter following the ~~approval~~cessation of ~~Agent (which such approval~~each such Optional Leverage Ratio Increase during which no Optional Leverage Ratio Increase shall ~~not~~then be ~~unreasonably withheld, conditioned or delayed)~~in effect and (ii) US Borrower ~~providing a plan in form and substance reasonably satisfactory to Agent as to the steps taken, or to be taken, to reduce the Net Leverage Ratio over the applicable three fiscal quarter period. US Borrower may only request two modifications to the Net~~may only elect three Optional Leverage Ratio Increases during the term of this Agreement.

Section 5.8            Indebtedness. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:

(a)           the Loans, the Letters of Credit and any other Indebtedness under this Agreement or any other Loan Document;

(b)           any loans granted to, or Capitalized Lease Obligations entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased;

(c)            the Indebtedness existing on the ~~Fourth~~Sixth Amendment Effective Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the ~~Fourth~~Sixth Amendment Effective Date);

(d)           Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed, for all such Indebtedness of all Foreign Subsidiaries, the greater of (i) seven and one-half percent (7.5%) of Consolidated Total Assets, or (ii) ~~Twenty-Five~~One Hundred Fifty Million Dollars ($~~25,000,000~~150,000,000) at any time outstanding;

(e)           any loans from a Company to a Company permitted under Section 5.11 hereof;

(f)            Indebtedness under any Permitted Bond Hedge Transaction or Hedge Agreement, so long as, in the case of a Hedge Agreement, such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(g)           Indebtedness of a Foreign Subsidiary under an accounts receivable facility, in an aggregate amount for all such facilities of all Foreign Subsidiaries not to exceed Twenty Million Dollars ($20,000,000), so long as no portion of the Indebtedness or any other obligation (contingent or otherwise) under such facility is guaranteed by any Credit Party and no Credit Party provides, either directly or indirectly, any credit support of any kind in connection with such facility;

(h)           Subordinated Indebtedness, so long as (i) the Companies are in compliance (and in pro forma compliance after giving effect to such Subordinated Indebtedness) with the provisions of Article V hereof, (ii) the documentation with respect to such Subordinated Indebtedness is in form and substance reasonably acceptable to Agent (and, if the aggregate amount of such Subordinated Indebtedness is in excess of Ten Million Dollars ($10,000,000), the Required Lenders), as determined by Agent and, if applicable, the Required Lenders, prior to the incurrence of such Subordinated Indebtedness, (iii) the maturity date (and earliest possible put date) of such Subordinated Indebtedness is at least thirty (30) days after the Revolving Credit Maturity Date then in effect, and (iv) prior to the incurrence of such Subordinated Indebtedness, if the aggregate amount of all Subordinated Indebtedness of the Foreign Subsidiaries exceeds (or will exceed, after the incurrence of such Subordinated Indebtedness) Ten Million Dollars ($10,000,000), each Foreign Subsidiary that is directly or indirectly liable for such Subordinated Indebtedness shall either become a Foreign Borrower or Foreign Guarantor of Payment, as appropriate, in the discretion of Agent, in consultation with US Borrower;

(i)            Indebtedness of Percepta and its Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (i) twenty percent (20%) of the net revenues of Percepta and its Subsidiaries for the most recently completed four fiscal quarters, and (ii) Twenty Million Dollars ($20,000,000);

(j)            Indebtedness of a joint venture (in which one or more Companies own a minority equity interest) in an aggregate amount at any time outstanding not to exceed the greater of (i) twenty percent (20%) of the net revenues of such joint venture for the most recently completed four fiscal quarters, and (ii) the total, for all such joint ventures incurred in reliance on this subpart (j), of Twenty Million Dollars ($20,000,000);

(k)           Indebtedness of a Company that was initially indebtedness of a target entity that has been acquired by the Companies pursuant to Section 5.13 hereof and that becomes Indebtedness of a Company through a merger of the target into a Company, so long as (i) such Indebtedness was not incurred in anticipation of such Acquisition, or (ii) if any such Indebtedness was incurred by a target entity (or entities) in anticipation of an Acquisition, the aggregate amount of all such Indebtedness for all Companies (with respect to all such Acquisitions) outstanding at any time (that in each case is outstanding beyond thirty (30) days after the relevant Indebtedness was acquired by the Companies) shall not exceed Twenty Million Dollars ($20,000,000);

(l)            Indebtedness of a Company incurred pursuant to Synthetic Leases;

(m)          Indebtedness of a Company that is owing to any governmental entity, including, without limitation, industrial revenue bonds and grants issued by any governmental entity to such Company;

(n)           other Indebtedness ~~not otherwise permitted pursuant to subparts (a) through (m) or (o) hereof~~ in an aggregate principal amount not to exceed five percent (5%) of Consolidated Total Assets of US Borrower at any time outstanding; and

(o)           other unsecured Indebtedness, including any ~~Permitted~~ Convertible ~~Notes~~Indebtedness, so long as (i) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, (ii) the maturity date (and earliest possible put date) of such Indebtedness is at least thirty (30) days after the Revolving Credit Maturity Date then in effect (except that in the case of any ~~Permitted~~ Convertible Indebtedness, any required redemption or repurchase upon a “fundamental change” (as customarily defined for such ~~Permitted~~ Convertible Indebtedness, but in any event including as a result of any change of control, asset sale, casualty event or de-listing of common stock) or any settlement upon conversion thereof (whether in cash, securities or other property) shall be permitted notwithstanding a possible occurrence prior to the Revolving Credit Maturity Date), (iii) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof (determined based on the financial information received for the fiscal quarter most recently ended prior to the date of incurrence of such Indebtedness for which financial statements have been delivered to the Agent pursuant to Section 5.3(a) or Section 5.3(b), as applicable, and assuming the funding in full of such Indebtedness, but without netting the proceeds thereof) (A) the Companies are in compliance (and in pro forma compliance after giving effect to such Indebtedness) with the provisions of Section 5.7 hereof and (B) following a Qualifying Debt Issuance (including in connection with such Qualifying Debt Issuance), the Net Leverage Ratio does not exceed 4.75 to 1.00, and (iv) if the amount of such Indebtedness is equal to or greater than Twenty Million Dollars ($20,000,000), (A) the maturity date of such Indebtedness ~~is created pursuant to documentation in form and substance reasonably satisfactory to Agent~~shall be at least ninety-one (91) days after the Revolving Credit Maturity Date, (B) such Indebtedness shall not contain additional financial maintenance covenants or financial maintenance covenants that are more restrictive on the US Borrower and its Subsidiaries than those under this Agreement and (C) the other terms and conditions thereof shall reflect then current market terms for such type of financings, as determined by the US Borrower in good faith.

Section 5.9           Liens. No Company shall create, assume or suffer to exist (or enter into a contract that creates a consensual Lien upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

(a)           Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b)           Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen and other similar statutory or common law Liens, incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c)           Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Credit Party;

(d)           any Lien granted to Agent, for the benefit of the Secured Parties;

(e)           the Liens existing on the ~~Fourth~~Sixth Amendment Effective Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;

(f)            purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof; provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

(g)           easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

(h)           any Lien on assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as (i) such Lien was not created at the time of or in contemplation of such Acquisition, (ii) the scope of such Lien is not expanded to cover additional assets beyond the scope of such Lien at the time of such Acquisition and (iii) to the extent such Lien secures Indebtedness, such Indebtedness is permitted pursuant to Section 5.8(k) and such Lien secures only such Indebtedness;

(i)             any Lien on fixed assets owned by a Company to secure Indebtedness permitted pursuant to Section 5.8 hereof, in an aggregate amount, for all of the Companies, not to exceed Twenty-Five Million Dollars ($25,000,000) at any time outstanding;

(j)            any Lien on (i) assets of Percepta and its Subsidiaries securing Indebtedness permitted pursuant to Section 5.8(i) hereof, (ii) assets of a joint venture securing Indebtedness permitted pursuant to Section 5.8(j) hereof and (iii) assets of a Foreign Subsidiary that is not a Credit Party securing Indebtedness permitted pursuant to Section 5.8(d) hereof;

(k)           any U.C.C. Financing Statement filed to provide notice of (i) an Operating Lease entered into in the ordinary course of business, or (ii) a Synthetic Lease permitted under Section 5.8(l) hereof;

(l)            Liens in favor of banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of US Borrower or any of its Subsidiaries on deposit with, or in the possession of, such bank, in each case in the ordinary course of business;

(m)          Liens securing Indebtedness owing to insurance carriers incurred to finance insurance premiums of the US Borrower or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums to be paid for the following three (3) years;

(n)           Liens incurred in connection with any Permitted Factoring Transaction or an accounts receivable factoring facility of a Foreign Subsidiary permitted pursuant to Section 5.8(g); provided that such Liens do not at any time encumber any property other than the accounts receivable (including any supporting obligations related thereto and all proceeds thereof) sold (or otherwise subjected to such transaction) pursuant to any such transaction; and

(o)           ~~any~~other Liens~~, not otherwise permitted pursuant to subparts (a) through (n) hereof,~~ securing amounts not to exceed ~~Two Million Dollars ($2,000,000)~~ in the aggregate at any time outstanding the greater of (i) Thirty Million Dollars ($30,000,000) and (ii) one and one-half percent (1.5%) of Consolidated Total Assets.

Section 5.10          Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the ~~Board of Governors of the Federal Reserve System~~FRB. None of the proceeds of any Loan (or any conversion thereof) or Letter of Credit will be used to purchase or carry margin stock or extend credit to others to purchase or carry margin stock, in each case, in any manner that will violate, or be inconsistent with, the provisions of Regulation T, U or X of ~~such Board of Governors~~the FRB.

Section 5.11          Investments, Loans and Guaranties. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

(i)            investments made in accordance with the Borrower Investment Policy;

(ii)           the holding of each of the Subsidiaries ~~listed on Schedule 6.1 hereto~~in existence as of the ~~Fourth~~Sixth Amendment Effective Date, and the creation, acquisition and holding of, and any investment in, any new Subsidiary after the ~~Fourth~~Sixth Amendment Effective Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

(iii)          any investment in, loan to or guaranty of the Indebtedness of, US Borrower or a Domestic Guarantor of Payment from or by a Company;

(iv)          any investment in, loan to or guaranty of the Indebtedness of, a Foreign Borrower or a Foreign Guarantor of Payment from or by a Foreign Borrower or a Foreign Guarantor of Payment;

(v)           any investment in, loan to, or guaranty of the Indebtedness of, a Foreign Subsidiary so long as the Companies are in compliance (and in pro forma compliance after giving effect to such loan, investment or guaranty) with the provisions of Section 5.7 hereof;

(vi)          any investment in, loan to or guaranty of the Indebtedness of, a joint venture of a Company, so long as the Companies are in compliance (and in pro forma compliance after giving effect to such investment) with the provisions of Section 5.7 hereof;

(vii)         any advance or loan to an officer or employee of a Company, so long as all such advances and loans from all Companies (specifically excluding any advance or loan assumed through an Acquisition) aggregate not more than the principal sum of Five Million Dollars ($5,000,000) at any time outstanding;

(viii)        the holding of any stock that has been acquired pursuant to an Acquisition permitted under Section 5.13 hereof;

(ix)          other investments of, loans from or guaranties by, the Companies after the ~~Fourth~~Sixth Amendment Effective Date in an aggregate amount not to exceed, for all Companies, five percent (5%) of Consolidated Total Assets of US Borrower; provided that client-related performance guaranties shall not be included in the calculation of the foregoing amounts;

(x)           any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;

(xi)          any investment constituting a Restricted Payment permitted under Section 5.15 hereof; or

(xii)         a Guaranty by the U.S. Borrower of a Company’s (other than a Foreign Subsidiary) obligations under a Permitted Factoring Transaction.

Section 5.12           Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets (including pursuant to a statutory division) to any Person ~~other than in the ordinary course of business~~, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(a)           any Domestic Subsidiary may merge with (i) US Borrower (provided that US Borrower shall be the continuing or surviving Person) or (ii) any one or more Domestic Guarantors of Payment (provided that a Domestic Guarantor of Payment shall be the continuing or surviving Person);

(b)           any Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets (including pursuant to a statutory division) to (i) US Borrower or (ii) any Domestic Guarantor of Payment;

(c)           any Domestic Subsidiary (other than a Credit Party) may merge with or sell, lease, transfer or otherwise dispose of any of its assets (including pursuant to a statutory division) to any other Domestic Subsidiary;

(d)           any Foreign Subsidiary may merge or amalgamate with (i) US Borrower, provided that US Borrower shall be the continuing or surviving Person, (ii) any one or more Domestic Guarantors of Payment, provided that a Domestic Guarantor of Payment shall be the continuing or surviving Person, and (iii) any other Foreign Subsidiary, provided that, if such merger or amalgamation includes a Credit Party, a Credit Party shall be the continuing or surviving Person or the surviving Person shall become a Credit Party and assume the obligations of the Credit Party;

(e)           any Foreign Subsidiary (other than a Credit Party) may sell, lease, transfer or otherwise dispose of any assets (including pursuant to a statutory division) that are not equity interests in Credit Parties;

(f)            the Companies may sell all of the equity interests in a Foreign Borrower or Foreign Guarantor of Payment, or dissolve or liquidate a Foreign Borrower or Foreign Guarantor of Payment, so long as (i) all Loans made to or for the benefit of such Foreign Borrower or Foreign Guarantor of Payment, and proceeds received by such Foreign Borrower or Foreign Guarantor of Payment from Loans, are repaid in full prior to the effectiveness of such sale, dissolution or liquidation, and (ii) upon the effectiveness of such sale, dissolution or liquidation, such Foreign Borrower or Foreign Guarantor of Payment ceases to be a Foreign Borrower or Foreign Guarantor of Payment, as applicable, under this Agreement pursuant to documentation reasonably satisfactory to Agent;

(g)           Borrower may sell its corporate headquarters located at 9197 South Peoria Street, Englewood, Colorado 80112-5833;

(h)           a Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company’s business;

(i)            any Company may sell, lease, transfer or otherwise dispose of any assets (including pursuant to a statutory division) to any other Company, so long as such disposition is for fair market value, as determined in good faith by US Borrower;

(j)            any Company may sell, lease, transfer or otherwise dispose of any assets to any Person that is not a Company, so long as (i) such disposition is on an arm’s length basis and is for fair market value, as determined in good faith by US Borrower; (ii) the Companies are in compliance (and in pro forma compliance after giving effect to such disposition) with the provisions of Section 5.7 hereof; provided that the aggregate amount of all such dispositions pursuant to this Section 5.12(j), for all of the Companies, shall not exceed an amount equal to ten percent (10%) of Consolidated Total Assets during the Commitment Period without the prior written consent of Agent;

(k)           with respect to a merger, amalgamation or consolidation, Acquisitions may be effected in accordance with the provisions of Section 5.13 hereof; and

(l)            any Company may sell accounts receivable prior to their stated due dates in connection with a Permitted Factoring Transaction or an accounts receivable facility permitted pursuant to Section 5.8(g).

For the avoidance of doubt, none of (w) the making of any investment permitted pursuant to Section 5.11 or any Restricted Payment permitted pursuant to Section 5.15, (x) the sale of any Permitted Convertible Indebtedness by the US Borrower, (y) the sale of any Permitted Warrant Transaction by the US Borrower nor (z) the performance by the US Borrower of its obligations under any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute a disposition under this Section 5.12.

Section 5.13           Acquisitions. No Company shall effect an Acquisition; provided, however, that a Company may effect an Acquisition so long as:

(a)           in the case of a merger, amalgamation or other combination including a Borrower (other than US Borrower), such Borrower shall be the surviving entity and, if such merger, amalgamation or other combination includes US Borrower, US Borrower shall be the surviving entity;

(b)           in the case of a merger, amalgamation or other combination including a Credit Party (other than a Borrower), a Credit Party shall be the surviving entity;

(c)           the business to be acquired shall be similar or complimentary to the lines of business of the Companies;

(d)           the Companies shall be in full compliance with the Loan Documents both prior to and after giving pro forma effect to such Acquisition;

(e)           no Default or Event of Default shall exist prior to or after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

(f)           such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or by a majority of the Persons whose equity interests are to be acquired;

(g)           the purchase price for any Acquisition by a Foreign Subsidiary that is not a Credit Party, or of a Foreign Subsidiary by a Domestic Subsidiary that is not a Credit Party, shall be solely from (i) the cash-flow of one or more Foreign Subsidiaries, (ii) the proceeds of the Loans made to one or more Foreign Borrowers, or (iii) Indebtedness incurred in accordance with and subject to Section 5.8(h), Section 5.8(n) and/or Section 5.8(o) hereof;

(h)           the purchase price for any Acquisition by a Foreign Borrower or a Foreign Guarantor of Payment shall be from (i) the cash-flow of one or more Foreign Subsidiaries, (ii) the proceeds of the Loans made to one or more Foreign Borrowers, or (iii) Indebtedness incurred in accordance with and subject to Section 5.8(h), Section 5.8(n) and/or Section 5.8(o) hereof;

(i)           with respect to any Acquisition the Consideration for which is in excess of Fifty Million Dollars ($50,000,000), US Borrower shall have provided to Agent and the Lenders, at least ten (10) Business Days following such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of US Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition; provided that, for the purpose of complying with the notice and disclosure requirements set forth in this subsection (i), the amount of Consideration for an Acquisition shall be deemed to be US Borrower’s best estimate of the total Consideration to be paid for such Acquisition in accordance with SEC disclosure and calculation requirements; and

(j)           US Borrower shall have Available Liquidity of no less than Twenty-Five Million Dollars ($25,000,000) after giving effect to such Acquisition.

Section 5.14           Notice. Each Borrower shall cause a Financial Officer of such Borrower to promptly notify Agent ~~and the Lenders~~, in writing whenever:

(a)           a Default or Event of Default has occurred hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Loan Document shall for any reason cease in any material respect to be true and complete;

(b)           a Borrower learns of a litigation or proceeding against such Borrower before a court, administrative agency or arbitrator that, if successful, might have a Material Adverse Effect; and

(c)           a Borrower learns that there has occurred any event, condition or thing that is reasonably likely to have a Material Adverse Effect.

Section 5.15           Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time; provided that, so long as (1) no Default or Event of Default has occurred and is continuing or, after giving pro forma effect to such Restricted Payment, would result therefrom and (2) the Companies are in compliance (and in pro forma compliance after giving effect to such Restricted Payment) with the provisions of Section 5.7 hereof, any Company may make Restricted Payments; provided further that (A) during any period in which ~~US Borrower has requested, and Agent has approved, that the Net~~an Optional Leverage Ratio ~~level be modified~~Increase is in effect pursuant to the terms of Section 5.7 hereof, no Company shall make or commit itself to make any Restricted Payment except (i) ~~upon five (5) Business Day’s~~the US Borrower may declare and pay regular dividends in an amount not to exceed the regular dividend amount most recently paid by the US Borrower prior ~~written notice to Agent,~~ to the ~~extent~~effectiveness of the Optional Leverage Ratio Increase plus an amount not to exceed ten percent (10%) of such dividend amount (or such higher amount as may be approved by the Administrative Agent ~~(which approval shall not be unreasonably withheld~~), subject to the requirements set forth in clauses (1) and (2) above, and (ii) any Company ~~which~~that is a non-Wholly Owned Subsidiary shall be permitted to pay Capital Distributions to the holders of its equity interests, which such payment shall be distributed ratably to such holders, solely to the extent required to be paid pursuant to the Organizational Documents thereof and (B) in no event shall the provisions of this Section 5.15 prohibit any Restricted Payments pursuant to and in accordance with stock option plans and other benefit plans entered into in the ordinary course of business for management or employees of the Companies.

Section 5.16           Environmental Compliance. Each Company shall comply with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. US Borrower shall furnish to Agent and the Lenders, promptly after receipt thereof, a copy of any notice such Company may receive from any Governmental Authority or private Person, or otherwise, that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company that could reasonably be expected to have a Material Adverse Effect. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect. As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. US Borrower (and any Foreign Borrower, as applicable) shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable and documented out-of pocket attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

Section 5.17           Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or an Affiliate, (b) Restricted Payments to the extent permitted under Section 5.15 hereof or (c) investments to the extent permitted under Section 5.11 hereof.

Section 5.18           Use of Proceeds. Borrowers’ use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies (including for capital expenditures and Acquisitions and Capital Distributions permitted hereunder), for the refinancing of existing Indebtedness (including the Existing Credit Agreement) and to pay fees, commissions and expenses in connection with this Agreement and the transactions contemplated hereunder.

Section 5.19           Corporate Names. No Credit Party shall change its corporate name or organizational type to such an extent that any financing statement filed by Agent in connection with this Agreement would become seriously misleading under the U.C.C., unless, in each case, such Credit Party shall provide Agent with at least five (5) Business Days’ (or such shorter time period as agreed to by Agent in its sole discretion) prior written notice thereof. Administrative Borrower shall also provide Agent with written notification within thirty (30) days (or such longer time period as agreed to by Agent in its sole discretion) after (a) any change in the location of the office where any Credit Party’s records pertaining to the Collateral are kept; and (b) any change in any Credit Party’s chief executive office. In the event of any of the foregoing or as a result of any change of applicable law with respect to the taking of security interests, or if determined by Agent to be necessary, Agent is hereby authorized to file new Uniform Commercial Code financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent’s reasonable discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Secured Parties, in the Collateral, based upon such new places of business or names or such change in applicable law, and US Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall promptly reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder.

Section 5.20           Lease Rentals. The Companies may enter into Operating Leases in the ordinary course of business.

Section 5.21           Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a)           Domestic Subsidiary Guaranties and Security Documents. Each Domestic Subsidiary (that is not an Excluded Subsidiary) created, acquired or held subsequent to the Closing Date, shall promptly (and, in any event on or prior to the date that is sixty (60) days after such creation or acquisition thereof, as such time period may be extended by Agent in its sole discretion) execute and deliver to Agent, for the benefit of the Secured Parties, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Secured Obligations and a Security Agreement (or a Security Agreement Joinder), such agreements to be prepared by Agent and in form and substance acceptable to Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by Agent.

(b)           Foreign Subsidiary Guaranties.

(i)           Each Foreign Affiliate of a Foreign Borrower shall, at the discretion of Agent, after consultation with Administrative Borrower, promptly (and, in any event on or prior to the date that is sixty (60) days after such creation or acquisition thereof, as such time period may be extended by Agent in its sole discretion) execute and deliver to Agent, for the benefit of the Secured Parties, a Guaranty of Payment of all of the Secured Obligations of the Foreign Borrowers (to the extent not prohibited by law) if either (A) such Foreign Affiliate directly benefits from the Loans made to such Foreign Borrower (for example, if it receives the proceeds of the Loans made to such Foreign Borrower), or (B) such Foreign Affiliate is logically a part of a transaction or series of transactions related to the Loans made to such Foreign Borrower (for example, if such Foreign Affiliate is a parent entity of such Foreign Borrower or if the proceeds of such Loans are routed through such Foreign Affiliate (through intercompany loans or otherwise) to the ultimate intended beneficiary thereof). Each such Guaranty of Payment shall be prepared by Agent and in form and substance acceptable to Agent. In connection therewith, such Foreign Affiliate shall also deliver to Agent such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by Agent. In exercising such discretion, Agent shall take into consideration, after consultation with Administrative Borrower, (1) the costs and benefits of obtaining a Guaranty of Payment from such Foreign Subsidiary, and (2) any recommendations received from Administrative Borrower regarding which Foreign Affiliates should be required to execute a Guaranty of Payment based on the flow of funds and intended use of the proceeds of the Loans made to a Foreign Borrower.

(ii)          Anything in this subsection (b) to the contrary notwithstanding, Agent may forego the requirement that a Foreign Subsidiary execute a Guaranty of Payment if Agent determines, in its reasonable judgment, after consultation with Administrative Borrower, that the execution and delivery of such Guaranty of Payment under the laws of such foreign jurisdiction (A) is impractical or cost prohibitive in light of the benefits, or (B) will have material adverse tax consequences.

(c)           Pledge of Stock or Other Ownership Interest. With respect to the creation or acquisition of a First-Tier Material Foreign Subsidiary, or any Foreign Subsidiary otherwise becomes a First-Tier Material Foreign Subsidiary, US Borrower or the appropriate Domestic Guarantor of Payment shall, unless such pledge would cause it to incur, directly or indirectly, an unreasonable amount of economic, legal, tax or regulatory harm, as determined by Agent after consultation with US Borrower, (i) execute a Pledge Agreement and, in connection therewith, pledge to Agent (A) sixty-five percent (65%) of the voting shares of capital stock or other voting equity interests of such First-Tier Material Foreign Subsidiary, and (B) one hundred percent (100%) of all non-voting shares of capital stock or other non-voting equity interests of such First-Tier Material Foreign Subsidiary, and (ii) deliver to Agent all of the share certificates, if certificated, or other evidence of equity representing such pledged ownership interests. In the event any voting shares of capital stock or other voting equity interests of any First-Tier Material Foreign Subsidiary have been pledged to Agent pursuant to this clause (c) and such First-Tier Material Foreign Subsidiary, for any reason permitted by this Agreement, ceases to be a First-Tier Material Foreign Subsidiary, at the request and expense of US Borrower, Agent shall terminate such Pledge Agreement and shall deliver to US Borrower any share certificates, if such First-Tier Material Foreign Subsidiary is certificated, or other evidence of equity representing such pledged ownership interests.

(d)           Perfection or Registration of Interest in Foreign Shares. With respect to any foreign shares pledged to Agent, for the benefit of the Secured Parties, on or after the Closing Date, Agent shall at all times, in the discretion of Agent, have the right to perfect, at US Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction; provided that, prior to the First FB Addition Date, Agent shall not perfect its security interests in any shares of a first-tier Foreign Subsidiary that is not a First-Tier Material Foreign Subsidiary. Such perfection may include the requirement that the applicable Company promptly execute and deliver to Agent a separate pledge document (prepared by Agent and in form and substance satisfactory to Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit Agent to exercise any of its rights and remedies in respect thereof. In exercising such discretion, Agent shall take into consideration, after consultation with Administrative Borrower, the costs and benefits of perfecting its security interest in such equity interests in the applicable foreign jurisdiction. In the event any foreign shares are pledged and perfected pursuant to this clause (d), US Borrower may, from time to time, request that the Required Lenders, in their sole discretion, terminate and release, at the expense of US Borrower, such pledge and the security interest perfected thereby.

(e)           Excluded Subsidiary Status. With respect to a Subsidiary that has been classified as an Excluded Subsidiary, at such time that such Subsidiary no longer meets the requirements of an Excluded Subsidiary, Administrative Borrower shall provide to Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents required by this Section 5.21.

Section 5.22           Restrictive Agreements. Borrowers shall not, and shall not permit any of their Subsidiaries to, (a) enter into any contract or agreement that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company or (b) directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (x) make, directly or indirectly, any Capital Distribution to the US Borrower, (y) make, directly or indirectly, loans or advances or capital contributions to the US Borrower or (z) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the US Borrower; except in each case for such encumbrances or restrictions existing under or by reason of:

(i)           this Agreement and the other Loan Documents;

(ii)          applicable law;

(iii)         customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

(iv)         customary restrictions in loan agreements, security agreements, mortgages or other loan documents in respect of secured Indebtedness, or capital leases, of a Company, in each case, solely to the extent such secured Indebtedness is permitted hereunder, to the extent such restrictions shall only restrict the transfer or encumbrance of the property subject to such security agreement, mortgage or lease;

(v)          obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of US Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary;

(vi)         agreements related to the sale of property that limit the transfer of such property pending the consummation of such sale or any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the equity interests or assets of a Subsidiary, in each case to the extent such sale is permitted pursuant to Section 5.12;

(vii)        customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(viii)       customary provisions in joint venture agreements and other similar agreements applicable to joint ventures, including any loan agreements or other agreements relating to Indebtedness of such joint ventures, and applicable only to such joint venture and equity interests therein;

(ix)          solely in the case of clause (b) above, encumbrances or restrictions arising under any unsecured indebtedness that are not more restrictive, taken as a whole, in any material respect than the encumbrances or restrictions under this Agreement, and

(x)           a contract or agreement entered into in connection with (A) the purchase or lease of fixed assets that prohibits Liens and restricts the transfer on such fixed assets, or (B) the incurrence of Indebtedness permitted pursuant to Section 5.8(d), (i) or (j), so long as the applicable restrictions and prohibitions apply only to the obligors under such Indebtedness and their respective subsidiaries.

Section 5.23           Pari Passu Ranking. The Obligations shall, and Borrowers shall take all necessary action reasonably requested by Agent to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with all other senior Indebtedness of each Borrower.

Section 5.24           Guaranty Under Material Indebtedness Agreement. No Company shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

Section 5.25           Amendment of Organizational Documents. Without the prior written consent of Agent, no Credit Party shall amend, modify or change its Organizational Documents in any manner materially adverse to the Lenders.

Section 5.26           Fiscal Year of Borrowers. No Borrower shall change the date of its fiscal year end without the prior written consent of Agent and the Required Lenders. As of the Closing Date, the fiscal year end of each Borrower is December 31 of each year.

Section 5.27           Further Assurances. Borrowers shall, and shall cause each other Credit Party to, promptly upon request by Agent, or the Required Lenders through Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments related to the Collateral as Agent, or the Required Lenders through Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

Section 5.28           Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.

(a)           The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(b)           The Borrowers will (i) promptly upon the reasonable request of Agent or any Lender, provide directly to Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation and (ii) notify Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

(c)           No Borrower will request any Loan or Letter of Credit, and no Borrower shall use, and shall not permit its Subsidiaries and its or their respective directors, officers and employees, or to the knowledge of the Borrowers, their agents to use, the proceeds of any Credit Event, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of any Sanctions applicable to any party to this Agreement, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article VI. REPRESENTATIONS AND WARRANTIES

Section 6.1           Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in any states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the ~~Fourth~~Sixth Amendment Effective Date, each Subsidiary of a Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state (or jurisdiction) of formation, its relationship to a Borrower, including the percentage of each class of stock or other equity interest owned by a Company, the location of its chief executive office and its principal place of business. Except as set forth on Schedule 6.1 hereto, as of the ~~Fourth~~Sixth Amendment Effective Date, each Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries (excluding directors’ qualifying shares and, in the case of Foreign Subsidiaries, other nominal amounts of shares held by a Person other than a Company). No Credit Party nor any Subsidiary is an ~~EEA~~Affected Financial Institution.

Section 6.2           Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

Section 6.3           Compliance with Laws and Contracts.

(a)           Each Company holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority reasonably necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect.

(b)           Each Company is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect.

(c)           No Company is in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that could not reasonably be expected to result in a Material Adverse Effect.

(d)           None of the Companies or their respective Subsidiaries, any of their respective directors, officers, or to the knowledge of the Companies, any of their respective employees or affiliates, or to the knowledge of US Borrower, any agent or representative of the Companies that will act in any capacity in connection with or benefit from the Loans or Letters of Credit, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country in violation of any Sanctions applicable to any party to this Agreement, (iii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons in violation of any Sanctions applicable to any party to this Agreement, (iv) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws or (v) has violated the Patriot Act, except with respect to this clause (v) where such violation could not reasonably be expected to result in a Material Adverse Effect. Each of the Companies, and to the knowledge of the Companies, each director, officer, employee, agent and Affiliate of the Companies, is in compliance with all Sanctions.

(e)           No proceeds of any Loans or Letters of Credit have been used, directly or indirectly, by the Borrowers, any of their respective Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in violation of any Anti-Corruption Laws or any Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or knowingly, indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(f)           Each of the Companies has implemented and maintains in effect policies and procedures designed to ensure compliance by the Companies and their respective directors, officers, employees, and agents with the Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Each of the Companies, and to the knowledge of the Companies, each director, officer, employee, agent and Affiliate of the Companies, is in compliance with the Anti-Corruption Laws and Anti-Money Laundering Laws, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

Section 6.4           Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, in each case other than those that could not reasonably be expected to result in a Material Adverse Effect.

Section 6.5           Title to Assets. Each Company has good title to and ownership of all property it purports to own as is necessary to the conduct of its business, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

Section 6.6           Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is and will be no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind. Agent, for the benefit of the Secured Parties, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against Collateral of the corresponding type as authorized hereunder will have a valid and enforceable first consensual Lien on the Collateral.

Section 6.7           Tax Returns. All federal, state, provincial and all material local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein and with respect to foreign tax returns, except as may be filed beyond the due date without material penalties and except to the extent that the failure to pay such amounts could not reasonably be expected to result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

Section 6.8           Environmental Laws. Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, expect where the failure to be in compliance could reasonably be expected to have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company that could reasonably be expected to have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect. As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9           Locations. As of the ~~Fourth~~Sixth Amendment Effective Date, Schedule 6.9 hereto, sets forth (a) the locations the Companies have places of business or maintain their accounts receivable, (b) the location of each Company’s chief executive office and (c) each location owned by the Companies.

Section 6.10        Continued Business. Except as described in US Borrower’s 10-K, 10-Q or other public filings with the SEC, there exists no actual, pending, or, to each Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, which termination, cancellation or limitation would have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

Section 6.11           Employee Benefits Plans.

(a)           US Employee Benefit Plans. Schedule 6.11 hereto identifies each ERISA Plan as of the ~~Fourth~~Sixth Amendment Effective Date. No ERISA Event that could reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur with respect to an ERISA Plan. No Controlled Group member has failed to make a required installment or other required payment under Section 412(a) of the Code on or before the due date or within a reasonable time after such due date that could reasonably be expected to result in a Material Adverse Effect. No Controlled Group member has failed to make contributions to an ERISA Plan that is a Multiemployer Plan in accordance with the applicable governing documents which is reasonably likely to result in a Material Adverse Effect. No Multiemployer Plan has any accumulated funding deficiency (as defined in Sections 412(a) and 431(a) of the Code) that could reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, with respect to each ERISA Plan (other than a Multiemployer Plan) that is intended to be qualified under Code Section 401(a), (i) the ERISA Plan and any associated trust operationally comply (or as soon as reasonably practicable are corrected to comply) with the applicable requirements of Code Section 401(a); (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (iii) each ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b), subject to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets by an amount that would have a Material Adverse Effect. No Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(b)           Foreign Pension Plan and Benefit Plans. As of the ~~Fourth~~Sixth Amendment Effective Date, Schedule 6.11 hereto lists all Foreign Benefit Plans and Foreign Pension Plans currently maintained or contributed to by US Borrower and any appropriate Foreign Subsidiaries. The Foreign Pension Plans are duly registered under all applicable laws which require registration, except as could not reasonably be expected to result in a Material Adverse Effect. US Borrower and any appropriate Foreign Subsidiaries have complied with and performed all of its obligations under and in respect of the Foreign Pension Plans and Foreign Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) except to the extent as would not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. There are no outstanding actions or suits concerning the assets of the Foreign Pension Plans or the Foreign Benefit Plans that could reasonably be expected to result in a Material Adverse Effect. Each of the Foreign Pension Plans is fully funded on an ongoing basis as required by all laws applicable to such Foreign Pension Plans (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles).

Section 6.12           Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents that has not already been obtained or completed.

Section 6.13           Solvency.

(a)           US Borrower. US Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that US Borrower has incurred to Agent and the Lenders. US Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will US Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. US Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. US Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

(b)           Foreign Borrowers. Each Foreign Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Foreign Borrower has incurred to Agent and the Lenders. The property of each Foreign Borrower is (i) sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations due and accruing due, and (ii) at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Foreign Borrower. No Foreign Borrower has ceased paying its current obligations in the ordinary course of business as they generally become due. No Foreign Borrower is for any reason (and will not by reason of the execution and delivery of the Loan Documents) unable to meet its obligations as they generally become due.

Section 6.14           Financial Statements. The Consolidated financial statements of US Borrower for the fiscal year ended December 31, 2012, and the unaudited Consolidated financial statements of US Borrower for the fiscal quarter ended March 31, 2013, furnished to Agent and the Lenders, are true and complete in all material respects, to the best knowledge of the Companies, have been prepared in accordance with GAAP, except for the absence of footnotes and subject to year-end adjustments consistent with past practice, and fairly present in all material respects the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or any change in any Company’s accounting procedures.

Section 6.15           Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the ~~Board of Governors of the Federal Reserve System of the United States of America~~FRB). None of the proceeds of any Loan (or any conversion thereof) or Letter of Credit will be used to purchase or carry margin stock or extend credit to others to purchase or carry margin stock, in each case, in any manner that will violate, or be inconsistent with, the provisions of Regulation T, U or X of ~~such Board of Governors~~the FRB.

Section 6.16           Material Agreements. Except as disclosed on Schedule 6.16 hereto, as of the ~~Fourth~~Sixth Amendment Effective Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subsections (a) through (g), the breach or termination of which could reasonably be expected to have a Material Adverse Effect.

Section 6.17           Intellectual Property. Each Company owns, or has the right to use, all of the material patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others that could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

Section 6.18           Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and in accordance with sound business practices. Schedule 6.18 hereto sets forth all insurance carried by the Companies on the ~~Fourth~~Sixth Amendment Effective Date, setting forth in detail the amount and type of such insurance.

Section 6.19           Deposit and Securities Accounts. US Borrower has provided to Agent a list of all banks, other financial institutions and Securities Intermediaries at which US Borrower and any Domestic Guarantor of Payment maintain Deposit Accounts or Securities Accounts as of the Closing Date, which list correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20           Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents (other than any projections, forecasts, other forward-looking information, budgets, estimates and information of a general economic or industry specific nature) concerning the Companies, taken together as a whole (including any supplements and updates thereto theretofore delivered) with all other information made available (taken in combination with the information contained in US Borrower’s filings with the SEC), when furnished, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates provided thereto). There is no known fact that any Company has not disclosed to Agent and the Lenders that has or is more than likely to have a Material Adverse Effect. As of the ~~Fourth~~Sixth Amendment Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

Section 6.21           Investment Company; Other Restrictions. No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.22           Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

Article VII. EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”) hereunder:

Section 7.1           Payments. If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within five Business Days thereafter, or (b) the principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable.

Section 7.2           Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13 or 5.15 hereof.

Section 7.3           Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Loan Document that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to Administrative Borrower by Agent or the Required Lenders that the specified Default is to be remedied.

Section 7.4           Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement, any other Loan Document or any other material information furnished by any Company to Agent or the Lenders, or any thereof, shall be false or erroneous in any material respect.

Section 7.5           Cross Default. If any Company shall default (a) in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or (b) in the performance or observance of any other provision, term or condition contained in any Material Indebtedness Agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity (other than (x) any event that permits holders of any Permitted Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Permitted Convertible Indebtedness, in either case, into common stock of the US Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower), cash or a combination thereof).

Section 7.6           ERISA Default. The occurrence of one or more ERISA Events that the Required Lenders determine could reasonably be expected to have a Material Adverse Effect.

Section 7.7           Change in Control. If any Change in Control shall occur.

Section 7.8           Judgments. There is entered against any Company:

(a)           a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after the date on which the right to appeal has expired; provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies shall exceed Twenty Million Dollars ($20,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider); or

(b)           any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or (ii) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 7.9              Security. If any Lien granted in this Agreement or any other Loan Document in favor of Agent, for the benefit of the Secured Parties, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement with respect to any material amount of Collateral and Borrowers have (or the appropriate Credit Party has) failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral (as determined by Agent, in its reasonable discretion) and Borrowers have (or the appropriate Credit Party has) failed to promptly execute appropriate documents to correct such matters.

Section 7.10            Validity of Loan Documents. If (a) any material provision, in the reasonable opinion of Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby.

Section 7.11            Insolvency Events. If any Credit Party shall:

(a)             generally not pay its debts as such debts become due;

(b)             make a general assignment for the benefit of creditors;

(c)             apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee, liquidator, agent or other similar official of all or a substantial part of its assets or of such Credit Party;

(d)             be adjudicated a debtor or insolvent or have entered against it an order for relief under any Debtor Relief Laws, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be;

(e)             file a voluntary petition under the Bankruptcy Code or seek relief under any other Debtor Relief Laws in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition;

(f)              have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten (10) days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case;

(g)             file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Debtor Relief Law, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any proceeding under any Debtor Relief Law;

(h)             suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Credit Party;

(i)              have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Credit Party; or

(j)              have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

Article VIII. REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere:

Section 8.1               Optional Defaults. If any Event of Default referred to in Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur, Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to Borrowers to:

(a)             terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Fronting Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b)             accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower.

Section 8.2               Automatic Defaults. If any Event of Default referred to in Section 7.11 hereof shall occur:

(a)             all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

(b)             the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

Section 8.3               Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 8.1 or 8.2 hereof, Borrowers shall immediately deposit with Agent, as security for the obligations of Borrowers and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender) to or for the credit or account of US Borrower or any Domestic Guarantor of Payment, as security for the obligations of the appropriate Borrower and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

Section 8.4               Offsets.

(a)             If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Obligations is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by US Borrower or a Domestic Guarantor of Payment to such Lender, or any Foreign Borrower or Foreign Guarantor of Payment with respect to Obligations of a Foreign Borrower (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 8.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of US Borrower or a Domestic Guarantor of Payment, or any Foreign Borrower or Foreign Guarantor of Payment with respect to such deposit balances and indebtedness of a Foreign Borrower or Foreign Guarantor of Payment, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

(b)             Notwithstanding anything in this Agreement to the contrary, if a Lender acts as a Securities Intermediary or a depository institution for a Credit Party, and the applicable Securities Accounts or Deposit Accounts of such Credit Party with such Lender (or an affiliate of a Lender) are not subject to a Control Agreement, then such Lender agrees that such accounts are subject to the Lien of Agent (to the extent granted pursuant to the Security Documents) and it will not set off against or appropriate toward the payment of, any Indebtedness owing to such Lender that does not constitute Obligations (other than Customary Setoffs with respect to such Deposit Accounts or Securities Accounts).

Section 8.5               Equalization Provisions. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Obligations (except as to Swing Loans and Letters of Credit prior to Agent’s giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that:

(a)             if it at any time shall receive any payment for or on behalf of any Borrower on any Indebtedness owing by any Borrower (or through any Guarantor of Payment) pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise); or

(b)             if any Lender (or affiliate of a Lender) (i) maintains Deposit Accounts or Securities Account of any Borrower or any Domestic Subsidiary, and (ii) exercises a right of offset or takes other action against such Deposit Accounts or Securities Accounts;

then such Lender will apply all such payments (other than Customary Setoffs with respect to the Deposit Accounts or Securities Accounts referenced in subpart (b) above) first to any and all Obligations owing by Borrowers to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 8.5 or any other section of this Agreement), and to the extent not prohibited by law, to the remainder of the Obligations (and the Secured Obligations in accordance with Section 8.6 hereof). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 8.5, or exercising rights under this provision, may exercise all of its rights of payment (including the right of set-off) with respect to such participation or otherwise as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 8.6              Other Remedies. The remedies in this Article VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article VIII and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 8.7              Application of Proceeds.

(a)             Payments Prior to Exercise of Remedies. Prior to the exercise by Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, ~~as follows:(i)~~ with respect to payments received in connection with the Revolving Credit Commitment, to the Revolving Lenders; ~~and~~

~~(ii)       with respect to payments received in connection with the Term Loan, to the Term Loan Lenders;~~provided that Agent shall have the right at all times to apply any payment received from US Borrower first to the payment of all obligations (to the extent not paid by Borrowers) incurred by Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses.

(b)             Payments Subsequent to Exercise of Remedies. After the exercise by Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

(i)             with respect to:

(A)            payments from assets of Companies organized in the United States (or a state thereof), (1) first, to the Obligations (and Secured Obligations if such payments are from proceeds of Collateral) of US Borrower, and (2) second, to the Obligations (and Secured Obligations if such payments are from proceeds of Collateral) of any other Borrowers, in each case applied in accordance with the Waterfall;

(B)             payments from assets of Companies that are not organized in the United States (or a state thereof), to the Obligations (and Secured Obligations if such payments are from proceeds of Collateral) of the Foreign Borrowers, applied in accordance with the Waterfall; and

(C)             any other payments, in accordance with the Waterfall; and

(ii)             in accordance with the following priority (the “Waterfall”):

(A)             first, to the extent incurred in connection with obligations payable by a specific Borrower, to the payment of all obligations (to the extent not paid by Borrowers) incurred by Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses;

(B)             second, to the extent incurred in connection with the obligations payable by a specific Borrower, to the payment pro rata of (1) interest then accrued and payable on the outstanding Loans, (2) any fees then accrued and payable to Agent, and (3) any fees then accrued and payable to the Fronting Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure;

(C)             third, for payment of (1) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subsection (C), (2) the Indebtedness under any Secured Hedge Agreement, such amount to be based upon the net termination obligation of Borrowers under such Secured Hedge Agreement, and (3) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (1), (2) and (3) of this subsection (C); and

(D)             finally, any remaining surplus after all of the Secured Obligations have been paid in full, to Administrative Borrower for distribution to the appropriate Borrowers, or to whomsoever shall be lawfully entitled thereto.

Article IX. THE AGENT

The Lenders authorize Wells Fargo and Wells Fargo hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

Section 9.1              Appointment and Authorization. Each Lender hereby irrevocably appoints Wells Fargo as Agent hereunder and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, to execute Additional Foreign Borrower Assumption Agreements on behalf of the Lenders, and to execute various Security Documents pertaining to the Foreign Borrower and Foreign Guarantors of Payment on behalf of the Lenders. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Borrowers or any other Company, or the financial condition of Borrowers or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.2              Note Holders. Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) until written notice of transfer shall have been filed with Agent, signed by such payee and in form satisfactory to Agent.

Section 9.3              Consultation With Counsel. Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

Section 9.4              Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 9.5              Agent and Affiliates. Wells Fargo and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though Wells Fargo were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to other Lenders. With respect to Loans and Letters of Credit (if any), Wells Fargo and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Wells Fargo were not Agent, and the terms “Lender” and “Lenders” include Wells Fargo and its affiliates, to the extent applicable, in their individual capacities.

Section 9.6              Knowledge or Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent has received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 9.7              Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 9.8              Release of Collateral or Guarantor of Payment. In the event of a merger, sale of assets or other transaction permitted pursuant to Section 5.12 hereof or otherwise permitted pursuant to this Agreement, and so long as there is no Default or Event of Default existing, Agent, at the request and expense of US Borrower, is hereby authorized by the Lenders to (a) release such Collateral from this Agreement or any other Loan Document, (b) release a Guarantor of Payment or Foreign Borrower in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral as is then (or has been) so transferred or released and as may be in possession of Agent and has not theretofore been released pursuant to this Agreement. In the case of any sale, transfer or disposal of any property constituting Collateral in a Permitted Factoring Transaction, the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any person and each Lender hereby authorizes Agent to enter into such Lien releases and intercreditor arrangements in connection with any Permitted Factoring Transaction as it deems reasonably necessary or appropriate.

Section 9.9              Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

Section 9.10            Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.10. The undertaking in this Section 9.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of Agent.

Section 9.11          Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Administrative Borrower and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Administrative Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent’s notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. If no successor agent has accepted appointment as Agent by the date that is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement. After any retiring Agent’s resignation as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

Section 9.12             Fronting Lender. The Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Fronting Lender and the documents associated therewith. The Fronting Lender shall have all of the benefits and immunities (a) provided to Agent in this Article IX with respect to any acts taken or omissions suffered by the Fronting Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent”, as used in this Article IX, included the Fronting Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Fronting Lender.

Section 9.13            Swing Line Lender. The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans. The Swing Line Lender shall have all of the benefits and immunities (a) provided to Agent in this Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Agent”, as used in this Article IX, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 9.14            Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.15            No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with Borrowers, their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 9.16             Other Agents. Agent shall have the continuing right from time to time to designate one or more Lenders (or its or their affiliates) as “syndication agent”, “co-syndication agent”, “documentation agent”, “co-documentation agent”, “book runner”, “lead arranger”, “arrangers” or other designations for purposes hereof, but (a) any such designation shall have no substantive effect, and (b) any such Lender and its affiliates shall have no additional powers, duties, responsibilities or liabilities as a result thereof.

Section 9.17             Erroneous Payments.

(a)             Each Lender, each Fronting Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Fronting Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Fronting Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.17(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)             Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c)             In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Overnight Rate.

(d)             In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.10 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)             Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 9.17 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)              Each party’s obligations under this Section 9.17 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)             Nothing in this Section 9.17 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Article X. GUARANTY

Section 10.1            The Guaranty. US Borrower hereby guarantees to Agent, for the benefit of the Secured Parties, as a primary obligor and not as a surety, the prompt payment of the Secured Obligations owing by each other Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. US Borrower hereby further agrees that, if any of the Secured Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), US Borrower will promptly pay the same, without any demand or notice whatsoever, and that, in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Section 10.2            Obligations Unconditional. The obligations of US Borrower under Section 10.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.2 that the obligations of US Borrower hereunder, as a Guarantor, shall be absolute and unconditional under any and all circumstances. US Borrower agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Borrower or any other Guarantor of Payment for amounts paid under this Article X until such time as the Secured Obligations have been irrevocably paid in full (other than (i) contingent obligations which by their terms survive the termination of this Agreement and (ii) Secured Hedge Obligations or obligations and liabilities under Bank Product Agreements, in each case as to which arrangements satisfactory to the applicable Secured Party shall have been made). Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of US Borrower as a Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)             at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(b)             any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)             the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, Agent, for the benefit of the Secured Parties, as security for any of the Secured Obligations shall fail to attach or be perfected; or

(e)             any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, US Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

Section 10.3            Reinstatement. The obligations of US Borrower under this Article X shall be automatically reinstated if and to the extent that, for any reason, any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Laws or otherwise, and US Borrower agrees that it will indemnify Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Laws.

Section 10.4          Certain Additional Waivers. US Borrower agrees that US Borrower shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 10.2 hereof and through the exercise of rights of contribution pursuant to Section 11.6 hereof.

Section 10.5            Remedies. US Borrower agrees that, to the fullest extent permitted by law, as between US Borrower, on the one hand, and Agent, on behalf of the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.1 or 8.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in such Sections 8.1 and 8.2) for purposes of Section 10.1 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by US Borrower for purposes of Section 10.1 hereof.

Section 10.6            Guarantee of Payment; Continuing Guarantee. The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations owing by each other Borrower, whenever arising.

Section 10.7            Payments. All payments by US Borrower under this Article X shall be made in Dollars, and free and clear of any Taxes.

Article XI. MISCELLANEOUS

Section 11.1            Lenders’ Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

Section 11.2            No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3             Amendments, Waivers and Consents.

(a)             General Rule. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)             Exceptions to the General Rule. Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i)              Specific Consent Requirements: No amendment, waiver or consent shall:

(A)            increase the Commitment of any Lender hereunder or the amount of any Loans of any Lender, in any case, without such Lender’s written consent;

(B)             waive, extend or postpone the maturity of any Loan, the payment date of interest or scheduled principal hereunder, or the payment date of commitment fees payable hereunder, in any case without the written consent of each Lender directly and adversely affected thereby;

(C)             reduce the stated rate of interest on any Loan (provided that the waiver of the Default Rate shall not constitute a decrease in interest rate pursuant to this Section 11.3), or the amount of interest or scheduled principal due on any Loan, or reduce the stated rate of commitment fees payable hereunder or change the manner of pro rata application of any payments made by Borrowers to the Lenders hereunder, in each case, without the written consent of each Lender directly and adversely affected thereby,

(D)             change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, in each case, without the consent of each Lender directly and adversely affected thereby;

(E)             release the US Borrower or any Domestic Guarantor of Payment or all or substantially all of the value of the Collateral securing the Secured Obligations, except in connection with a transaction specifically permitted hereunder, in each case, without the written consent of each Lender; ~~or~~

(F)             amend this Section 11.3 or Section 8.5 or 8.7, in each case, without the written consent of each Lender directly and adversely affected thereby; or

(G)             (1) release or subordinate all or substantially all of the Collateral or release or subordinate any Security Document (or any Lien created thereby) which would have the effect of releasing all or substantially all of the Collateral in any transaction or series of transactions or (2) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or obligations, without the written consent of each Lender.

(ii)             Provisions Relating to Special Rights and Duties. No provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(iii)            Incremental Term Loans. The Loan Documents may be amended by Agent and US Borrower only to effect Incremental Term Loans and Incremental Term Loan Commitments pursuant Section 2.9(b) hereof; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

(iv)            Benchmark Replacement ~~Rate~~. Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as Agent reasonably deems appropriate in order to implement any Benchmark Replacement ~~Rate~~ or otherwise effectuate the terms of Section 3.5(c) in accordance with the terms of Section 3.5(c).

(c)             Replacement of Non-Consenting Lender. Non-Consenting Lenders may be replaced pursuant to the terms of Section 3.4(b) hereof.

(d)             Generally. Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders. Each Lender or other holder of a Note (or if there is no Note, the holder of the interest as reflected on the books and records of Agent) (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4             Notices.

(a)             Notices Generally. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement (together with a courtesy copy thereof to US Borrower’s general counsel, mailed or delivered to TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112-5833, Attention: General Counsel or at such other address as shall be designated by US Borrower in a written notice to each of the other parties), if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when hand delivered, delivered by overnight courier or five Business Days after being deposited in the mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt (if received during a Business Day, otherwise the following Business Day). All notices hereunder shall not be effective until received. For purposes of Article II hereof, Agent shall be entitled to rely on telephonic instructions from any person that Agent in good faith believes is an Authorized Officer and US Borrower shall hold Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Whenever any notice or other deliverable (other than payments, the timing of which shall be governed by Section 2.6(e) hereof) to be made hereunder shall be stated to be due on a day that is not a Business Day, such notice or other deliverable shall be due on the next Business Day.

(b)            Electronic Communications. Notices and other communications to the Lenders and the Fronting Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender or Fronting Lender pursuant to Article II if such Lender or the Fronting Lender, as applicable, has notified Agent that is incapable of receiving notices under such Article by electronic communication. Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 11.5            Costs, Expenses and Documentary Taxes. US Borrower agrees to pay within thirty (30) days of its receipt of an invoice (together with reasonable and customary supporting documentation) therefor, all reasonable costs and expenses of Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to reasonable and documented out-of-pocket attorneys’ fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents (and with respect to the ~~Fourth~~Sixth Amendment, subject to the limitations set forth in the Fee Letter) and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder and (b) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. US Borrower, and any appropriate Foreign Borrower, also agrees to pay on demand all reasonable costs and expenses (including Related Expenses) of Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Loan Document. In addition, US Borrower and any appropriate Foreign Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees, other than those liabilities resulting from the gross negligence or willful misconduct of Agent, or, with respect to amounts owing to a Lender, such Lender, in each case as determined by a court of competent jurisdiction. All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6            Indemnification. US Borrower, and each Foreign Borrower to the extent relating to the Loans and other credit extensions to such Foreign Borrower, agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) (each, an “indemnified person”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the reasonable fees, disbursements and other charges of counsel, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees and expenses of one counsel, representing all of the indemnified persons, taken as a whole, and, if reasonably necessary, of a single local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such indemnified persons, taken as whole, and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected indemnified person) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any indemnified person in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified person shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no indemnified person shall have the right to be indemnified under this Section 11.6 for any cost, expense or liability (a) to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such indemnified person or any of such indemnified person’s controlled or controlling affiliates or any or its or their agents or representatives, (b) arising from a material breach of such indemnified person’s (or any of its affiliates, agents or representatives) obligations under the Loan Documents (as determined in a final, non-appealable judgment by a court of competent jurisdiction) pursuant to a claim brought by US Borrower, or (c) arising from any claim, actions, suits, inquiries, litigation, investigation or proceeding that is brought by an indemnified person against any other indemnified person (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding (x) against Agent or any indemnified person in their role as “administrative agent”, “lead arranger”, “bookrunner” or other similar role under the Loan Documents or (y) arising out of any act or omission on the part of US Borrower or any of its Subsidiaries or Affiliates). All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

Section 11.7          Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrowers and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

Section 11.8          Counterparts; Integration; Effectiveness; Electronic Execution ~~in Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement~~.

(a)            Counterparts; Integration; Effectiveness This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, any Issuing Lender, the Swingline Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Agent has agreed to accept such Electronic Signature from any party hereto, the Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 11.9           Binding Effect; Borrowers’ Assignment. This Agreement shall become effective when it shall have been executed by each Borrower, Agent and each Lender and thereafter shall be binding upon and inure to the benefit of each Borrower, Agent and each of the Lenders and their respective successors and permitted assigns, except that no Borrower nor any other Credit Party shall have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein without the prior written consent of Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an assignee in accordance with the provisions of Section 11.10(a), (b) by way of participation in accordance with the provisions of Section 11.10(c) or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.10(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.10(c) and, to the extent expressly contemplated hereby, any of affiliates, directors, officers, attorneys or employees of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 11.10         Lender Assignments; Participations.

(a)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any credit facility hereunder (including the Revolving Credit Commitments and any Loans), any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and/or the Loans at the time owing to it (in each case with respect to any credit facility hereunder) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (a)(i)(B) of this Section 11.10 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in paragraph (a)(i)(A) of this Section 11.10, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of Agent and, so long as no Event of Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Administrative Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through Agent) unless such consent is expressly refused by the Administrative Borrower prior to such tenth (10th) Business Day;

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned;

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (a)(i)(B) of this Section 11.10 and, in addition:

(A)          the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within ten (10) Business Days after having received notice thereof;

(B)           the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)           the consents of the Fronting Lenders and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Commitments.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire (in form and substance satisfactory to Agent).

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of Subsidiaries or Affiliates of any Borrower or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent, the Fronting Lenders, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Agent pursuant to paragraph (c) of this Section 11.10, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.3, 3.5, 11.5 and 11.6 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 11.10 (other than a purported assignment to a natural Person or a Borrower or any of a Borrower’s Subsidiaries or Affiliates, which shall be null and void.)

(b)           Register. Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment Agreement and each Additional Lender Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(c)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or Agent, sell participations to any Person (other than a natural Person, (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), or the a Borrower or any of a Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, Agent, the Fronting Lenders, the Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.6 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.3(b)(i)(A), (B) or (C) hereof that directly and adversely affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.3 hereof (subject to the requirements and limitations therein, including the requirements under Section 3.2(g) (it being understood that the documentation required under Section 3.2(g) hereof shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 11.10; provided that such Participant (A) agrees to be subject to the provisions of Section 3.4 hereof as if it were an assignee under paragraph (a) of this Section 11.10; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.2 hereof, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Administrative Borrower’s request and the Borrowers’ expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.4(b) hereof with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.4 hereof as though it were a Lender; provided that such Participant agrees to be subject to Section 8.5 hereof as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.11        Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act or any other Anti-Money Laundering Laws, such Lender and Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act or other Anti-Money Laundering Laws. Each Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Agent or a Lender in order to assist Agent or such Lender in maintaining compliance with the Patriot Act and other Anti-Money Laundering Laws.

Section 11.12        Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.13        Investment Purpose. Each of the Lenders represents and warrants to Borrowers that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.14        Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 11.15         Limitations on Liability of the Fronting Lender. Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither the Fronting Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Fronting Lender, and the Fronting Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Fronting Lender’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Fronting Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.16        General Limitation of Liability. No claim may be made by any Credit Party, any Lender, Agent, the Fronting Lender or any other Person against Agent, the Fronting Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and Borrowers, each Lender, Agent and the Fronting Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor; provided that nothing in this Section 11.16 shall limit the indemnity and reimbursement obligations set forth in Section 11.6 hereof to the extent that such special, consequential or punitive damages are included in any claim by a third party unaffiliated with any indemnified person with respect to which the applicable indemnified person is entitled to indemnification under Section 11.6 hereof.

Section 11.17         No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrowers, any other Companies, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.18        Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.19        Judgment Currency.

(a)           This in an international transaction in which the obligations of the Credit Parties under this Agreement to make payment to or for account of Agent or the Lenders in a specified currency (“Original Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (“Judgment Currency”) except to the extent that such tender or recovery results in the effective receipt by Agent or such Lender of the full amount in Original Currency payable to Agent or such Lender under this Agreement.

(b)           If Agent, on behalf of the Lenders, or any other holder of the Obligations (the “Applicable Creditor”), obtains a judgment or judgments against any Credit Party in respect of any sum adjudged to be due to Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) in a Judgment Currency other than the Original Currency, the obligations of such Credit Party in connection with such judgment shall be discharged only to the extent that (i) on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, such Applicable Creditor, in accordance with the normal banking procedures in the relevant jurisdiction, can purchase the Original Currency with the Judgment Currency, and (ii) if the amount of Original Currency so purchased is less than the amount of Original Currency that could have been purchased with the Judgment Amount on the date or dates the Judgment Currency was originally due and owing to Agent or the Lenders hereunder (the “Loss”), such Credit Party or US Borrower, as a separate obligation and notwithstanding any such judgment, indemnifies Agent or such Lender, as the case may be, against such Loss. US Borrower hereby agrees to such indemnification. For purposes of determining the equivalent in one currency of another currency as provided in this Section 11.19, such amount shall include any premium and costs payable in connection with the conversion into or from any currency. The obligations of the Credit Parties contained in this Section 11.19 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 11.20         Governing Law; Submission to Jurisdiction.

(a)            Governing Law. This Agreement, each of the Notes and any Loan Document (except as otherwise set forth in any Loan Document executed by a Foreign Subsidiary) shall be governed by and construed in accordance with the laws of the State of New York and the respective rights and obligations of Borrowers, Agent, and the Lenders shall be governed by New York law, without regard to principles of conflicts of laws.

(b)           Submission to Jurisdiction. Each Borrower hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any Loan Document (except as otherwise set forth in any Loan Document executed by a Foreign Subsidiary), and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.21        JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Section 11.22        Confidentiality. Each of Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with Agent’s, the Fronting Lender’s or any Lender’s regulatory compliance policy if Agent, the Fronting Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against Agent, the Fronting Lender or such Lender, as applicable, or any of its Related Parties (in which case, Agent, the Fronting Lender or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the US Borrower, in advance, to the extent practicable and otherwise permitted by applicable law), (c) as to the extent required by applicable law or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent or any Lender on a non-confidential basis from a source other than the Borrowers that is not, to the knowledge of the Agent or any Lender, subject to contractual or fiduciary confidentiality obligations owing to any Borrower or its Subsidiaries, (i) to the extent that such information is independently developed by such Person, or (j) for purposes of establishing a “due diligence” defense. For the purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary thereof relating to any Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers or any Subsidiary thereof from a source other than the Borrowers or any Subsidiary thereof that is not, to the knowledge of Agent, or any Lender, subject to contractual or fiduciary confidentiality obligations owing to any Borrower or its Subsidiaries and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.23       Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the lenders or the administrative agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of Borrowers outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such loans, together with any Loans funded on the Closing Date, reflect the respective Revolving Credit Commitment of the Lenders hereunder.

Section 11.24       Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down~~Write-Down and ~~conversion powers of an EEA~~Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)           the effects of any Bail-~~in~~In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the ~~write-down~~Write-Down and ~~conversion powers of any EEA~~Conversion Powers of the applicable Resolution Authority.

Section 11.25         Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that none of Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.26        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 11.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(c)            “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages intentionally omitted]

SCHEDULE 1

COMMITMENTS OF LENDERS

Lender	Revolving Amount	Commitment Percentage
Wells Fargo Bank, National Association	$265,000,000.00	17.6666666667%
Bank of America, N.A.	$265,000,000.00	17.6666666667%
PNC Bank, National Association	$240,000,000.00	16.0000000000%
U.S. Bank National Association	$240,000,000.00	16.0000000000%
Bank of the West	$165,000,000.00	11.0000000000%
KeyBank National Association	$145,000,000.00	9.6666666667%
Citibank, N.A.	$70,000,000.00	4.6666666667%
HSBC Bank USA, National Association	$50,000,000.00	3.3333333333%
The Northern Trust Company	$35,000,000.00	2.3333333333%
Commerce Bank	$25,000,000.00	1.6666666667%
Total	$1,500,000,000.00	100.000000000%

SCHEDULE 2

FOREIGN BORROWERS

None

SCHEDULE 3

GUARANTORS OF PAYMENT

Domestic Guarantors of Payment:

TTEC Services Corporation

TTEC Government Solutions, LLC

Teletech South America Holdings, LLC

TTEC Digital, LLC

TTEC Healthcare Solutions, Inc.

Motif, Inc.

Avtex Solutions, LLC

Avtex Solutions Holdings, LLC

Foreign Guarantors of Payment:

None

SCHEDULE 5.8

INDEBTEDNESS

See attached.

SCHEDULE 5.9

LIENS

CREDIT PARTY	Secured Party	Jurisdiction	File Date	File Type	File/Case/Book/ Page #	Collateral
TTEC Holdings, Inc. and Teletech Holdings, Inc.	Cisco Systems Capital Corporation	DE-SOS	12/9/2008 12/02/2013 04/04/2018 12/03/2018	UCC CONT AMDT CONT	84080071 34727567 82280663 88359776	Equipment

TTEC Holdings, Inc.	Bank of the West	DE-SOS	4/2/2020	UCC	20202405498

All of Debtor's/Seller's right, title and interest under each of the Purchased Receivables and the proceeds thereof purchased under the Uncommitted Receivables Purchase Agreement dated as of March 5, 2019 among Debtor/Seller, as seller and any other seller party thereto and Secured Party/Purchaser, as purchaser

TTEC Services Corporation	Bank of the West	CO-SOS	3/6/2019 3/29/2019	UCC AMDT	20192018649 20192026336

All of Debtor's/Seller's right, title and interest under each of the Purchased Receivables and the proceeds thereof purchased under the Uncommitted Receivables Purchase Agreement dated as of March 5, 2019 among Debtor/Seller, as seller and any other seller party thereto, TTEC Holdings, Inc. and Secured Party/Purchaser, as purchaser

CREDIT PARTY	Secured Party	Jurisdiction	File Date	File Type	File/Case/Book/ Page #	Collateral
TTEC Digital, LLC	Bank of the West	CO-SOS	3/6/2019 3/29/2019	UCC AMDT	20192018656 20192026349

All of Debtor's/Seller's right, title and interest under each of the Purchased Receivables and the proceeds thereof purchased under the Uncommitted Receivables Purchase Agreement dated as of March 5, 2019 among Debtor/Seller, as seller and any other seller party thereto, TTEC Holdings, Inc. and Secured Party/Purchaser, as purchaser

TTEC Healthcare Solutions, Inc.	Bank of the West	DE-SOS	3/6/2019 3/29/2019	UCC AMDT	20191573273 20192186885

All of Debtor's/Seller's right, title and interest under each of the Purchased Receivables and the proceeds thereof purchased under the Uncommitted Receivables Purchase Agreement dated as of March 5, 2019 among Debtor/Seller, as seller and any other seller party thereto, TTEC Holdings, Inc. and Secured Party/Purchaser, as purchaser

SCHEDULE 6.1

CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATIONS

See attached.

SCHEDULE 6.4

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

(As of 10/31/2021)

None

SCHEDULE 6.9

LOCATIONS

See attached.

SCHEDULE 6.11

EMPLOYEE BENEFITS PLANS

See attached.

SCHEDULE 6.16

MATERIAL AGREEMENTS

As of 10/31/2021

None

SCHEDULE 6.18

INSURANCE

See attached.